Exhibit 10.24

INVESTORS AGREEMENT

among

JANUS HOLDINGS LUXEMBOURG S.À R.L.

and

THE INVESTORS NAMED HEREIN

dated as of

July 1, 2013

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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INVESTORS AGREEMENT

This Investors Agreement (this “Agreement”), dated as of July 1, 2013, is entered into among Janus Holdings Luxembourg S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, not yet registered with the Luxembourg Trade and Companies Register (the “Company”), Encore Europe Holdings S.À R.L., a private limited company (société á responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, not yet registered with the Luxembourg Trade and Companies Register (“Encore Europe”), JCF III Europe S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 161027 and having a share capital of EUR 8,501,530 (“JCF III”), each other Person who after the date hereof acquires Company Securities and becomes a party to this Agreement by executing a Joinder Agreement (such Persons, collectively with the Initial Investors, the “Investors”), for the purposes of Sections 3.03, 5.01(b), 5.03 and Article IX, JCF III Europe Holdings LP, (registered in the Cayman Islands under number WK-48187) whose registered office is at 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the “JCF Fund”) and for the purposes of Sections 2.05, 5.01(b), 5.01(c), 5.03, 6.03 and Article IX, Encore Capital Group, Inc., a Delaware Corporation (“Encore Parent”).

RECITALS

WHEREAS, JCF III is party to that certain Subscription Agreement, dated as of April 13, 2013 (as amended by way of an amendment agreement dated May 15, 2013) (the “Subscription Agreement”), by and among JCF III, Carat Manager Nominee Limited, and certain persons set forth in Schedule 1 and Schedule 2 thereto, pursuant to which JCF III agreed to, among other things, incorporate Cabot Holdings S.Á.R.L. (“Holdings”) for the purpose of indirectly acquiring the entire issued and outstanding share capital of Cabot Credit Management Limited (the “Target”);

WHEREAS, pursuant to the Subscription Agreement, on May 15, 2013, JCF III subscribed for 6,983,260 A Shares, Bridge PECs with a face value of £45,000,000 and A PECs with a face value of £193,073,176 of Holdings (as each such phrase is defined in the Subscription Agreement and, collectively, the “Securities”) as contemplated therein, with such Securities representing a majority of the economic and voting interests in Holdings;

WHEREAS, pursuant to an Acquisition Agreement, dated as of April 13, 2013 (the “Acquisition Agreement”), by and among Calcium Holdings S.á.r.l., the Management Sellers (as defined therein), Cabot (Group Holdings) Limited (formerly Carat UK Bidco Limited), an indirect wholly owned Subsidiary of Holdings (“Bidco”) and certain other individuals party thereto, Bidco agreed to purchase all of the issued and outstanding share capital of the Target (the “Acquisition”);

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WHEREAS, on or around the date of this Agreement, JCF III, Encore Europe, the Company, the Initial Managers (as defined therein) and Holdings (amongst others) have entered into an amended and restated investment agreement in the form attached hereto as Exhibit A (the “Investment Agreement”), pursuant to which the parties thereto agreed to regulate the position between the holders of Securities;

WHEREAS, pursuant to the Acquisition Agreement, on May 15, 2013, Bidco purchased all of the issued share capital of Target;

WHEREAS, the Company Securities will be issued immediately prior the closing of the Securities Purchase Agreement (as defined below), in exchange for the contribution and transfer by JCF III to the Company of all of JCF III’s Securities, with the exception of 100 A Shares of Holdings retained by JCF III;

WHEREAS, pursuant that certain Securities Purchase Agreement, dated as of May 29, 2013, by and between the Encore Parent and JCF III (the “Securities Purchase Agreement”), Encore Europe purchased from JCF III 50.1% of all of the issued and outstanding Company Securities and 100 A Shares of Holdings;

WHEREAS, as of the date hereof, the Encore Investor owns 50.1% of the Company Securities (including all the issued and outstanding E Shares and E PECs) and the JCF Investor owns 49.9% of the Company Securities (including all of the J Shares and J PECs); and

WHEREAS, the Initial Investors and the other parties hereto deem it in their best interests and in the best interests of the Company to set forth in this Agreement their respective rights and obligations in connection with their investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Article I.

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person; provided that no Investor shall be deemed to be an Affiliate of any other Investor or any of its Subsidiaries solely by reason of any investment in the Company; provided, further, that notwithstanding the foregoing, with respect to the JCF Investor, its Affiliates shall not include any of its or its Affiliates’ “portfolio company” (as such term is customarily used among institutional investors). For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

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“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles” means the consolidated articles of association of the Company as of June 20, 2013 and as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

“Board(s)” means, individually and collectively, the Company Board, the Holdings Board, the Bidco Board and any other Board of any of the Company’s Subsidiaries.

“Bridge PEC Conversion Provisions” means the provisions of Section 3.11 of this Agreement and the Bridge PEC Instrument requiring conversion of the Bridge PECs into E Shares, J Shares, E PECs and J PECs.

“Bridge PECs” means the E Bridge PECs and the J Bridge PECs.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Luxembourg or the City of London are authorized or required to close.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) a merger, arrangement, scheme, consolidation or similar transaction involving the Company, in any case, that results in more than 50% of the Company Securities (or the voting securities of any resulting company after the merger) being held by Persons (or a “group” (within the meaning of Section 13(d)(3) of the Exchange Act)) other than the Initial Investors or any of their respective Affiliates, (b) any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Company Securities or (c) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries (if any), on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the E Shares and the J Shares and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the preamble. As of the date hereof, the Company constitutes the “Investor Majority” as defined in the Investment Agreement.

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“Company Securities” means the Common Stock and PECs.

“Competitor” means a business or entity which is primarily engaged in the Target Business in the Territory.

“Competitor Portfolio” means a debt portfolio primarily consisting of non-performing or semi-performing consumer credit loans, in which greater than 20% of the debtors are located in the Territory.

“Corporate Opportunity” means an investment or business opportunity or prospective economic advantage in which the Company may, subject to the provisions of Section 5.03(b), have an interest or expectancy.

“Directors(s)” means, individually and collectively, the Company Directors, the Holdings Directors, the Bidco Directors and any other directors of any of the Company’s Subsidiaries.

“E Shares” means the E Shares, split into differing series referred to in and having the rights attaching to them in the Articles.

“Encore Investor” means, collectively, the Initial Encore Investor and any Permitted Transferee thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Excluded Securities” means any Common Stock or other equity securities issued in connection with: (a) any acquisition by the Company of the stock, assets, properties or business of any Person; (b) any merger, consolidation or other business combination involving the Company; (c) the commencement of any Initial Public Offering or any transaction or series of related transactions involving a Change of Control; or (d) a stock split, stock dividend or any similar recapitalization to the extent such securities are issued on a proportionate basis to all holders of the class of affected securities; provided that, in each case described in clauses (a) through (d), the transaction referred to therein and the issuance of Common Stock or other equity securities in connection therewith was approved in accordance with the terms of this Agreement and was subject to, and received, approval by, the JCF Investor pursuant to Section 2.03.

“Fiscal Year” means for financial accounting purposes, January 1 to December 31.

“Fourth Anniversary” means July 1, 2017.

“GAAP” means generally accepted accounting practices in the United Kingdom in effect from time to time.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Initial Encore Investor” means Encore Europe or, in the event Encore Europe transfers all of its Company Securities to a Permitted Transferee, such Permitted Transferee

“Initial Investors” means, collectively, the Initial Encore Investor and the Initial JCF Investor.

“Initial JCF Investor” means JCF III or, in the event JCF III transfers all of its Company Securities to a Permitted Transferee, such Permitted Transferee

“Initial Public Offering” means any offering whereby securities of the Company (or shares of common stock of any Subsidiary of the Company) becomes listed or admitted to trading on any national or internationally recognized investment exchange set forth on Schedule 1 or any other exchange reasonably acceptable to the JCF Investor and the Encore Investor.

“J Shares” means the J Shares, split into differing series referred to in and having the rights attaching to them in the Articles.

“JCF Investor” means, collectively, the Initial JCF Investor and all Permitted Transferees thereof.

“JCF Investor Approval” means with respect to any matter that must be approved by a Company Board or the Bidco Board, the approval or consent of the JCF Investor.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit B attached hereto.

“Lien” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Organizational Documents” means the Articles.

“PECs” means the E Bridge preferred equity certificates, the J Bridge preferred equity certificates, E preferred equity certificates and J preferred equity certificates constituted by the PEC Instruments and issued by the Company and references to “E Bridge PECs”, “J Bridge PECs”, “E PECs” and “J PECs” shall be construed accordingly;

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“PEC Instruments” means the preferred equity certificate instruments constituting the PECs entered into by the Company on date of this Agreement, and references to “E Bridge PEC Instrument”,, “J Bridge PEC Instrument”, “E PEC Instrument” and “J PEC Instrument” shall be construed accordingly;

“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, lenders and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Sixth Anniversary” means July 1, 2019.

“Subsidiary” means with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Target Business” means the purchasing of non-performing and semi-performing consumer debt.

“Territory” means the United Kingdom and the Republic of Ireland.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Company Securities or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Company Securities.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any equity interest owned by a Person or any interest (including a beneficial interest) in any equity interest owned by a Person.

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Other Terms. The following terms, as used in this Agreement, have the respective meanings set forth in the following Sections of this Agreement:

Term	Section
Acquisition	Recitals
Acquisition Agreement	Recitals
Agreement	Preamble
Ancillary Proceedings	9.12(a)
Arbitration Information	9.12(b)
Bidco	Recitals
Bidco Board	2.01(b)
Bidco Director	2.01(b)
Company Board	2.01(a)
Company Director	2.01(a)
Company Realisation	3.13
Default Exercise Notice	3.03(b)
Default [***]	3.03(a)
Default [***]	3.03(a)
Disclosing Party	9.12(c)
Drag-along Notice	3.05(a)
Drag-along Sale	3.05(a)
Dragged Securities	3.05(a)
Encore Bidco Director	2.01(b)
Encore Change of Control	3.09
Encore Entity Director	2.01(a)
Encore IPO ROFR	3.06
Encore [***]	3.05(b)
Encore Europe Encore Parent	Preamble Preamble
Entity Board	2.01(a)
Entity Director	2.01(a)
Error of Law	9.12(b)
Exercise Notice	3.02(a)(ii)
Exercise Period	4.01(c)
Exercising Investor	4.01(d)
Holdings	Recitals
Holdings Board	2.01(a)
Holdings Director	2.01(a)
Holdings IPO	3.04(a)
Holdings Sale	3.04(a)
Holdings Sale Process Price	3.05(a)
ICC	9.12(a)
ICC Rules	9.12(a)
Information	5.04(b)
Initial Investors	Preamble
Initial Offer	3.02(a)
Investment Agreement	Recitals

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Investors	Preamble
IPO Price	3.06
Issuance Notice	4.01(b)
JCF Bidco Director	2.01(b)
JCF Entity Director	2.01(a)
JCF III JCF Fund	Preamble Preamble
Luxembourg Directors	2.01(a)
New Securities	4.01(a)
Non-Compete Obligations	5.01(b)
Non-Exercising Investor	4.01(d)
Non-Solicit Obligations	5.01(c)
Offer Notice	3.02(a)
Offered Shares	3.02(a)
[***] Notice	3.05(b)
Over-allotment Exercise Period	4.01(d)
Over-allotment New Securities	4.01(d)
Over-allotment Notice	4.01(d)
Pre-emptive Pro Rata Portion	4.01(c)
Redemption Period	3.11(a)
Restricted Opportunity	5.03(a)
[***] Notice Period	3.05(d)
[***] Shares	3.05(b)
Sale Process	3.04(a)
Securities	Recitals
Securities Purchase Agreement	Recitals
Subscription Agreement	Recitals
Target	Recitals
Target Acquisition	5.01(a)
Tax Matters Partner	2.08(b)
Tax Proceeding	2.08(b)
Triggering Party	3.04(a)
Waived [***] Transfer Period	3.05(e)

Terms used in the Investment Agreement. The following terms, as used in this Agreement, have the respective meanings set forth in the Investment Agreement:

(a)	C Shareholders

(b)	Deemed Realisation

(c)	Minority Shareholders

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d)	Ratchet Provisions

(e)	Realisation

(f)	Relevant Investorco Transfer

ARTICLE II

MANAGEMENT AND OPERATION OF THE COMPANY; CAPITALIZATION

Section 2.01 Boards.

(a) The Company and Holdings.

(i) The Investors agree that the business and affairs of each of the Company and Holdings shall each be managed through their respective Boards (the board of the Company, the “Company Board”, and the board of Holdings, the “Holdings Board” and, each of the Company Board and the Holdings Board, an “Entity Board”), whose composition for each of the Company and Holdings shall consist of five members (each director of the Company, a “Company Director”, each director of Holdings, a “Holdings Director” and, each Company Director and Holdings Director, an “Entity Director”). The Entity Directors shall be elected to each of the respective Entity Boards in accordance with the following procedures:

(A)	The Encore Investor shall have the right to designate one Director, who shall initially be Greg Call (the “Encore Entity Director”);

(B)	The JCF Investor shall have the right to designate one Director, who shall initially be Todd Freebern (the “JCF Entity Director”)

(C)	The Encore Investor shall have to designate three residents of Luxembourg as Directors, who shall initially be Jens Hoellermann, Simon Barnes, and Ian Kent (the “Luxembourg Directors”); and

The Encore Investor shall have the right to designate one of the Encore Entity Director or the Luxembourg Directors as Chairman of the Entity Board, subject to the JCF Investor’s approval.

(ii) Each Investor shall vote all shares of Common Stock over which such Investor has voting control, and shall cause the Company to vote the voting securities of Holdings over which the Company has control, and shall take all other necessary or desirable actions within such Investor’s control and shall use its best efforts to cause its Board designees to take all action within their control (including, in each case, in its, his or her capacity as equityholder, director, member of a Board committee or officer of the Company, Holdings or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting) to elect to an Entity Board any individual designated by an Initial Investor pursuant to Section 2.01(a)(i).

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(iii) Each Initial Investor shall have the right at any time to remove (with or without cause) any Entity Director designated by such Initial Investor for election to an Entity Board and each other Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control and shall use its best efforts to cause its Board designees to take all action within their control (including, in each case, in its, his or her capacity as equityholder, director, member of a Board committee or officer of the Company, Holdings or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting) to remove from an Entity Board any individual designated by such Initial Investor that such Initial Investor desires to remove pursuant to this Section 2.01. Except as provided in the preceding sentence, unless an Initial Investor shall otherwise consent in writing, no other Investor shall take any action to cause the removal of any Entity Directors designated by an Initial Investor.

(iv) In the event a vacancy is created on an Entity Board at any time and for any reason (whether as a result of death, disability, retirement, resignation or removal pursuant to Section 2.01(a)(iii)), the Initial Investor who designated such individual shall have the right to designate a different individual to replace such Entity Director and each other Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control and shall use best efforts to cause its Board designees to take all actions within their control (including in its, his or her capacity as equityholder, director, member of a Board committee or officer of the Company, Holdings or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting, and including any actions to call a special meeting to fill any such vacancy as soon as practicable) to elect to an Entity Board any individual designated by such Initial Investor.

(v) Each Entity Board shall have the right to establish any committee of Entity Directors as such Entity Board shall deem appropriate from time to time. Subject to this Agreement, the Organizational Documents and Applicable Law, committees of the Entity Boards shall have the rights, powers and privileges granted to such committee by such Entity Board from time to time, provided, however, that any action requiring approval of a particular number of Entity Board members or investors of the Company or Holdco, as the case may be, shall not be taken by such committee without such consent. Subject to the foregoing, any delegation of authority to a committee of Entity Directors to take any action must be approved in the same manner as would be required for such Entity Board to approve such action directly. Any committee of Entity Directors shall be composed of the same proportion of Encore Entity Directors (including, for purposes of calculating such proportion, the number of Luxembourg Directors Encore is entitled to appoint to such Entity Board) and JCF Entity Directors as the Initial Investors shall then be entitled to appoint to such Entity Board pursuant to this Section 2.01; provided, that for so long as the JCF Investor has the right to designate an Entity Director to an Entity Board, any committee composed of Entity Directors shall consist of at least one JCF Entity Director (and the Investors shall take all actions within their control, and shall use best efforts to cause their Board designees to take all actions within their control, in each case, in their capacity as equityholder, director, member of a Board committee or officer of the Company, Holdings or otherwise, and whether at a regular or special meeting of the

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Investors or by written consent in lieu of a meeting, and including any actions to call a special meeting to fill any vacancy as soon as practicable, in order to ensure such committee composition referred to in this proviso is maintained at all times).

(b) Bidco.

(i) The Investors agree that the business and affairs of Bidco shall be managed through a Board (the “Bidco Board”) consisting of 10 members (each, a “Bidco Director”). The Bidco Directors shall be elected to the Bidco Board in accordance with the following procedures:

(A)	The CEO of Target shall be appointed as a Bidco Director at all times in accordance with the Investment Agreement.

(B)	The Encore Investor shall have the right to designate five Bidco Directors (the “Encore Bidco Directors”), who shall consist of:

1.	The CEO of the Encore Investor; and

2.	4 other Encore Bidco Directors designated by the Encore Investor, who shall initially be Steve Mound, Chris Ross-Roberts, Paul Grinberg and Will Mesdag.

(C)	The JCF Investor shall have the right to designate two Bidco Directors, who shall initially be Tim Hanford and John Oros (the “JCF Bidco Directors”).

(D)	The Encore Investor shall have the right to designate one additional Bidco Director who shall be Chairman of the Bidco Board, subject to the JCF Investor’s approval, who shall initially be George Lund.

(E)	The Investors shall together designate one independent Bidco Director. This seat shall initially be empty and the Investors will use their commercially reasonable efforts to designate the independent Bidco Director as soon as possible after the date of this Agreement.

(F)	Glen Crawford shall be a non-voting observer to be present at all meetings of the Bidco Board (such non-voting observer to be notified of any meetings of the Bidco Board in the same manner as the other Bidco Directors), whose continuing rights as a non-voting observer shall be determined by the Bidco Board.

(ii) Each Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control (including in its capacity as equityholder, director, member of a Board committee or officer of Bidco or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting) to elect to the Bidco Board each individual designated by an Initial Investor pursuant to Section 2.01(b)(i).

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(iii) Each Initial Investor shall have the right at any time to remove (with or without cause) any Bidco Director designated by such Initial Investor for election to the Bidco Board (other than with respect to the Chairman, whose removal is subject to the consent of the JCF Investor) and each other Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control and shall use best efforts to cause its Board designees to take all actions within their control (including, in each case, in its, his or her capacity as equityholder, director, member of a Board committee or officer of Bidco or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting) to remove from the Bidco Board any individual designated by such Initial Investor that such Initial Investor desires to remove pursuant to this Section 2.01. Except as provided in the preceding sentence, unless an Initial Investor shall otherwise consent in writing, no other Investor shall take any action to cause the removal of any Bidco Directors designated by an Initial Investor.

(iv) In the event a vacancy is created on the Bidco Board at any time and for any reason (whether as a result of death, disability, retirement, resignation or removal pursuant to Section 2.01(b)(iii)), the Initial Investor who designated such individual shall have the right to designate a different individual to replace such Bidco Director and each other Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control and shall use best efforts to cause its Board designees to take such actions within their control (including, in each case, in its, his or her capacity as equityholder, director, member of a Board committee or officer of Bidco or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting, and including any actions to call a special meeting to fill any such vacancy as soon as practicable) to elect to the Bidco Board any individual designated by such Initial Investor.

(v) The Bidco Board shall have the right to establish any committee of Bidco Directors as the Bidco Board shall deem appropriate from time to time. Subject to this Agreement, the Organizational Documents and Applicable Law, committees of the Bidco Board shall have the rights, powers and privileges granted to such committee by the Bidco Board from time to time, provided, however, that any action requiring approval of a particular number of Entity Board members or investors of the Company or Holdco, as the case may be, shall not be taken by such committee without such consent. Subject to the foregoing, any delegation of authority to a committee of Bidco Directors to take any action must be approved in the same manner as would be required for the Bidco Board to approve such action directly. Any committee of Bidco Directors shall be composed of the same proportion of Encore Bidco Directors and JCF Bidco Directors as the Initial Investors shall then be entitled to appoint to the Bidco Board pursuant to this Section 2.01; provided, that for so long as the JCF Investor has the right to designate a Bidco Director to the Bidco Board, any committee composed of Bidco Directors shall consist of at least one JCF Bidco Director, including the Audit Committee and the Remuneration and Nomination Committee of Bidco (and the Investors shall take all actions within their

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control, and shall use best efforts to cause their Board designees to take all actions within their control, in each case, in their capacity as equityholder, director, member of a Board committee or officer of Bidco or otherwise, and whether at a regular or special meeting or by written consent in lieu of a meeting, and including any actions to call a special meeting to fill any vacancy as soon as practicable, in order to ensure such committee composition referred to in this proviso is maintained at all times). The provisions of this Section 2.01(b)(v) are subject to the provisions of the Investment Agreement relating to the Audit Committee and Remuneration and Nomination Committee (as each such phrase is defined in the Investment Agreement) and, in the event of any inconsistency or conflict between the provisions of this Section 2.01(b)(v) and the Investment Agreement, the provisions of the Investment Agreement shall prevail.

(c) Organizational Documents. Each Investor shall vote all shares of Common Stock over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control (including in its capacity as equityholder, director, member of a Board committee or officer of any Subsidiary of the Company or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting) to amend or modify the Organizational Documents of the Company, or any of its Subsidiaries, in order to effect the provisions of this Article II.

Section 2.02 Meetings of the Board(s).

(a) The Bidco Board will meet no less than six times a year at such times and in such places as the Bidco Board shall designate from time to time. In addition to the regular meetings contemplated by the foregoing sentence, special meetings of the Bidco Board may be called by the Chairman or any Initial Investor on no less than five Business Days’ prior written notice of the time, place and agenda of the meeting. The business to be conducted at a special meeting shall be limited to the matters specified in the notice thereof. The Company Board and the Holdings Board will meet from time to time as determined by their respective Boards, on the same terms as set forth in this Section 2.02 for the Bidco Board. Notice of a special meeting may be waived in writing by any director.

(b) The Bidco Directors may participate in any meeting of the Bidco Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Bidco Director’s presence in person at the meeting.

(c) The presence of a majority of Bidco Directors then in office shall constitute a quorum of the Bidco Board; provided, that the Chairman and at least one JCF Bidco Director is present at such meeting. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors. If no JCF Bidco Director is present for three consecutive meetings, then the presence, in person or by proxy, of a majority of Bidco Directors, including the Independent Director, shall constitute a quorum for the next meeting. The presence of a majority of Entity Directors then in office shall constitute a quorum of an Entity Board; provided, that at least one Luxembourg Director, the JCF Entity Director and the Encore Entity Director is present at such meeting. If a quorum is not achieved at any duly called meeting, such

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meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors. If no JCF Entity Director or Encore Entity Director is present for three consecutive meetings, then the presence, in person or by proxy, of a majority of Entity Directors, shall constitute a quorum for the next meeting.

(d) Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Bidco Board or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Bidco Board or committee.

(e) The Company shall pay, or cause its applicable Subsidiary to pay, all expenses (including travel and related expenses) incurred by each of its directors in connection with: (i) attending the meetings of its board and all committees thereof and (ii) conducting any other business requested by the Company or such Subsidiary, as the case may be. Unless otherwise agreed upon in writing by the Investors, the Company shall only pay a reasonable board fee to the Independent Director for his or her service on the Bidco Board, with such fee to be determined by the Bidco Board.

Section 2.03 Consent Rights.

(a) In addition to any vote or consent of the Board of the Company or any of its Subsidiaries, as the case may be, or the Investors of the Company or any such Subsidiary required by Applicable Law, without JCF Investor Approval the Company and its Subsidiaries shall not, and shall not enter into any commitment to:

(i) so long as the JCF Investor continues to hold a voting interest of at least 13.28% of the outstanding Company Securities:

(A)	alter any of the terms, designations, powers, preferences or other rights of the holders of the shares of the Company or its Subsidiaries;

(B)	pay any dividends or other distributions on a non-pro rata basis by the Company or Holdings;

(C)	create, issue or sell any class of shares of the Company or any of its Subsidiaries (except for securities issued in exchange for E Bridge PECs or J Bridge PECs pursuant to Section 3.11);

(D)	issue any security or convertible instruments of any Subsidiary of the Company other than to the Company;

(E)	amend any of the Company’s or Holdings’ Articles or other governing documents of the Company or its Subsidiaries (including the Investment Agreement);

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(F)	enter into any related party transactions involving the Company or any of its Subsidiaries (including (i) any arrangements regarding allocation of profit or loss among affiliated companies and (ii) any agreement between the Company and any Subsidiary, on the one hand, and any Investor or any of its Affiliates, on the other hand); or approve any transfer pricing in excess of £100,000 in any one instance or £500,000 in any one Fiscal Year; or

(G)	dispose of any equity securities of Holdings or any of its Subsidiaries; or exercise any of the Company’s rights pursuant to the Investment Agreement in respect of a Realisation or Flotation or any of its Drag-Along rights pursuant to paragraph 5 of Schedule 4 of the Investment Agreement (such terms not defined herein as defined in the Investment Agreement).

(ii) so long as the JCF Investor continues to hold a voting interest of at least 26.56% of the outstanding Company Securities:

(A)	amend the size of the Company Board or the Board of any of its Subsidiaries;

(B)	redeem or repay any shares of any class of the Company or any of its Subsidiaries (except as required by the terms of the Investment Agreement);

(C)	appoint or remove the CFO of Target;

(D)	remove any of the directors appointed by JCF Investor at the Company or any of its Subsidiaries;

(E)	dissolve, wind-up or liquidate the Company or any material Subsidiary of the Company or initiate a bankruptcy proceeding involving the Company or any material Subsidiary of the Company;

(F)	make or approve any material change or substantial deviations of the activities of the Company and its Subsidiaries to the extent such activities constitute activities other than the conduct of the Target Business in the Territory;

(G)	merge the Company or any of its Subsidiaries with a third party, sell the assets of the Company or any of its Subsidiaries to a third party, initiate or consummate an Initial Public Offering of the Company or any of its Subsidiaries or make a public offering and sale of Company Securities or any other securities, or consummate any transaction that would result in a Change of Control of the Company; or

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(H)	(i) on behalf of Holdings or any other Subsidiary, approve any amendment of any provisions of the Subscription Agreement, the Acquisition Agreement, the Investment Agreement or any other Transaction Documents (as defined in the Investment Agreement and the Acquisition Agreement); or (ii) in its capacity as an Investor under the Investment Agreement, approve any of the actions set forth in item 10, 15, 17, 25 or 27 of Schedule 3 of the Investment Agreement.

(b) Unless otherwise required through the participation in the Bidco Board or any committee of the Bidco Board, the Company Board will be consulted and approval of the Company Board will be required to approve (i) all decisions requiring consent pursuant to Clause 10.1 and Schedule 3 of the Investment Agreement and (ii) all decisions requiring JCF Investor Consent pursuant to this Agreement.

(c) The JCF Investor shall have the right to have a representative present at any investment committee and/or pricing committee meeting of Holdings or any of its Subsidiaries relating to the purchase of any individual portfolio of semi-performing or non-performing consumer debt with a purchase price in excess of £10 million.

(d) Except for the matters set forth in Section 2.03(a), which shall also require approval in accordance with such Section, any decision requiring the vote or consent of the Board of the Company shall require the approval of, at a minimum, the consent of the Encore Entity Director and at least one Luxembourg Director.

Section 2.04 Subsidiaries. To the extent that the Board of any Subsidiary of the Company fails to enforce any of the JCF Investor’s rights set forth in this Article II, the JCF Investor shall have the right to require that the Boards of such Subsidiaries of the Company be comprised of the same composition as the Bidco Board.

Section 2.05 Separate Management. Subject to the oversight of the Bidco Board, and subject to any agreements that may be entered into between Bidco or any of its Subsidiaries and Encore Parent or any of its other Subsidiaries in accordance with the provisions of this Agreement, management of the Company and Bidco and their Subsidiaries shall manage and operate the business of the Company and Bidco and their Subsidiaries (including the Target) separately from Encore Parent and its other Subsidiaries. Furthermore, from the closing of the Securities Purchase Agreement, the Encore Investor shall ensure that the Company does not become a restricted subsidiary under any credit facility or agreement of the Encore Parent or any of its Subsidiaries. Without limiting the foregoing, and in furtherance thereof, from the closing of the Securities Purchase Agreement, each Investor shall not, and shall cause its Affiliates not to enter into, enter into any written agreement, arrangement or contract, without the approval of (x) the Bidco Board in the case of an agreement, arrangement or contract entered into by the Encore Investor or its Affiliates or (y) the Encore Investor in the case of a contract, agreement or arrangement entered into by the JCF Investor or its Affiliates, that in either clause (x) or (y), will (i) prohibit or materially restrict the ability of the Company or any of its Subsidiaries to conduct business in the European Union or compete with any third party in the European Union, (ii) require (A) the referral by the Company or any of its Subsidiaries of any business or (B) the

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Company or any of its Subsidiaries to make available investment or business opportunities or products or services on a priority, equal or exclusive basis, or (iii) affirmatively obligates the Company or any of its Subsidiaries in any material respect. Without limiting the foregoing, each Investor agrees to use commercially reasonable efforts to inform the Company prior to entering into any written agreement, arrangement or contract that will affirmatively obligate the Company or any of its Subsidiaries in any respect, whether or not material, and to reasonably cooperate with the management of the Company to address any concerns the Company may have in connection with such.

Section 2.06 Rights of Company Securities. The Company will treat the holders of the E Shares and J Shares on a pari passu basis with regards to all payments of dividend and/or redemption monies and/or by way of return of capital or assets in respect thereof pro rata to the number of E Shares and J Shares held by the holders thereof respectively without discrimination, save as expressly provided herein (including the Ratchet Provisions) and in the Company’s Articles.

Section 2.07 Investment Agreement. The Company undertakes to comply with, and the Investors undertake to procure (to the extent that they are able) that the Company complies with, the Company’s obligations under the Investment Agreement.

Section 2.08 Tax Matters.

(a) The Company shall not incur any income that is effectively connected with the conduct of a trade or business in the United States for purposes of any provision of the Code.

(b) The Initial Encore Investor shall be designated on the Company’s annual Federal information tax return and shall have full power and responsibility as the “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”).

(i) Notwithstanding Section 2.08(b), the JCF Investor shall be a “notice partner” (within the meaning of Section 6231(a)(8) of the Code), and the Tax Matters Partner shall furnish to the Internal Revenue Service such information as is necessary for any such JCF Investor to be a notice partner.

(ii) Within fifteen (15) Business Days after the receipt thereof, the Tax Matters Partner shall provide the JCF Investor with copies of all notices, reports, demands, or other written communications received by the Company or any of its Subsidiaries or the Tax Matters Partner from, or sent by the Company or any of its Subsidiaries or the Tax Matters Partner to, any Governmental Authority in connection with any material audit, examination, or judicial or administrative proceeding with respect to taxes imposed by any jurisdiction (any such material audit, examination, or judicial or administrative proceeding, a “Tax Proceeding”). The Tax Matters Partner shall keep the JCF Investor informed, on a timely basis, the material aspects of any Tax Proceeding and, in addition, shall consult with the JCF Investor regarding the material aspects of any Tax Proceeding, and shall not settle any such Tax Proceeding without the prior written consent of the JCF Investor (such consent not to be unreasonably withheld).

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(iii) Notwithstanding anything to the contrary in this Section 2.8, the Tax Matters Partner shall not make any decision or determination or take any action (including making or revoking any material tax election of the Company or any of its Subsidiaries, filing any tax return or amendment thereto of the Company or any of its Subsidiaries, finalizing any Schedule K-1 for any JCF Investor, making any decisions to be made by the Tax Matters Partner, including settling or compromising any tax liability of the Company, and making decisions relating to allocations for tax purposes that are not specifically provided for in this Agreement) without the consent of the JCF Investor, except to the extent required by applicable law.

(c) The Company shall not make any election to be treated as a corporation for U.S. federal income tax purposes without the consent of the JCF Investor.

(d) Upon the request of the JCF Investor, the Company (and shall cause any applicable Subsidiary to) make an election under Section 754 of the Code.

ARTICLE III

TRANSFER OF INTERESTS

Section 3.01 General Restrictions on Transfer.

(a) Except as permitted pursuant to Section 3.01(b) or in accordance with the procedures described in Section 3.02, Section 3.03, Section 3.04, Section 3.05 or Section 3.06, each Investor agrees that such Investor will not, directly or indirectly, voluntarily or involuntarily Transfer any of its Company Securities.

(b) The provisions of Section 3.01(a), Section 3.02, Section 3.03, Section 3.04, Section 3.05 or Section 3.06 shall not apply to any of the following Transfers by any Investor of any of its Company Securities:

(i) to a Permitted Transferee; or

(ii) pursuant to a merger, consolidation or other business combination of the Company with a Third Party Purchaser that has been approved in compliance with Section 2.03(a)(ii)(G).

(c) The Company shall make appropriate notation on its books, and any certificate representing the Securities of the Company shall bear, a legend substantially in the following form:

“THE SECURITIES TO WHICH REFERENCE IS MADE IN THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS AGREEMENT (A COPY OF WHICH IS HELD AT THE REGISTERED OFFICE OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS AGREEMENT AND PURSUANT TO APPLICABLE LAW. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH INVESTORS AGREEMENT.”

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(d) Prior notice shall be given to the Company by the transferor of any Transfer (whether or not to a Permitted Transferee) of any Company Securities. Prior to consummation of any Transfer by any Investor of any of its Company Securities (other than any Transfers pursuant to Section 3.02, Section 3.03, Section 3.04, Section 3.05 or Section 3.06), such party shall cause the transferee thereof to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Investor of any of its Company Securities, in accordance with the terms of this Agreement, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

(e) Any Transfer or attempted Transfer of any Company Securities in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue to be treated) as the owner of such Company Securities for all purposes of this Agreement.

Section 3.02 Initial Offer.

(a) Initial Offer.

(i) At any time during the period beginning on the [***] and ending on (and including) the [***], the JCF Investor may offer to sell all (but not less than all) of its Company Securities and all (but not less than all) of the securities of Holdings held by the JCF Fund or any of its Subsidiaries to the Encore Investor (collectively, the “Offered Shares”), by delivering to the Encore Investor a written notice (the “Offer Notice”) stating the JCF Investor’s desire to effectuate such sale. The Offer Notice shall state the aggregate purchase price for which the Offered Shares are being offered (the “Initial Offer”). The Offer Notice shall constitute the JCF Investor’s offer to Transfer the Offered Shares to the Encore Investor.

(ii) Upon receipt of the Offer Notice, the Encore Investor shall have [***] to exercise its rights pursuant to this Section 3.02, by delivering a written notice (the “Exercise Notice”) to the JCF Investor stating its intention to purchase all (but not less than all) of the Offered Shares. If Encore fails to deliver the Exercise Notice it shall be deemed to have elected not to purchase the Offered Shares.

(iii) In the event that the Encore Investor delivers an Exercise Notice in the timeframe referenced above, the Encore Investor shall be entitled to pay to the JCF Investor up to [***]% of the total consideration in common stock of the Encore Parent. If the Encore Investor elects to pay a portion of the total consideration with shares of

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common stock of the Encore Parent, the per share price shall be valued based on the lower of (A) the per share price, rounded to two decimal points, of shares of the Encore Parent on the NASDAQ Stock Market (as reported on Bloomberg) for the last full trading day prior to the closing of the sale and (B) the average per share price, rounded to two decimal points, of shares of the Encore Parent on the NASDAQ Stock Market (as reported on Bloomberg) for the period of the 20 consecutive trading days ending on the penultimate full trading day prior to the closing of the sale, in each case less a discount of 5% to reflect customary private placement discounts. In addition, the JCF Investor shall receive customary registration rights with respect to such shares of common stock of the Encore Parent, including the right to require the Encore Parent to effect and maintain a shelf registration statement to permit the sale of all of such shares in accordance with applicable securities laws pursuant to sale methods elected from time to time by the JCF Investor.

(b) Encore Request Right. After the [***], if the JCF Investor has not made an Initial Offer then the Encore Investor may deliver a written notice to the JCF Investor requesting that such an Initial Offer be made. The JCF Investor shall then have [***] from the receipt of such request notice to make an Initial Offer in accordance with the terms and conditions of Section 3.02(a).

(c) Subject to Section 3.07(b), each Investor shall take all actions, including causing the Company and its Subsidiaries to take all actions, as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.02, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

Section 3.03 Encore [***].

(a) [***]

(b) [***]

(c) [***]

(d) Subject to Section 3.07(b), each Investor shall take all actions, including causing the Company and its Subsidiaries to take all actions, as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.03, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

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Section 3.04 Sale Process; IPO.

(a) Following [***] an Initial Offer [***] the JCF Investor shall have the option to [***] trigger a sale process for either (i) a sale of all of the issued securities in the capital of Holdings (which may be a broadly marketed sale process) that the Company has the authority to cause to be sold to a Third Party Purchaser (a “Holdings Sale”) or (ii) an IPO of Holdings or any of its Subsidiaries (the “Holdings IPO,” and together with the Holdings Sale, the “Sale Process”). [***] The “Triggering Party” shall mean the JCF Investor [***].

(b) In connection with any Sale Process, the Investors shall use their commercially reasonable efforts to (i) reorganize the corporate holding structure of the Company and its Subsidiaries, as necessary, for the Sale Process to proceed efficiently in a manner that does not have any adverse consequence to any Investor and to ensure that the JCF Investor and Encore Investor shall directly receive all proceeds of such Sale Process following consummation thereof (whether through a liquidation of the Company, exchange of Company Securities for securities in Holdings prior to the consummation of such Sale Process or through some other method mutually agreed upon by the JCF Investor and the Encore Investor), and (ii) either (A) enter into definitive agreements governing the Holdings Sale or (B) consummate the Holdings IPO process, in each case, within nine months of the date triggering the Sale Process. Without limiting the foregoing, the Encore Investor shall take all actions reasonably requested by the JCF Investor to facilitate the Sale Process, including taking all such actions within its control, and using its best efforts to cause its Board designees to take all actions within their control, in each case, in its or their capacity as equityholder, director, member of a Board, committee thereof or officer of the Company or any of its Subsidiaries to facilitate approve and consummate the transactions contemplated by the Sale Process, including exercising any drag-along rights in furtherance thereof.

(c) In connection with any Sale Process, the JCF Investor shall keep the Encore Investor reasonably informed on a timely basis (including within three days after the occurrence of any material amendment, modification, development, discussion or negotiation relating to any such Sale Process) of the status and material details of any such Sale Process.

Section 3.05 JCF Investor Drag-Along Right; Encore [***].

(a) JCF Investor Drag-Along Right

(i) In the event that [***], then the Encore Investor agrees to cause all of the securities in the capital of Holdings owned by the Company and the Encore Investor (the “Dragged Securities”), and to take all actions within its control (including all actions referred to in Section 3.04(b)) to cause the Dragged Securities, to be sold in such sale in the manner set forth in this Section 3.05 (the “Drag-along Sale”); provided, however, that the Encore Investor shall not be required to participate in the Drag-along Sale if the consideration for the Drag-along Sale is other than cash or stock of a company with

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securities listed on a national or internationally recognized investment exchange; provided, further, however, that if such stock is not immediately sellable then the selling holders shall receive customary registration rights in respect of such stock.

(ii) The JCF Investor shall exercise its rights pursuant to this Section 3.05(a) by delivering a written notice (the “Drag-along Notice”) to the Encore Investor no later than [***] prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the JCF Investor’s rights and obligations hereunder and shall describe in reasonable detail: (A) the identity of the Third Party Purchaser; (B) the proposed date, time and location of the closing of the Drag-along Sale; (C) the Holdings Sale Process Price of each class of Dragged Security and the other material terms and conditions of the Transfer; and (D) a copy of any form of agreement(s) proposed to be executed in connection therewith.

(iii) The consideration to be received by the Encore Investor and the Company for their Dragged Securities shall be the same form and amount of consideration per security of Holdings offered by the Third Party Purchaser under the terms of the Holding Sale process (or, if the Third Party Purchaser gives an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the Encore Investor and Company’s Transfer of their Dragged Securities shall be the same as the terms and conditions offered by the Third Party Purchaser under the terms of the Holding Sale process. The Encore Investor shall make or provide the same representations, warranties, covenants, indemnities and agreements as the JCF Investor makes or provides in connection with the Drag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the JCF Investor, the Encore Investor shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided that [***].

(iv) The fees and reasonable out-of-pocket expenses of the JCF Investor incurred in connection with a Drag-along Sale and for the benefit of all Investors (it being understood that costs incurred by or on behalf of the JCF Investor for its sole benefit will not be considered to be for the benefit of all Investors), to the extent not paid or reimbursed by the Company or the Third Party Purchaser, shall be shared by all the Investors on a pro rata basis, based on the aggregate consideration received by each Investor; provided, that no Investor shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.

(v) The JCF Investor shall have [***] following the Encore Investor’s election or deemed election referred to in Section 3.04(a) in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice. If at the end of such period, the JCF Investor has not completed the Drag-along Sale, [***].

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(b) Encore [***].

(i) [***]

(ii) [***]

(iii) [***]

(c) [***]

(d) [***]

(e) [***]

Section 3.06 Holdings IPO. In the event that the JCF Investor elects to proceed with a Holdings IPO, the Investors shall jointly agree on and appoint a bookrunner for the Holdings IPO process on the basis that such bookrunner shall underwrite all or a portion of the IPO at a given price, less any underwriter’s discount (the “IPO Price”). If the IPO Price is equal to or less than the effective price per share of Common Stock (assuming the redemption of all PEC Instruments for their respective Redemption Amounts (as such term is used in the respective PEC Instrument)) offered to (or by) the Encore Investor, then the Encore Investor shall have the right to purchase all of the JCF Investor’s Common Stock at such price, as well as the J Bridge PECs and J PECs for their respective Redemption Amounts (as such term is used in the respective PEC Instrument) (the “Encore IPO ROFR”) in accordance with the terms of Section 3.05(b). If the IPO Price is greater than the effective price per share of Common Stock (assuming the redemption of all PEC Instruments for their respective Redemption Amounts (as such term is used in the respective PEC Instrument)) offered to (or by) the Encore Investor or if the Encore Investor elects not to proceed with the Encore IPO ROFR, then the JCF Investor shall have the right to sell some or all of its interests in the Holdings IPO at the IPO price. In the Holdings IPO, the Encore Investor will provide reasonable assistance to complete the Holdings IPO, but shall have no obligation to sell any of its interests in the Holdings IPO.

Section 3.07 Limitations; Breach.

(a) In the event that the Triggering Party is unable to consummate a Holdings Sale or Holdings IPO within [***] following the election, or deemed election, by the Encore Investor referred to in Section 3.04(a), it shall not be entitled to trigger its rights under Sections 3.04 or 3.05 until [***] following the end of such [***] period, at which point it shall be obligated to follow the Transfer restrictions set forth in Article III prior to effecting any Holdings Sale or Holdings IPO. [***] shall be permitted to continue repeating this process within the limitations set forth herein until a Holdings Sale or Holdings IPO, as the case may be, is consummated.

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(b) If the Encore Investor delivers an Exercise Notice, Default Exercise Notice or [***] Notice, the Encore Investor and the JCF Investor shall use commercially reasonable efforts to execute a customary definitive purchase agreement within 60 days of such election and to consummate such purchase within 10 days of receipt of any necessary regulatory approvals. Such agreement shall be without recourse or representation by the JCF Investor, other than customary representations as to the due authorization and execution of the purchase agreement, the JCF Investor’s title to the Company Securities being free and clear of any liens or encumbrances (other than liens created pursuant to the Transaction Documents or the Organizational Documents, liens created by Purchaser and liens under securities laws) and customary representations, subject to customary exceptions and exclusions (including customary materiality exceptions and any exceptions or required regulatory consents), regarding the execution, delivery and performance by the JCF Investor of the purchase agreement being without conflict nor requiring any consent.

(c) In the event that (i), the Encore Investor fails to enter into a definitive agreement relating to the purchase of the JCF Investor’s Company Securities after delivering an Exercise Notice, Default Exercise Notice or [***] Notice, (ii) the Encore Investor enters into a definitive agreement relating to the purchase of the JCF Investor’s Company Securities, and thereafter, the Encore Investor breaches any material obligation under such definitive agreement, and fails to cure such breach within [***] of the JCF Investor delivering written notice of such breach or (iii) the Encore Investor enters into a definitive agreement relating to the purchase of the JCF Investor’s Company Securities but thereafter fails to consummate the purchase pursuant to such agreement (other than in the case of clause (ii) above), the JCF Investor shall be entitled to effect a Drag–along Sale in accordance with the terms of Section 3.05(a). Moreover, solely in the case of clause (ii) above, the Encore Investor shall be obligated to reimburse the JCF Investor (i) for any deficiency in the price per share of Common Stock (assuming the redemption of all PEC Instruments for their respective Redemption Amounts (as such term is used in the respective PEC Instrument)) received by the JCF Investor under the subsequent Drag-along Sale as compared to the price per share of Common Stock (assuming the redemption of all PEC Instruments for their respective Redemption Amounts (as such term is used in the respective PEC Instrument)) the JCF Investor would have received under the definitive agreement entered into with the Encore Investor, multiplied by the number of shares sold by the JCF Investor, plus (ii) the out-of-pocket costs incurred by the JCF Investor in connection with such Drag-along Sale.

(d) A material breach by the Encore Investor, at any time, of its obligations set forth in this Article III, when such breach is not cured within 30 days following delivery of written notice of such breach by the JCF Investor, will immediately result in the JCF Investor having the right at its sole discretion to proceed with any rights it has under this Article III (including its rights pursuant to Sections 3.05 and 3.06); [***].

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(e) If there is any Transfer of J Shares, J PECs, and J Bridge PECs from the JCF Investor to the Encore Investor, without prejudice to any other provision of this Agreement, the Investors and the Company shall procure (to the extent that they are able) that any J Shares, J PECs and J Bridge PECs Transferred to the Encore Investor are re-classified as E Shares, E PECs or E Bridge PECs, as applicable.

Section 3.08 Encore Investor Offer Right. The Encore Investor shall have the right to offer to purchase all, but not less than all, of the JCF Investor’s Company Securities; provided, that, the JCF Investor shall have no obligation to accept any such offer, and no such offer shall have any effect on any of the JCF Investor’s other rights or obligations under this Article III.

A direct or indirect Encore Change of Control at any time prior to the Fourth Anniversary will result in the JCF Investor having the right (but not the obligation) to proceed with any rights set forth under Article III as if the Fourth Anniversary had been reached. For purposes of this Section 3.09, an “Encore Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) a merger, arrangement, scheme, consolidation or similar transaction involving the Encore Investor or any parent company thereof, including the Encore Parent, in any case, that results in more than 50% of the equity interests of the Encore Investor or any parent company thereof, including the Encore Parent (or any resulting company after the merger) being held by Persons other than the shareholders of such Encore Investor (or parent thereof) prior to the consummation of such transaction, (b) any third-party purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of third-party purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding shares of capital stock of the Encore Investor or any parent company thereof (including the Encore Parent) or (c) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Encore Investor and its Subsidiaries, on a consolidated basis, to any third-party purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of third-party purchasers (including any liquidation, dissolution or winding up of the affairs of the Encore Investor, or any other distribution made, in connection therewith).

Section 3.09 PEC Instruments and PECs.

(a) No holder of J PECs shall, save with consent of the Encore Investor, Transfer any J Share unless at the same time such transferor Transfers to the proposed transferee (at a price equal to the nominal value thereof and the unpaid interest accrued thereon as at the date of Transfer, unless the transferor agrees otherwise) such proportion of its total holding of J PECs as is equal to the proportion which the number of J Shares the subject of the Transfer bears to such transferor’s total holding of J Shares.

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(b) No holder of E PECs shall, save with JCF Investor Consent, Transfer any E Share unless at the same time such transferor Transfers to the proposed transferee (at a price equal to the nominal value thereof and the unpaid interest accrued thereon as at the date of Transfer, unless the transferor agrees otherwise) such proportion of its total holding of E PECs as is equal to the proportion which the number of E Shares the subject of the Transfer bears to such transferor’s total holding of E Shares.

(c) Each holder of PECs hereby undertakes to the Company and the Investors that, if the Company has failed to make a payment when due to that holder of any sum pursuant to or in connection with its PECs and such sum continues to remain outstanding, such holder will not, without the consent of the Investors, do, undertake or effect any action or step (including the service of any statutory demand upon, or the issue of any petition to wind up the Company or any of its Subsidiaries) or otherwise exercise any right of recovery in relation to those sums which would or could result in the winding-up of the Company.

(d) The Company shall ensure that (i) all payments of interest under the E PEC Instrument and J PEC Instrument shall be paid to the holders of E PECs and J PECs pro rata to their respective holdings of such PECs and (ii) any redemption of E PECs and J PECs shall be effected in relation to each holder of E PECs and J PECs pro rata to their respective holdings of such PECs.

(e) The Company may, with the consent of the Encore Investor and the JCF Investor, vary the terms of any PEC Instrument and the PECs or give any waiver, consent, approval or release thereunder.

(f) To the extent applicable, each direct or indirect holder of PECs agrees to treat the PECs as equity in the Company for United States income tax purposes.

Section 3.10 Bridge PEC Conversion.

(a) The Bridge PECs may be redeemed in accordance with their terms during the period commencing on the closing date of the Securities Purchase Agreement and ending on June 18, 2014 (the “Redemption Period”).

(b) Within ten Business Days following the expiry of the Redemption Period, the Company shall procure that the Bridge PECs outstanding (if any) shall be dealt with as follows:

(i) 1.36557 % of their principal amount shall be applied in subscribing for, in the case of E Bridge PECs, new E Shares, and in the case of the J Bridge PECs, new J Shares, in each case, at £0.38275 per share and the interest accrued but unpaid on that amount shall be paid in cash to the holders of the principal amount of Bridge PECs so applied;

(ii) the balance in principal amount shall be re-designated into, in the case of E Bridge PECs, E PECs, and in the case of the J Bridge PECs, J PECs, and the accrued unpaid interest thereon shall roll forward as an entitlement of the E PECs or J PECs so created;

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(iii) the subscriptions and re-designations referred to above shall be effected between the holders of the Bridge PECs concerned as nearly as may be pro rata to their respective holdings of principal amount of Bridge PECs, as reasonably determined by the Bidco Board;

(iv) each holder of Bridge PECs shall execute and deliver such documents and things as may be necessary or reasonably required by the Company to give effect to the provisions of this Section 3.11;

(v) the Company shall execute and deliver such documents and things as may be necessary or reasonably required to give effect to the provisions of this Section 3.11;

(vi) the E Shares to be issued under this Section 3.11 shall be issued in separate pro rata series E1 to E10 form in the same proportions as nearly may be as the issued E Shares of those sub series bear to each other respectively at the time of their issue;

(vii) the J Shares to be issued under this Section 3.11 shall be issued in separate pro rata series J1 to J10 form in the same proportions as nearly may be as the issued J Shares of those sub series bear to each other respectively at the time of their issue; and

(viii) the new E Shares and J Shares of each series and E PECs and J PECs to be issued or created as provided in this Section 3.11 shall rank pari passu with the other E Shares and J Shares of the same series and E PECs and J PECs already in issue.

Section 3.11 Minority Shareholders.

(a) Notwithstanding any other provision of this Agreement, a Transfer of Company Securities (other than to an Investor Affiliate, as defined in the Investment Agreement, or pursuant to clause 16.5 of the Investment Agreement) shall only be permitted if the provisions of clauses 16 and 19 of the Investment Agreement have been complied with. If there occurs any Transfer of Company Securities pursuant to this Agreement (whether the Encore Investor delivers an Exercise Notice, Default Exercise Notice or [***] Notice or otherwise) which would constitute a Relevant Investorco Transfer or a Deemed Realisation or if a Deemed Realisation is otherwise to occur, the Company and each of the Investors shall, and the Investors shall, to the extent they are able, procure that the Company shall, comply with its obligations under clauses 16.2 to 16.4 (inclusive) of the Investment Agreement.

(b) Any cash consideration payable to the JCF Investor on completion of a Transfer of Company Securities pursuant to this Agreement from the JCF Investor to the Encore Investor (whether as a result of the Encore Investor delivering an Exercise Notice, Default Exercise Notice or [***] Notice or otherwise) shall, if:

(i) the Transfer is a Relevant Investorco Transfer; and

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(ii) either:

(A)	the Company has made an offer to acquire all the Minority Shareholders’ Securities in accordance with clauses 16.2.2 or 16.4 of the Investment Agreement which has been accepted by some or all of the Minority Shareholders; or

(B)	the Company has exercised its right to acquire all of the Minority Shareholders’ Securities under clause 16.3 of the Investment Agreement, be reduced by the amount by which the amount payable by the Company to the relevant C Shareholders pursuant to clause 16 of the Investment Agreement as a result of such Transfer of Company Securities exceeds the amount that would be payable by the Company to the relevant C Shareholders pursuant to clause 16 of the Investment Agreement as a result of such Transfer had the deemed cash receipt under paragraph 2.3.1 of schedule 6 of the Investment Agreement (and/or the equivalent provisions of the articles of association of Holdings) been disregarded and excluded from any calculations pursuant to clause 16 of the Investment Agreement.

(c) If the Encore Investor elects to purchase all of the Offered Shares pursuant to Section 3.02(a) [***], each Investor agrees to take all necessary or desirable actions within such Investor’s control (and to use its best efforts to cause its Board designees to take all actions within their control (including, in each case, in its, his or her capacity as equityholder, director, member of a Board committee or officer of the Company, Holdings or otherwise, and whether at a regular or special meeting of the Investors or by written consent in lieu of a meeting)) to cause the Company to exercise its rights to acquire the Securities of the Minority Shareholders under clause 16 of the Investment Agreement.

Section 3.12 Allocation of proceeds. The Investors agree that, if a liquidation of the Company (a “Company Realisation”) occurs, they shall procure (and shall procure that the rights attaching to the Common Stock under the Articles shall provide) that the surplus assets of the Company available for distribution to the holders of Common Stock shall be paid as soon as reasonably practicable following such Company Realisation in the following order of priority:

(a) firstly, amounts shall be paid to the holders of E Shares (in proportion to the number of such E Shares held by them respectively) until the holders of the E Shares shall have received the amount by which the amount that was paid to the C Shareholders pursuant to the Ratchet Provisions as a result of the Realisation resulting in the Company Realisation exceeds the amount that would have been payable by the Company to the C Shareholders pursuant to the

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Ratchet Provisions as a result of such Realisation had the deemed cash receipt under paragraph 2.3.1 of schedule 6 of the Investment Agreement (and/or equivalent provisions of the articles of association of Holdings) been disregarded and excluded from any calculations pursuant to the Ratchet Provisions; and

(b) thereafter, the balance shall be paid to the holders of Common Stock in proportion to the amount of Common Stock held by them respectively.

ARTICLE IV

PRE-EMPTIVE RIGHTS

Section 4.01 Pre-emptive Right.

(a) The Company hereby grants to each Investor the right to purchase and subscribe (and any reference made hereafter to a “purchase” shall be construed as a reference to a “subscription” or “subscribe”, as applicable) its pro rata portion of any new Company Securities (other than any Excluded Securities or securities issued to give effect to the Bridge PEC Conversion Provisions) (the “New Securities”) that the Company may from time to time propose to issue.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance described in subsection (a) above to the Investors within five days following any meeting of the Company Board at which any such issuance or sale is contemplated. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number of New Securities proposed to be issued and the percentage of the Company’s outstanding Company Securities, on a fully diluted basis, that such issuance would represent;

(ii) the proposed issuance date, which shall be at least 60 days from the date of the Issuance Notice; and

(iii) the proposed purchase price per share.

(c) Each Investor shall for a period of 30 days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price set forth in the Issuance Notice, the amount of New Securities equal to the product of (x) the total number of New Securities to be issued by the Company on the issuance date and (y) a fraction determined by dividing (A) the number of Company Securities owned by such Investor immediately prior to such issuance by (B) the total number of Company Securities outstanding on such date immediately prior to such issuance (the “Pre-emptive Pro Rata Portion”) by delivering a written notice to the Company.

(d) No later than five days following the expiration of the Exercise Period, the Company shall notify each Investor in writing of the number of New Securities that each Investor has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the “Over-allotment Notice”). Each Investor exercising its right to purchase its Pre-emptive Pro Rata Portion of the New Securities in full (an “Exercising Investor”) shall have a

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right of over-allotment such that if any other Investor fails to exercise its right under this Section 4.01 to purchase its Pre-emptive Pro Rata Portion of the New Securities (each, a “Non-Exercising Investor”), such Exercising Investor may purchase all or any portion of such Non-Exercising Investor’s allotment (the “Over-allotment New Securities”) by giving written notice to the Company setting forth the number of Over-allotment New Securities that such Exercising Investor is willing to purchase within five days of receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”). If more than one Exercising Investor elects to exercise its right of over-allotment, each Exercising Investor shall have the right to purchase the number of Over-allotment New Securities it elected to purchase in its written notice; provided, that if the over-allotment New Securities are over-subscribed, each Exercising Investor shall purchase its pro rata portion of the available Over-allotment New Securities based upon the relative Pre-emptive Pro Rata Portions of the Exercising Investors.

(e) The Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to any New Securities not elected to be purchased pursuant to Section 4.01(c) and Section 4.01(d) above in accordance with the terms and conditions set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced) so long as such issuance or sale is closed within 30 days after the expiration of the Over-allotment Exercise Period (subject to the extension of such 30-day period for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any Government Approvals). In the event the Company has not issued such New Securities within such time period, the Company shall not thereafter issue any New Securities without first again offering such securities to the Investors in accordance with the procedures set forth in this Section 4.01. Any issue of securities contemplated herein shall be made in accordance with the procedure set out under Applicable Law.

(f) Upon the consummation of the issuance of any New Securities in accordance with this Section 4.01, the Company shall deliver to each Exercising Investor certificates (if applicable) evidencing the New Securities to the extent such New Securities are certificated securities, which New Securities shall be issued free and clear of any Liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to the Exercising Investors and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Exercising Investor shall deliver to the Company the purchase price for the New Securities purchased by it by certified or official bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including entering into such additional agreements as may be necessary or appropriate.

(g) If the Company has the opportunity to subscribe for any security or convertible instrument of Holdings in an offering, the Company shall not participate in such offering and subscribe for any such security or convertible instrument unless: (i) the JCF Investor consents to the participation by the Company in such offering or (ii) the Investors are offered the opportunity to participate in the offering on a pro rata basis with respect to the entirety of the securities or convertible instruments being offered, through the pro rata issuance of Company Securities to the Investors and at least one Investor elects to participate in the offering. The Company may only

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subscribe for securities or convertible instruments of Holdings to the extent of the amount of the funds received by Investors electing to participate in the offering in exchange for the issuance of Company Securities. If any Investor declines to participate in such offering, the participating Investors may purchase all or any portion of such non-participating Investor’s allotment of the Common Shares; provided, that if such Common Shares are over-subscribed, each participating Investor shall purchase its pro rata portion of such Common Shares and the Company may use the funds from the participating Investors to fund the entire amount of the offering.

ARTICLE V

NON-COMPETE AND OTHER AGREEMENTS

Section 5.01 Non-Compete; Non-Solicit.

(a) (i) In the event the Target considers the acquisition of, or the investment in, any additional non-performing or semi-performing consumer credit portfolios in the Territory (a “Target Acquisition”) and the Target elects not to proceed with such Target Acquisition, each of the Initial Investors or their Affiliates shall, in the first instance, have a right to jointly acquire their pro rata share of such portfolio, to be serviced on reasonable commercial terms by the Target at its option. To the extent either of the Encore Investor or the JCF Investor (or their respective Affiliates) does not elect to participate in such Target Acquisition, then the participating Initial Investor or its Affiliates shall have the right to acquire the entire portfolio, subject to the consent of the JCF Investor (such consent not to be unreasonably withheld, conditioned or delayed); (ii) notwithstanding anything to the contrary herein, the JCF Investor acknowledges that the Encore Investor is [***], and the Encore Investor shall be permitted to proceed with such transactions (the “Permitted Transactions”), without any restrictions hereunder, so long as (i) (A) [***], or (B) an agreement, term sheet, or letter of intent relating to such Permitted Transactions is executed or delivered by all parties thereto, in either case, on or prior to [***], and (ii) [***] (it being understood that the waiver of the restrictions of this Section 5.01(a) or any other provision of this Agreement is intended and is being granted solely with respect to the Permitted Transactions and not with respect to any other transaction). Promptly after the execution and delivery of the documentation with respect to any such potential transactions, the JCF Investor and the Encore Investor shall agree to use their commercially reasonable efforts to discuss and agree on certain parameters governing the operation of any such potential transactions in relation to the operation of the Company.

(b) Except as set forth in Section 5.01(a), (i) until the date that is one year following the date on which the Encore Investor ceases to own at least 20% of the Company Securities of the Company, the Encore Parent and its controlled Affiliates shall not own, establish, manage, operate, control or participate in the ownership, management, operation or control of (A) any debt portfolio primarily consisting of non-performing or semi-performing consumer credit loans in the Territory or (B) any Competitor, and any ownership, establishment, management, operation or participation in the ownership, management, operation or control of any Competitor

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by Encore Investor or its controlled Affiliates shall be pursued only through the Company or one of its Subsidiaries and (ii) until the date that is one year following the date on which the JCF Investor ceases to own at least 20% of the Company Securities of the Company, the JCF Fund shall not own, establish, manage, operate, control or participate in the ownership, management, operation or control of (A) any debt portfolio primarily consisting of non-performing or semi-performing consumer credit loans in the Territory or (B) any Competitor, and any ownership, establishment, management, operation or participation in the ownership, management, operation or control of any Competitor by the JCF Fund shall be pursued only through the Company or one of its Subsidiaries (such restrictions on each of Encore Investor and the JCF Fund, the “Non-Compete Obligations”); provided, that nothing in this Section 5.01(b) shall prohibit either Encore Investor or the JCF Fund from acquiring or owning, directly or indirectly up to 2% of the aggregate voting securities of any Competitor that is a publicly traded Person.

(c) (i) Until the date that is one year following the date on which the Encore Investor owns less than 20% of the Company Securities of the Company, the Encore Parent, and its Affiliates will not, without prior written consent of the JCF Investor, solicit or hire any employees of the Company or any of its Subsidiaries and (ii) until the date that is one year following the date on which the JCF Investor owns less than 20% of the Company Securities of the Company, J.C. Flowers & Co. LLC will not, without the prior written of the Encore Investor, solicit or hire any employees of the Company or any of its Subsidiaries (such restrictions, the “Non-Solicit Obligations”).

(d) The Non-Compete Obligations and the Non-Solicit Obligations shall survive any transfer or sale of the Company and any of its Subsidiaries, and any rights thereto may be enforced by the Company or its Subsidiaries in accordance with their terms irrespective of the identity of the Investors of the Company.

Section 5.02 Blue Pencil. If any court determines that any of the covenants set forth in Section 5.01, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

Section 5.03 Corporate Opportunities.

(a) Without limiting the JCF Investor’s consent rights as set forth in Section 2.03, the Initial Investors agree that any investment or business opportunity which either the Encore Parent or its Affiliates, on the one hand, or the JCF Fund, on the other hand, is contemplating participating in with an intent to acquire either:

(i) a company in which more than 90% of the business of such company is the Target Business carried out in the European Union (except if such company has any activity in the Territory, in which case the Non-Compete Obligations shall apply), or

(ii) a debt portfolio consisting of a majority of non-performing or semi-performing consumer debt and of which the majority of the portfolio consists of borrowers in the European Union (except if such portfolio is a Competitor Portfolio, in which case the Non-Compete Obligations shall apply) (each of clauses (i) and (ii), a “Restricted Opportunity”)

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shall first be presented to the Bidco Board for consideration on behalf of the Target before either the Encore Parent or its Affiliates, on the one hand, or the JCF Fund, on the other hand may consider such Restricted Opportunity on a sole basis. In the event that the Bidco Board declines to proceed with the Restricted Opportunity, the Encore Parent or such Affiliate, on the one hand, or the JCF Fund, on the other hand, that brought such Restricted Opportunity to the Bidco Board may proceed with such Restricted Opportunity on a standalone basis outside of the Company and its Subsidiaries. For the avoidance of doubt, the potential transactions set forth in Section 5.01(a)(ii) are eligible for the exception to such Section referred to therein and such transactions shall not be subject to this Section 5.03(a).

(b) Except as otherwise provided in Sections 5.03(a) and 5.01, and subject to each Investor’s obligations under Section 5.01, to the fullest extent permitted by law, (i) no Investor nor any of its Affiliates shall have any duty to communicate or present a Corporate Opportunity to the Company or its Subsidiaries that is not a Restricted Opportunity, and (ii) no Investor nor any of its Affiliates shall be deemed to have breached any fiduciary or other duty or obligation to the Company or its subsidiaries by reason of the fact that any such Investor or Affiliate pursues or acquires a Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company or its Subsidiaries. The Company renounces, on behalf of itself and its Subsidiaries, to the fullest extent permitted by law, any interest in a Corporate Opportunity (other than a Restricted Opportunity) and any expectancy that a Corporate Opportunity (other than a Restricted Opportunity) will be offered to the Company or its Subsidiaries.

Section 5.04 Confidentiality.

(a) Each Investor shall and shall cause its Representatives to, keep confidential and not divulge any information (including all budgets, business plans and analyses) concerning the Company, including its assets, business, operations, financial condition or prospects, the provisions of this Agreement and any other agreement between the parties and the process of their negotiation and all information about any other party or any of its Affiliates obtained or received by it as a result of negotiating, entering into or performing its obligations under this Agreement and any other agreement between the parties or by virtue of it holding Company Securities (“Information”), and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company; provided, that nothing herein shall prevent any Investor from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Investor, including the U.S. Securities and Exchange Commission, (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any right or remedy hereunder (including the exercise by the JCF Investor of its rights pursuant to Article III, including its rights to pursue or effect a Holdings Sale or Holdings IPO), (v) to other Investors, (vi) to such Investor’s Representatives, Affiliates and partners (which parties shall include a current investor of the JCF Investor or its Affiliates) that in the reasonable judgment of such Investor need to know such Information or (vii) to any potential

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Permitted Transferee in connection with a proposed Transfer of Company Securities from such Investor as long as such transferee agrees to be bound by the provisions of this Section 5.04 as if an Investor, provided, further, that in the case of clause (i), (ii) or (iii), such Investor shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

(b) The restrictions of Section 5.04(a) shall not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by an Investor or any of its Representatives in violation of this Agreement; (ii) is or becomes available to an Investor or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Investor and any of its Representatives, (iii) is or has been independently developed or conceived by such Investor without use of the Company’s Information, as demonstrated by written records of such Investor or (iv) becomes available to the receiving Investor or any of its Representatives on a non-confidential basis from a source other than the Company, any other Investor or any of their respective Representatives, provided, that such source is not known by the recipient of the information to be bound by a confidentiality agreement with the disclosing Investor or any of its Representatives.

Section 5.05 Executive Management. In the event that Target desires to hire as a member of its executive management team any individual who is, at the time of such hiring, (a) employed by the Encore Investor or any of its Affiliates (other than the Company and its Subsidiaries), then the JCF Investor shall have the right to approve such hiring, or (b) employed by the JCF Investor or any of its Affiliates (other than the Company and its Subsidiaries), then the Encore Investor shall have the right to approve such hiring.

Section 5.06 Monitoring Services. The Initial Investors agree to provide reasonable monitoring services to the Target at their own cost.

ARTICLE VI

INFORMATION RIGHTS

Section 6.01 Financial Statements. In addition to, and without limiting any rights that an Investor may have with respect to inspection of the books and records of the Company and its Subsidiaries under Applicable Laws, the Company shall furnish to each Investor, the following information:

(a) As soon as available, and in any event within 45 days after the end of each Fiscal Year, the balance sheet of the Company and its Subsidiaries as at the end of each such Fiscal Year and the statements of income, cash flows and changes in stockholders’ equity for such year, which, to the extent required by Applicable Law, shall be audited and accompanied by the certification of independent certified public accountants of recognized national standing selected by the Company Board to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of its operations and changes in its cash flows and stockholders’ equity for the periods covered thereby. In the event such financial statements are not required to be audited, the Company shall cause each of its Subsidiaries that prepares audited financial statements to provide such audited statements of such Subsidiaries to the Investors.

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(b) As soon as available, and in any event within 30 days after the end of each fiscal quarter, the balance sheet of the Company and its Subsidiaries at the end of such quarter and the statements of income, cash flows and changes in stockholders’ equity for such quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied, and certified by an executive officer (or person serving a similar function) of the Company.

(c) To the extent Company or any of its Subsidiaries is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company or any of its Subsidiaries to prepare such reports, any annual reports (including reports with financial statements prepared on a basis other than GAAP), quarterly reports and other periodic reports (without exhibits) actually prepared by the Company or any such Subsidiary as soon as available.

(d) Subject to Section 6.03(a), any financial and accounting information of the Company and its Subsidiaries to the extent the Company and its Subsidiaries are reported or filed on a consolidated basis with the financial statements of the Encore Investor and its Affiliates, and reasonable assistance and cooperation required in connection with the preparation of such consolidated financial statements of Encore Investor and its Affiliates.

(e) Subject to Section 6.03(b), any financial and accounting information of the Company and its Subsidiaries to the extent such information is necessary to ensure J.C. Flowers & Co. LLC’s or any of its Subsidiaries compliance with its fund reporting obligations, and the reasonable assistance and cooperation required in connection therewith.

(f) All information required to be delivered to Holdings pursuant to any Transaction Document.

(g) Such other information as each Investor may reasonably request, including information necessary to provide tax returns of such Investor.

Section 6.02 Inspection Rights.

(a) The Company shall, and shall cause its officers, Company Directors and employees to, (i) (A) afford each Initial Investor and (B) each other Investor that owns at least 20% of the Company’s outstanding Company Securities and the Representatives of each such Investor, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to Target’s officers, employees, auditors, properties, offices, plants and other facilities and to all books and records, and (ii) afford such Investor the opportunity to consult with its officers from time to time regarding Target’s affairs, finances and accounts as each such Investor may reasonably request upon reasonable notice.

(b) The right set forth in Section 6.02(a) above shall not and is not intended to limit any rights which the Investors may have with respect to the books and records of the Company or its Subsidiaries, or to inspect its properties or discuss its affairs, finances and accounts under the laws of the jurisdiction in which the Company or its Subsidiaries are incorporated.

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Section 6.03 Reimbursement of Accounting Expenses.

(a) Any costs incurred by the Company and its Subsidiaries in implementing the procedures and systems necessary to ensure the Encore Parent’s, or any of its Subsidiaries’, compliance with its obligations under Section 404 of the Sarbanes-Oxley Act, any other relevant United States securities law or regulation, and United States public company accounting and financial reporting requirements shall be reimbursed by the Encore Investor, provided that the Encore Investor shall only be required to reimburse such costs to the extent that they are incremental to costs relating to the procedures and systems that the Company and its Subsidiaries would otherwise be required to implement on their own.

(b) Any costs incurred by the Company and its Subsidiaries in preparing information necessary to ensure J.C. Flowers & Co. LLC’s or any of its Subsidiaries’ compliance with its fund reporting obligations shall be reimbursed by J.C. Flowers & Co. LLC, provided that J.C. Flowers & Co. LLC shall only be required to reimburse such costs to the extent that they are incremental to costs that the Company and its Subsidiaries would otherwise be required to incur on their own.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to the Company and each other Investor that:

(a) Such Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Such Investor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Investor. Such Investor has duly executed and delivered this Agreement.

(c) This Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(d) The execution, delivery and performance by such Investor of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Investor, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Investor is a party.

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(e) Except for this Agreement, such Investor has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Company Securities, including agreements or arrangements with respect to the acquisition or disposition of the Company Securities or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Investor).

ARTICLE VIII

TERM AND TERMINATION

Section 8.01 Termination. This Agreement shall terminate upon the earliest of:

(a) the consummation of an Initial Public Offering;

(b) the consummation of a merger or other business combination involving the Company whereby the securities of the Company (or shares of any Subsidiary of the Company) becomes listed or admitted to trading on a national or internationally recognized investment exchange;

(c) the date on which (i) none of the Investors holds any Company Securities or (ii) only one Investor owns all of the issued and outstanding Company Securities;

(d) the dissolution, liquidation, or winding up of the Company; or

(e) upon the unanimous agreement of the Investors.

Section 8.02 Effect of Termination.

(a) The termination of this Agreement shall terminate all further rights and obligations of the Investors under this Agreement except that such termination shall not effect:

(i) the existence of the Company;

(ii) the obligation of any Party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

(iii) the rights which any Investor may have by operation of law as an equityholder of the Company; or

(iv) the rights contained herein which, but for their terms are intended to survive termination of this Agreement.

(b) The following provisions shall survive the termination of this Agreement: this Section 8.02 and Section 5.04, Section 9.03, Section 9.11, Section 9.12 and Section 9.13.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein or in the Securities Purchase Agreement, all costs and expenses of any Investor, including fees and

37

disbursements of counsel, financial advisors and accountants, incurred after the date of this Agreement in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Except as provided herein (including pursuant to Section 6.03), all costs and expenses of the Company and its Subsidiaries incurred after the date of this Agreement in connection with this Agreement, the transactions contemplated hereby and the organizational expenses and ongoing operational expenses of the Company and its Subsidiaries, to the extent borne by any Investor, shall be borne by the Investors pro rata on the basis of their respective ownership of Company Securities.

Section 9.02 Release of Liability. In the event any Investor shall Transfer all of the Company Securities held by such Investor in compliance with the provisions of this Agreement without retaining any interest therein, then such Investor shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except as provided in Section 5.01.

Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the second day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

If to the Company:	Janus Holdings Luxembourg S.À R.L. 47, Avenue John F. Kennedy L-1855 Luxembourg Facsimile: +352 27110099 Email: sssl@ais.statestreet.com Attention: the Managers

with a copy to (which shall not constitute notice):	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Facsimile: (212) 455-2502 Email: mapluche@stblaw.com Attention: Maripat Alpuche

If to the Encore Investor:	Encore Europe Holdings S.À R.L. 3111 Camino Del Rio North Suite 1300 San Diego, California 92108 Facsimile: (858) 309 - 1546 Email: greg.call@encorecapital.com Attention: Gregory L. Call

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with a copy to (which shall not constitute notice):	Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 Facsimile: (213) 891 - 8763 Email: steven.stokdyk@lw.com Attention: Steven B. Stokdyk, Esq.

If to the JCF Investor:	J.C. Flowers & Co. LLC Facsimile: (212) 404 - 6899 Email: srocker@jcfo.com Attention: Sally Rocker

with a copy to (which shall not constitute notice):	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Facsimile: (212) 455-2502 Email: mapluche@stblaw.com Attention: Maripat Alpuche

Section 9.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any reference to the “directors” of a Luxembourg société à responsabilité limitée shall be construed as a reference to its managers (gérants).

Section 9.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or

39

provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.07 Entire Agreement. This Agreement, the Investment Agreement, the Acquisition Agreement, the Securities Purchase Agreement, the Organizational Documents, the Transaction Documents (as defined in the Investment Agreement and the Acquisition Agreement) and the other documents and instruments referred to therein constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Investors and the Company shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Section 9.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.09 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Section 9.12 Dispute Resolution.

(a) The parties hereto mutually agree to final and binding arbitration of all disputes, claims or causes of action arising out of or related to this Agreement, including any question regarding its existence, validity, or termination, and any question as to whether a particular

40

dispute is arbitrable hereunder, shall be referred to and finally resolved by binding arbitration administered by the International Chamber of Commerce (the “ICC”) and conducted pursuant to its Rules of Arbitration (the “ICC Rules”) by three arbitrators appointed in accordance with the ICC Rules. The place of arbitration shall be New York, New York and the language to be used in the arbitral proceedings shall be English. Judgment upon the award may be entered by any court having jurisdiction thereof, including any court outside the United States. The parties hereby waive in any legal proceedings concerning or arising out of any such arbitration, including without limitation proceedings to compel arbitration, stay litigation, issue interim measures of protection including attachments, issue an injunction prior to the constitution of the arbitral tribunal, recognize or enforce an arbitral award, or enforce a court judgment issued on an arbitral award (“Ancillary Proceedings”) any defense of lack of personal jurisdiction or forum non conveniens or other similar doctrine. Without limitation, the parties hereby consent to the jurisdiction of the courts sitting in the place of arbitration in connection with any Ancillary Proceedings. The arbitral tribunal shall have the power to grant interim measures in accordance with the ICC Rules. Any party to the arbitration shall bear its own costs and expenses (including all attorneys’ fees and expenses, except to the extent otherwise required by Applicable Law) and all costs and expenses of the arbitration proceeding (such as filing fees, the arbitrator’s fees, hearing expenses, etc.) shall be borne equally by the parties. The parties waive irrevocably their right to any form of appeal, review or recourse to any judicial authority, insofar as such waiver may be validly made, with respect to any award of the arbitrator, including interim or partial awards, and including with respect to questions of law. The arbitrator has the authority only to award the equitable relief, damages, costs and fees that would have been available to a party had the dispute(s), claim(s) or cause(s) of action been litigated in court under the Applicable Law specified in this Agreement. This Agreement, and the decision and award of the arbitrator, may be enforced by a court of competent jurisdiction, and the parties may assert this Agreement as a defense in any proceeding.

(b) In addition, the parties agree that (i) the arbitrator shall have no authority to make any decision, judgment, ruling, finding, award or other determination that does not conform to the terms and conditions of this Agreement (as executed and delivered by the parties hereto) and (ii) the arbitrator shall have no greater authority to award any relief than a court having proper jurisdiction. Any decision, judgment, ruling, finding, award or other determination of the arbitrator and any information disclosed in the course of any arbitration hereunder (collectively, the “Arbitration Information”) shall be kept confidential by the parties subject to Section 5.04, and any appeal from or motion to vacate or confirm such decision, judgment, ruling, finding, award or other determination shall be filed under seal.

(c) In the event that either party or any of such party’s Affiliates, associates or Representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Arbitration Information (the “Disclosing Party”), such Disclosing Party shall notify the other party promptly of the request or requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party or any of its Affiliates, associates or Representatives believes in good faith, upon the advice of legal counsel, that it is compelled to disclose any such Arbitration Information, such Disclosing Party may disclose such portion of the Arbitration Information as it

41

believes in good faith, upon the advice of legal counsel, it is required to disclose; provided, that the Disclosing Party shall use reasonable efforts to obtain, at the request and expense of the other party, an order or other assurance that confidential treatment shall be accorded to such portion of the Arbitration Information required to be disclosed as such other party shall designate. Notwithstanding anything herein to the contrary, the parties shall have no obligation to keep confidential any Arbitration Information that becomes generally known to and available for use by the public other than as a result of the Disclosing Party’s acts or omissions or the acts or omissions of such party’s Affiliates, associates or Representatives.

(d) The arbitration requirement does not limit the right of either party to obtain provisional or ancillary remedies, such as injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration or reference hereunder.

(e) To the maximum extent practicable, the ICC, the arbitrator and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the ICC. If more than one agreement for arbitration among the parties potentially applies to a dispute, the arbitration provision most directly related to this Agreement or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of this Agreement or any relationship among the parties.

Section 9.13 Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ENCORE EUROPE HOLDINGS S.À R.L.

By	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Manager

For the purposes of Sections 2.05, 5.01(b), 5.01(c), 5.03, 6.03 and Article IX:

ENCORE CAPITAL GROUP, INC.

By	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Chief Financial Officer

Signature Page to Investors Agreement

JANUS HOLDINGS LUXEMBOURG S.À R.L.

By	/s/ Jens Hoellermann
Name:	Jens Hoellermann
Title:	Manager

JCF III EUROPE S.Á R.L.

By	/s/ Sally Rocker
Name:	Sally Rocker
Title:	Manager

For the purposes of Sections 3.03, 5.01(b), 5.03 and Article IX:

JCF III EUROPE HOLDINGS LP

By	/s/ Sally Rocker
Name:	Sally Rocker
Title:	Authorized Signatory

Signature Page to Investors Agreement

SCHEDULE 1

EXCHANGES

London Stock Exchange

NYSE Euronext (Amsterdam Stock Exchange)

Luxembourg Stock Exchange

NASDAQ OMX

EXHIBIT A

INVESTMENT AGREEMENT

[ATTACHED]

Exhibit A

Date                      2013

ENCORE EUROPE HOLDINGS S.ÀR.L.

JCF III EUROPE HOLDINGS LP

JCF III EUROPE S.ÀR.L.

JANUS HOLDINGS LUXEMBOURG S.ÀR.L.

THE MANAGERS

BEDELL TRUSTEES LIMITED

CARAT MANAGER NOMINEE LIMITED

CABOT HOLDINGS S.ÀR.L.

CARAT UK HOLDCO LIMITED

CARAT UK MIDCO LIMITED

CABOT (GROUP HOLDINGS) LIMITED

Amended and restated

INVESTMENT AGREEMENT

relating to an investment in Cabot Holdings S.àr.l.

Macfarlanes LLP

20 Cursitor Street

London EC4A 1LT

CONTENTS

Clause		Page
1	Definitions and interpretation	2
2	Completion	13
3	Corporate governance	13
4	Rights of Securities	14
5	Issue of Securities	15
6	Transfer of Securities	17
7	Bridge PEC conversion and C Share conversion	18
8	Information rights	19
9	Further obligations of the Company	21
10	Restrictions on the Company	22
11	Restrictions on the Managers	22
12	Warranties	23
13	Satisfaction of Claims	24
14	Fees and costs	25
15	Realisation	25
16	Transfers of Investorco Securities and Deemed Realisation	27
17	Termination of the agreement	28
18	Assignment	28
19	Adherence	28
20	Restricted Securities	29
21	PEC Instruments and PECs	30
22	Variation of this agreement, the Luxco Articles, the Bidco Articles and the Manager Nominee Agreements	31
23	General	31
24	Notices	34
25	Governing law and jurisdiction	34

Schedule
1	The Initial Managers and the EBT	36
	Part 1 - Initial Core Managers	36
	Part 2 - Initial Senior Managers (other than the Initial Core Managers)	37
	Part 3 - Other Initial Managers and the EBT	38
2	The Initial Investors	39
3	Restricted Transactions	40
4	Transfer of Securities	43
5	Warranties	51
6	Realisation Proceeds	52

Agreed Form Documents
A	Deed of Adherence
B	Manager Declaration
C	Manager Nominee Agreement
D	Luxco Articles

DATE	2013

PARTIES

1	ENCORE EUROPE HOLDINGS S.ÀR.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, not yet registered with the Luxembourg trade and companies’ register (“Encore”);

2	JCF III EUROPE HOLDINGS LP (registered in the Cayman Islands under number WK-48187) whose registered office is at 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“JCF”);

3	JCF III EUROPE S.ÀR.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 161027 (“JCF Luxco”);

4	JANUS HOLDINGS LUXEMBOURG S.ÀR.L., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, not yet registered with the Luxembourg trade and companies’ register (“Investorco”);

5	THE PERSONS whose names and addresses are set out in columns 1 and 2 of parts 1, 2 and 3 of schedule 1 (the “Initial Managers”);

6	BEDELL TRUSTEES LIMITED (incorporated in Jersey with registration number 6564) whose registered office is at 26 New Street, St Helier, Jersey JE2 3RA in its capacity as the trustee of the Cabot Holdings S.àr.l. Employee Benefit Trust (the “EBT”);

7	CARAT MANAGER NOMINEE LIMITED (registered in England under number 8478856) whose registered office is at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (the “Manager Nominee”);

8	CABOT HOLDINGS S.ÀR.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 176902 (the “Company”);

9	CARAT UK HOLDCO LIMITED (registered in England and Wales under number 8467515) whose registered office is at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (“UK Holdco”);

10	CARAT UK MIDCO LIMITED (registered in England and Wales under number 8474063) whose registered office is at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (“UK Midco”); and

11	CABOT (GROUP HOLDINGS) LIMITED (registered in England and Wales under number 8467547) whose registered office is at 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (“Bidco”).

BACKGROUND

A	The Company is a private company limited by shares registered in Luxembourg under number B 176902.

B	On the Original Completion Date:

(i)	the Original Investors, the Manager Nominee, the EBT and the Initial Managers subscribed for Securities on the terms and subject to the conditions of the Subscription Agreement;

(ii)	the Original Investment Agreement was entered into by the parties thereto; and

(iii)	Bidco, an indirect wholly-owned subsidiary of the Company, acquired the entire issued share capital of the Acquired Company on the terms and subject to the conditions of the Acquisition Agreement.

C	On 28 June 2013, the Company and JCF Luxco entered into the Redemption Agreement pursuant to which the Company agreed to the Redemption.

D	JCF Luxco has agreed to transfer all its Securities (save for 24,603,645 Bridge PECs with a par value of £1 each) to Investorco and Encore on the terms of the Syndication Documents.

E	The Parties have agreed to enter into this agreement in order to amend and restate the Original Investment Agreement as a result of the Syndication and to regulate the position between the Investors, the Investorco Investors, the Manager Nominee, the EBT and the Managers as holders of Securities and Investorco Securities.

AGREEMENT

1	Definitions and interpretation

1.1	The background section and schedules form part of this agreement and shall have the same force and effect as if set out in the body of this agreement. Any reference to this agreement shall include the background section and schedules.

1.2	In this agreement, the following words and expressions have the following meanings:

A Shares: the A shares of £0.002 each in the capital of the Company, split into the differing series referred to in and having the rights attaching to them in the Luxco Articles;

A Shareholders: the holders of A Shares;

Acquired Company: Cabot Credit Management Limited (registered in England and Wales under number 05754978);

Acquired Group: the Acquired Company and its subsidiaries;

Acquisition Agreement: as defined in the Subscription Agreement;

Agreed Form: the form agreed between and signed by or on behalf of the Initial Investors and the Initial Core Managers;

Agreed Valuation Basis: the value of any relevant Securities shall be their open market value, as at the date specified in the relevant provision of this agreement, assuming a sale for cash on that date of full legal and beneficial ownership of all of the issued Securities of the Company by their holders or owners on a willing basis to a willing purchaser by way of bargain at arm’s length and applying the Ratchet Provisions accordingly and attributing to those Securities their pro rata proportion of the aggregate value so determined without any addition or subtraction of any premium or discount in relation to the size of the holding of the holding of Securities concerned;

Audit Committee: the audit committee of the Bidco Board constituted in accordance with clause 3.9;

Bad Leaver: an Employee who ceases to be an Employee (whether prior to or after Completion) in any of the following circumstances:

(i)	his resignation (otherwise than due to reasons of ill health preventing him from performing his duties as an Employee or permanent disability or incapacity); or

(ii)	summary dismissal in accordance with the terms of his Service Agreement or as a result of him committing a repudiatory breach of such Service Agreement,

or otherwise where the provisions of paragraph 3.9 of schedule 4 apply;

B Shares: the B shares of £0.002 each in the capital of the Company, split into the differing series referred to in and having the rights attaching to them in the Luxco Articles;

B Shareholders: the holders of B Shares;

Bidco Articles: the articles of association of Bidco adopted on the Original Completion Date in accordance with the Subscription Agreement, as from time to time amended or replaced in accordance with this agreement;

Bidco Board: the board of directors of Bidco from time to time;

Bonds: the £265,000,000 senior secure notes 2019 issued by Cabot Financial (Luxembourg) S.A. pursuant to the Indenture;

Bridge PEC Conversion Provisions: the provisions of clause 7.2 of this agreement and the Bridge PEC Instrument requiring the conversion of the Bridge PECs into A Shares and A PECs;

Budget: a budget prepared and provided to the Investors pursuant to clause 8.1.1, which has been approved by the Bidco Board with Investor Consent, as from time to time varied with such an approval and consent;

Business Day: (other than in clause 24) any day other than a Saturday, Sunday or any other day which is a public holiday in England or Luxembourg;

Business Plan: as defined in the Subscription Agreement;

C Share Conversion Provisions: the provisions of clause 7.3 of this agreement and any related provisions of the Luxco Articles providing for the conversion of certain of the C Shares into D Shares;

C Shares: the C shares of £0.002 each in the capital of the Company, split into the differing series referred to in and having the rights attaching to them in the Luxco Articles;

C Shareholders: the holders of C Shares;

CEO: the chief executive officer of the Acquired Company from time to time, which at the date of this agreement is Neil Clyne;

Cessation Date: the date on which a Manager ceases to be an Employee or, if sooner, the date on which notice of termination of his Service Agreement is given;

Chairman: the chairman of the Bidco Board from time to time appointed in accordance with clause 3.5;

Claim: any claim by any Claimant against a Respondent for a breach of any of the provisions of this agreement (including any claim against the Initial Core Managers for breach of the warranties given in the Subscription Agreement), the Acquisition Agreement or the Warranty Deed;

Claimant: each of the Investors and Bidco, to the extent that they are bringing a Claim;

Completion: completion of this agreement in accordance with clause 2.1;

Completion Date: the date of Syndication Completion;

Confidential Information: all information (whether oral or recorded in any medium) not in the public domain relating to any Group Company’s business, financial or other affairs which is treated by a Group Company as confidential;

Controlling Interest: a holding of Shares having the right to exercise more than 50% of the votes at a shareholder meeting of the Company;

Core Managers: the Initial Core Managers and any other person who executes a Deed of Adherence as a Core Manager in accordance with clause 19.1;

Cost: in respect of each Sale Share, the acquisition cost of such Sale Share on the first occasion on which that Sale Share was acquired by the relevant Employee or one of his Related Parties (excluding any acquisition from that Employee or one of his Related Parties);

D Shares: D shares of £0.002 each in the capital of the Company;

D Shareholders: the holders of D Shares;

Deed of Adherence: a deed substantially in the form in the Agreed Form marked “A”;

Deemed Realisation: either of the following to the extent not occurring by way of a Realisation:

(i)	JCF and its Investor Affiliates ceasing to hold between them any direct or indirect interest in at least 20% of the Original A Shares; or

(ii)	the member(s) of the Encore Group ceasing to hold between them a direct or indirect interest in Shares constituting a Controlling Interest;

[***]

Eligible Equity Shares: Equity Shares which (i) are not C Shares or D Shares and (ii) were not issued on terms that they shall not be Eligible Equity Shares in the appropriate Issue Notice;

Emergency Situation: any situation where the Bidco Board (acting reasonably, with Investor Consent and in consultation with the CEO) determines that the financial situation of the Company or any member of the Group is such that a member of the Group is in unremedied and unwaived breach of or is likely imminently to breach (and absent a Rescue Issue is unlikely to remedy or obtain a waiver of that breach) any material obligations owed to any of its debt financiers under the Indenture or the SFA (or any other borrowing facilities exceeding in aggregate £5 million or any secured facility in circumstances where by the Bidco Board (acting reasonably in consultation with the CEO) determines that any security over the assets of the Group is likely to be enforced) or (except where it is dormant or of immaterial economic value in the context of the Group as a whole) is insolvent or likely imminently to become insolvent;

Employee: an individual who is employed by, or is a director of, any member of the Group or an individual whose services are otherwise made available to any member of the Group (and “employment” and “employer” shall be construed accordingly to include or refer to such an arrangement);

Encore Group: Encore Capital Group, Inc. and its subsidiary undertakings (including, immediately following Completion, Investorco);

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Equity Shares: Securities which if the Companies Act 2006 applied to the Company would be equity share capital for the purposes of section 548 that Act;

Excluded Transfer: any transfer made under paragraphs 2.4.1 to 2.4.3 (inclusive) of schedule 4;

Family Members: in relation to any person, the spouse or civil partner, parents and every child and remoter descendant of that person and/or that spouse and/or either such parent (including stepchildren and adopted children);

Family Trust: in relation to any person, trusts established by that person in relation to which such person and/or Family Members of that person are the principal beneficiaries thereof;

Flotation: the effective admission of all the Shares (or the shares of any holding company of the Company or other member of the Group (excluding Investorco and its holding companies)) to listing on a recognised investment exchange;

Good Leaver: an Employee who ceases to be an Employee (whether prior to or after Completion) in any of the following circumstances:

(i)	death;

(ii)	ill health preventing him from performing his duties as an Employee or permanent disability or incapacity;

(iii)	compulsory retirement;

(iv)	as a result of the sale of the Group Company or business of a Group Company by or in which he is employed,

or otherwise where it is determined by the Remuneration and Nomination Committee (with Investor Consent) that an Employee who would otherwise be a Bad Leaver or an Intermediate Leaver is to be treated as a Good Leaver (which may be so determined in respect of all or some only of the Sale Shares held by him and/or his Related Parties);

Group: the Company and its subsidiary undertakings from time to time, or any of them as the context requires and “Group Company” shall be construed accordingly;

Holding Companies: the Company, UK Holdco, UK Midco and Bidco;

Indenture: as defined in the Acquisition Agreement;

Initial Core Managers: the persons whose names and addresses are set out in columns 1 and 2 of part 1 of schedule 1;

Initial Investors: Encore, JCF and Investorco;

Intellectual Property: patents, petty patents, utility models, registered designs, design right, topography rights, copyright, database right, trade marks, service marks, trade or business names, domain names, get-up or trade dress, inventions or secret processes, know-how and all rights or forms of protection of a similar nature or effect subsisting anywhere in the world, including applications for any such right;

Intermediate Leaver: an Employee who ceases to be an Employee (whether prior to or after Completion) and who is not a Bad Leaver or a Good Leaver or otherwise where it is determined by the Remuneration and Nomination Committee (with Investor Consent) that an Employee who would otherwise be a Bad Leaver is to be treated as an Intermediate Leaver (which may be so determined in respect of all or some only of the Sale Shares held by him and/or his Related Parties);

Investor Affiliate: in the case of an Investor, any person to whom an Investor is entitled to transfer Securities pursuant to paragraphs 2.4.2 or 2.4.3 of schedule 4 or, in the case of an Investorco Investor, any person to whom it would be entitled to make such a transfer if it was an Investor holding Securities;

Investor Consent: the prior written consent of the Investor Majority;

Investor Directors: the directors of Bidco from time to time appointed pursuant to clause 3.3;

Investor Majority: A Shareholders holding in excess of 75% of the A Shares then in issue;

Investorco Investors: Encore, JCF Luxco and any person who executes a Deed of Adherence as an Investorco Investor in accordance with clause 19.1 on a transfer or issue to it of Investorco Securities as permitted by this agreement;

Investorco Securities: the E shares and J shares in the capital of Investorco, the E bridge preferred equity certificates, J bridge preferred equity certificates, E preferred equity certificates and J preferred equity certificates issued by Investorco and any shares, preferred equity certificates or other securities of Investorco;

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Investors: the Initial Investors and any person who executes a Deed of Adherence as an Investor in accordance with clause 19.1 on a transfer or issue to it of Securities as permitted by this agreement;

Issue Notice: as defined in clause 5.3.2;

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003;

Luxco Articles: the articles of association of the Company in the Agreed Form marked “D” adopted on Completion in accordance with clause 2.1, as from time to time amended or replaced in accordance with this agreement;

Luxco Board: the board of directors of the Company from time to time;

Management Charge: any monitoring or management or similar fee or charge, by whatever name called;

Manager Majority: Managers on behalf of whom the Manager Nominee holds as nominee in excess of 40% of the C Shares then in issue which are not held by the EBT;

Managers: the Initial Managers and any other person who executes a Deed of Adherence as a Core Manager, a Senior Manager or a Manager in accordance with clause 19.1;

Manager Consent: the prior written consent of a Manager Majority;

Manager Declaration: the declaration to be completed by each of the Initial Managers on Completion in accordance with the Subscription Agreement or to be completed by a New Securities Holder in accordance with clause 19.1 in the Agreed Form marked “B”;

Manager Nominee Agreement: the nominee agreement entered into by each of the Initial Managers and the EBT and the Manager Nominee on Completion or to be entered into by a New Securities Holder and the Manager Nominee in accordance with clause 19.1 in the Agreed Form marked “C”;

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Minority Shareholder: each holder of Securities (including the Manager Nominee) other than (i) the holders of the Specified Securities and (ii) the members of the Relevant Transferee’s Group;

Minority Securities: the Securities held by a Minority Shareholder;

New Securities: as defined in clause 5.1;

Original A Shares:

(i)	the A Shares issued to the Original Investors on the Original Completion Date; and

(ii)	the A Shares issued under the Bridge PEC Conversion Provisions or (prior to implementation of the Bridge PEC Conversion Provisions) the A Shares which would be in issue (assuming no redemption of Bridge PECs within the Redemption Period) if the relevant principal amount of all of the Bridge PECs originally issued was applied under the Bridge PEC Conversion Provisions in subscribing for A Shares;

Original Completion Date: 15 May 2013;

Original Investment Agreement: the investment agreement relating to the Company dated 15 May 2013 between the Original Investors (1), the Initial Managers (2), the EBT (3), the Manager Nominee (4) and the Holding Companies (5);

Original Investors: JCF and JCF Luxco;

Parties: the parties to this agreement from time to time (whether by virtue of having executed this agreement or having entered into a Deed of Adherence) and “Party” shall be construed accordingly;

Patient: a person who lacks capacity as defined in s.2 Mental Capacity Act 2005;

PECs: the Bridge preferred equity certificates, A preferred equity certificates and B preferred equity certificates constituted by the PEC Instruments and issued by the Company and references to “Bridge PECs”, “A PECs” and “B PECs” shall be construed accordingly;

PEC Instruments: the preferred equity certificate instruments constituting the PECs entered into by the Company on the Original Completion Date in accordance with the Subscription Agreement, and references to “Bridge PEC Instrument”, “A PEC Instrument” and “B PEC Instrument” shall be construed accordingly;

Prescribed Consideration: as provided in paragraph 6 of schedule 4;

Prescribed Price: as determined pursuant to paragraph 3.2 of schedule 4;

Protected Business:

(i)	as at any date before his Cessation Date whilst a Manager is an Employee, any business carried on by a Group Company at or during the twelve months preceding that date; and

(ii)	as at the Cessation Date of a Manager, any business carried on by a Group Company at the Cessation Date or during the twelve months preceding that Cessation Date,

but only (except in the case of a Senior Manager) where the Manager carried out material duties as part of that business at any time during the applicable twelve month period;

Ratchet Provisions: the provisions of clause 15.8 and schedule 6 and equivalent provisions in the Luxco Articles;

Realisation: a Flotation, a Sale or the liquidation of the Company;

Redemption: the redemption by the Company of 24,603,645 Bridge PECs with a par value of £1 each held by JCF Luxco on or prior to 30 August 2013 in accordance with the Redemption Agreement;

Redemption Agreement: the redemption agreement entered into between the Company and JCF Luxco on 28 June 2013;

Redemption Period: as defined in clause 7.1;

Related Party: in respect of:

(i)	any individual:

(a)	any Family Member of that individual;

(b)	the trustee(s) of a Family Trust of that individual;

(c)	the personal representatives of that individual, or of any Family Member of that individual; or

(d)	any nominee of the individual or any of the persons in (i) (a) to (c) above;

(ii)	any Investor or Investorco Investor:

(a)	any Investor Affiliate of that Investor or Investorco Investor;

(b)	any person connected with that Investor or Investorco Investor or with whom the Investor or Investorco Investor or any Investor Affiliate of it is acting in concert (as defined in The City Code on Takeovers and Mergers); or

(c)	any nominee of the Investor or Investorco Investor or any of the persons in (ii) (a) or (b) above;

Relevant Proportion: in relation to any Securities Holder, the proportion which that Securities Holder’s existing holding of Eligible Equity Shares bears to all the Eligible Equity Shares in issue;

Relevant Securities: any Securities originally transferred or issued to a Family Member of an Employee or to the trustees of a Family Trust of an Employee and any additional Securities issued or transferred to such person or persons by reference to those original Securities;

Relevant Investorco Transfer: a transfer by a holder of Investorco Securities of any Investorco Securities other than a transfer to an Investor Affiliate of such holder or a transfer permitted by clause 16.5;

Relevant Transfer: a transfer by Investors and/or Related Parties of any Investor of A Shares and/or A PECs to a Relevant Transferee other than an Excluded Transfer;

Relevant Transferee: a person to whom Specified Securities are proposed to be transferred pursuant to a Relevant Transfer;

Relevant Transferee’s Group: the Relevant Transferee together with any person to whom the Relevant Transferee is connected or with whom he is acting in concert (as defined in The City Code on Takeovers and Mergers);

Remedial Action: the taking of any steps which the Bidco Board (acting reasonably, with Investor Consent and in consultation with the CEO) considers necessary to cure or mitigate the circumstances which have given rise to a subsisting Emergency Situation;

Remuneration and Nomination Committee: the remuneration and nomination committee of the Bidco Board constituted in accordance with clause 3.9;

Rescue Issue: an issue of New Securities to cure an Emergency Situation which in the opinion of Bidco Board (acting reasonably with Investor Consent) is capable of remedy by the issue of such New Securities;

Respondent: a Manager against whom a Claim has been brought;

Restricted Client: any person who, on the Cessation Date or at any time during the 12 month period immediately prior to the Cessation Date, was (i) a client or customer of any Group Company or (ii) a prospective client or customer of any Group Company with whom the Manager shall have had business dealings in his capacity as an Employee in the 12 month period prior to the Cessation Date;

Restricted Employee: any individual who is a Senior Employee or director of any Group Company;

Restricted Territory: the United Kingdom of Great Britain and Northern Ireland, the Republic of Ireland or any other territory in which any Group Company conducts any material business at the Cessation Date or conducted any material business in the 12 month period immediately prior to the Cessation Date;

Rollover Investment Agreement: the agreement entered into on the Original Completion Date between each of the Holding Companies (1), the Manager Nominee (2) and the Rollover Managers (as defined therein) (3);

Sale: the sale of at least 90% in number of the issued Shares to a single purchaser (or to one or more purchasers as part of a single transaction or series of related transactions);

Sale Shares: as defined in paragraph 3.1 of schedule 4;

Securities: Shares, PECs or other equity or debt securities issued by any Group Company and (unless clearly inconsistent in the context) all options and other rights to acquire any of the same;

Senior Employee: an Employee whose remuneration entitlement in that capacity (including all sums payable by way of fees, salary, bonus, commission, pension contributions, benefits in kind and all items of value received by any person on his behalf or for his benefit) is at least £100,000 per annum;

Senior Managers: the Managers whose names and addresses are set out in columns 1 and 2 of parts 1 and 2 of schedule 1 and any other person who executes a Deed of Adherence as a Core Manager or Senior Manager in accordance with clause 19.1;

Service Agreement: in relation to an Employee, the employment agreement, appointment letter or agreement for services of that Employee with a Group Company;

Settled Claim: a Claim:

(i)	which is settled in a quantified financial amount by written agreement between the Claimant and the Respondent;

(ii)	in respect of which the Respondent has acknowledged in writing that he accepts liability and the quantum of such liability; or

(iii)	which is the subject of a judgment or award in a quantified financial amount made by a court or arbitration tribunal of competent jurisdiction which has not been appealed and from which there is no further right of appeal;

SFA: as defined in the Acquisition Agreement;

Shareholders: the holders of Shares;

Shares: shares in the capital of the Company, from time to time;

Specified Securities: the A Shares and/or A PECs which Investors and/or Related Parties of any Investor propose to transfer pursuant to a Relevant Transfer;

Subscription Agreement: the agreement entered into between each of the Holding Companies (1), the Manager Nominee (2), the New Subscribers (as defined therein) (3) and the Reinvesting Subscribers (as defined therein) (4) providing for the subscription and issue of certain Securities in the Holding Companies dated 13 April 2013, as amended by a letter agreement entered into between the same parties on the Original Completion Date;

Syndication: the transfers of (i) all the Securities (save for 24,603,645 Bridge PECs with a par value of £1 each) held by JCF Luxco to Investorco and Encore and (ii) 50.1% of the issued share capital of Investorco from JCF Luxco to Encore, in each case pursuant to the Syndication Documents;

Syndication Completion: completion of the Syndication pursuant to the Syndication Documents;

Syndication Documents:

(i)	the notarial deed of a meeting of the sole shareholder of Investorco dated 28 June 2013;

(ii)	the subscription agreement relating to certain preferred equity certificates issued by Investorco dated 28 June 2013 between Investorco and JCF Luxco;

(iii)	the transfer agreement relating to the transfer of certain Investorco Securities and Securities dated on or around the date of this agreement between JCF Luxco (1), Encore (2), Investorco (3) and the Company (4); and

(iv)	the securities purchase agreement dated 29 May 2013 between JCF Luxco and Encore Capital Group, Inc. (as amended by an agreement dated or around the date of this agreement),

and any additional shareholder resolutions, notices and certificates ancillary thereto as may be required under applicable Luxembourg law in connection with the Syndication;

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Transaction Documents: this agreement, the documents in the Agreed Form and the other documents referred to in them (including the Acquisition Agreement and the Warranty Deed);

Valuer: an experienced independent valuer nominated by the President from time to time of the Institute of Chartered Accountants in England and Wales;

Vested Percentage: as determined pursuant to paragraph 3.1.2 of schedule 4; and

Warranties: the warranties set out in schedule 5.

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1.3	In this agreement, unless otherwise specified:

1.3.1	any reference to any statute or statutory provision includes any subordinate legislation made under that statute or statutory provision, whether before, on, or after the date of this agreement;

1.3.2	any reference to any legislation (whether of the United Kingdom or elsewhere) including to any statute, statutory provision or subordinate legislation (“Legislation”) includes a reference to that Legislation as from time to time amended or re-enacted, whether before, on, or after the date of this agreement, except to the extent that any amendment or re-enactment coming into force, or Legislation made, on or after the date of this agreement would create or increase the liability of any Party;

1.3.3	any reference to re-enactment includes consolidation and rewriting, in each case whether with or without modification.

1.4	In this agreement (unless the context requires otherwise):

1.4.1	words and expressions which are defined in the Companies Act 2006 and which are not otherwise defined in this agreement shall have the same meanings as are given to them in that Act;

1.4.2	any question as to whether a person is connected with any other person shall be determined in accordance with the provisions of ss.1122-1123 Corporation Tax Act 2010;

1.4.3	any gender includes a reference to the other genders;

1.4.4	any reference to “subsidiary” means a “subsidiary” as defined in s.1159 Companies Act 2006 save that a company shall be treated, for the purposes only of the membership requirement contained in ss.1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or that person’s nominee), whether by way of security or in connection with the taking of security, or (b) its nominee;

1.4.5	any reference to “persons” includes natural persons, partnerships, companies, bodies corporate, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality);

1.4.6	“directly or indirectly” means (without limitation) either alone or jointly with any other person and whether on his own account or in partnership with another or others or as the holder of any interest in or as officer, employee or agent of or consultant to any other person;

1.4.7	“recognised investment exchange” means an investment exchange in respect of which a recognition order has been made under s.290 Financial Services and Markets Act 2000;

1.4.8	“third party” shall mean any person other than the Parties;

1.4.9	any reference to a “transfer” of a Security or Investorco Security shall, unless the context otherwise requires, include:

1.4.9.1	a sale or disposal of any legal or equitable interest in a Security or Investorco Security and the creation of any charge, mortgage or other encumbrance over any interest in a Security or Investorco Security, whether or not by the member registered as the holder of that Security or Investorco Security; and

1.4.9.2	any renunciation or other direction by a person entitled to an allotment, issue or transfer of Securities or Investorco Securities that such Securities or Investorco Securities be allotted, issued or transferred to another person, and any reference to the “transfer” of any Shares:

1.4.9.3	by any Manager or the EBT shall mean a transfer of its beneficial interest in the Shares held on its behalf by the Manager Nominee under a Manager Nominee Agreement; and

1.4.9.4	to any Manager or the EBT shall mean a transfer of the beneficial interest in such Shares to the relevant Manager or EBT and (to the extent required) a transfer of the legal title to such Shares to the Manager Nominee to be held on the terms of a Manager Nominee Agreement;

1.4.10	any reference to the “holder” of any Share shall, as the context requires, refer to both the Manager Nominee as the holder of legal title to the relevant Share and a Manager or the EBT as the beneficial owner of such Share under the relevant Manager Nominee Agreement and references to “holding”, “to hold” or “held” shall be construed accordingly;

1.4.11	any reference to a “director” shall, in the case of a body corporate incorporated in Luxembourg in the form of a société à responsabilité limitée (including the Company) mean a manager (gérant) of such body corporate;

1.4.12	any reference to an “interest” in the context of any transfer of Shares shall include any interest in shares as defined by s.820 of the Companies Act 2006;

1.4.13	any reference to an “institutional investor” shall be to an investor which is a fund or body corporate a material part of the business of which is the investment in private equity or debt securities or similar investments for investment purposes only and without day to day participation in the day to day management or operation of the underlying business;

1.4.14	any reference to the background section, a clause or schedule is to the background section, a clause or schedule (as the case may be) of or to this agreement;

1.4.15	any reference to any other document is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this agreement) at any time;

1.4.16	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

1.4.17	any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.5	The table of contents and clause headings contained in this agreement are included for convenience only and do not affect the interpretation of this agreement.

2	Completion

2.1	Completion shall take place on the Completion Date immediately following Syndication Completion when the Parties shall procure that the Luxco Articles shall be adopted as the articles of association of the Company.

2.2	The provisions of this agreement (other than this clause 2 and clauses 1 (Definitions and interpretation), 23 (General), 24 (Notices) and 25 (Governing law and jurisdiction)) shall be conditional upon and not take effect until Syndication Completion and Completion shall have occurred in accordance with clause 2.1.

2.3	The Parties consent for all purposes (including to the extent required under the Original Investment Agreement) to the Syndication on the terms of the Syndication Documents and the Redemption on the terms of the Redemption Agreement.

2.4	Following Completion in accordance with this clause 2, the Initial Managers and the EBT shall hold the Securities set out opposite their respective names in schedule 1 (or, in the case of Shares, the Manager Nominee shall hold such Shares on their behalf) and the Initial Investors shall hold the Securities set out opposite their respective names in schedule 2.

3	Corporate governance

3.1	Except with Investor Consent, Bidco shall procure that at least one meeting of the Bidco Board shall be held every two months at Bidco’s registered office.

3.2	The Parties will procure (in each case to the extent they are able) that the CEO is appointed to the Bidco Board at all times.

3.3	The Investor Majority shall have the right at any time and from time to time to appoint any number of director(s) to the Bidco Board. Any such appointment shall be made by notice in writing to Bidco from the Investor Majority and the Investor Majority may in like manner at any time and from time to time remove from office any director appointed pursuant to this clause and appoint any person in place of any director so removed or dying or otherwise vacating office. The Investor Directors shall be entitled to be appointed to any committee of the Bidco Board or the board of directors of any other Group Company (or any committee of such boards).

3.4	Bidco shall at all times during which there is no Investor Director in office permit one representative designated by the Investor Majority to attend, as an observer, and to speak (but not vote) at all meetings of the Bidco Board or of a committee of the Bidco Board or of a meeting of the directors (or committees thereof) of any member of the Group. Such observer will be entitled to receive and retain all written materials and other information given to directors in connection with such meetings at the same time as those materials or information are given to the directors of the company in question. Such observer shall have the same rights and restrictions as does an Investor Director in relation to the passing of information to his appointees. Bidco shall reimburse such observer all expenses properly incurred by him in connection with attending the meetings referred to in this clause.

3.5	Bidco shall cause any one of the non-executive directors of Bidco who may from time to time be nominated in writing by the Investor Majority to be appointed Chairman and shall cause any such director to be removed from office as Chairman on receipt of a written request from the Investor Majority so to do.

3.6	The Investor Majority shall consult with the CEO regarding the identity of any proposed Chairman and any other non-executive directors appointed to the Bidco Board (other than the Investor Directors).

3.7

The non-executive directors (including the Chairman and the Investor Directors) shall receive such remuneration for their services as the Remuneration and Nomination Committee shall determine (provided that the Investor Directors shall not receive remuneration in excess of any fee paid to any other non-executive director who is not an Investor Director). Bidco shall reimburse the non-executive directors (including the Investor Directors) all expenses properly incurred by them or their alternates in connection with the business of the Group.

3.8	Bidco shall send to each of its directors:

3.8.1	not less than five Business Days’ clear notice of each meeting of the board or committee of the board of directors of any Group Company to which such director has been appointed and an agenda of the business to be transacted at the meeting (together with all papers to be circulated or presented to it), although meetings may be held on a shorter period of notice with Investor Consent; and

3.8.2	as soon as practicable after each such meeting a draft of the minutes of such meeting (together with all papers referred to in them).

3.9	The Bidco Board shall form and maintain an Audit Committee and a Remuneration and Nomination Committee having the following membership and duties:

3.9.1	the membership of the Audit Committee and the Remuneration and Nomination Committee shall be determined by the Bidco Board (with Investor Consent), provided that:

3.9.1.1	a member of the Remuneration and Nomination Committee shall withdraw from any meeting while his own remuneration is considered and no resolution of the Remuneration and Nomination Committee shall be passed without Investor Consent;

3.9.1.2	at least one Investor Director shall at all times be appointed as chairman of the Remuneration and Nomination Committee;

3.9.2	the Audit Committee shall review the accounting policies and procedures of the Group, its internal financial control systems and its compliance with statutory requirements and shall consider any matter raised by the Group’s external and internal auditors; and

3.9.3	the Remuneration and Nomination Committee shall consider and make recommendations to the Bidco Board on:

3.9.3.1	the remuneration of all directors of Bidco (including the Investor Directors) and the appointment or dismissal of all directors of Bidco (other than the Investor Directors); and

3.9.3.2	the terms of appointment or dismissal and the remuneration of Senior Employees who are not directors of Bidco.

3.10	No person who is not a Party shall be appointed as a director of Bidco unless the proposed director shall first have undertaken to the Parties that (subject to clause 23.3) he will procure that Bidco complies with its obligations under this agreement.

4	Rights of Securities

4.1	The Company will treat the holders of the A Shares, B Shares and C Shares on a pari passu basis as regards all payments of dividend and/or redemption monies and/or by way of return of capital or assets in respect thereof pro rata to the number of A Shares, B Shares and C Shares held by the holders thereof respectively without discrimination, save as expressly provided herein (including the C Share Conversion Provisions and the Ratchet Provisions) and in the Luxco Articles.

4.2	All Securities issued pursuant to this agreement shall rank pari passu with the other Securities of the same class so issued.

5	Issue of Securities

5.1	Each of the Holding Companies shall not, and shall procure that no other Group Company shall, allot or issue any new Securities (“New Securities”) other than to another Group Company except in accordance with this clause 5 and clause 19 and with Investor Consent.

5.2	No Group Company shall allot or issue New Securities without Manager Consent unless:

5.2.1	the New Securities proposed are issued (i) on substantially the same economic terms as the A Shares and B Shares and/or A PECs and B PECs issued at Completion and (ii) in the same proportion of A Shares and B Shares to A PECs and B PECs as were issued at Completion, as such proportion may be adjusted as a result of (a) the operation of C Share Conversion Provisions and/or (b) the issue of New Securities in the circumstances contemplated by clauses 5.2.2 and/or 5.2.3;

5.2.2	the issue is a Rescue Issue;

5.2.3	the issue is on terms that the Bidco Board (acting reasonably) resolves are the best terms reasonably obtainable in all the circumstances at the time of the issue; or

5.2.4	the issue is to give effect to the Bridge PEC Conversion Provisions.

5.3	Save as provided in clause 5.4, if a Group Company proposes to issue New Securities to any person:

5.3.1	the Company shall procure that each existing holder of Eligible Equity Shares (each a “Securities Holder”) shall have the right to subscribe for the New Securities on the same terms and in his Relevant Proportion at the date of the Issue Notice;

5.3.2	the Company shall serve a notice (an “Issue Notice”) on each Securities Holder specifying:

5.3.2.1	the terms of the issue of New Securities, including the issue, exercise or conversion price (if applicable) for each New Security (or the means by which the price will be calculated);

5.3.2.2	the total number of New Securities to be issued;

5.3.2.3	the date on which subscription monies for the New Securities shall be paid to the issuing Group Company (such date not to be less than 10 Business Days after the issue of the Allocation Notice referred to below); and

5.3.2.4	the number of New Securities for which the relevant Securities Holder may subscribe;

5.3.3

within 15 Business Days after the date of any Issue Notice (the “Take-Up Deadline”), a Securities Holder may exercise its right to subscribe for the New Securities by giving written notice to the Company of (i) the number of New Securities for which it wishes to subscribe and (ii) whether it wishes to subscribe for New Securities in excess of his Relevant Proportion in circumstances where other Securities Holders do not exercise their right to subscribe for New Securities and the maximum number of New Securities for which it wishes to subscribe in these circumstances, provided that, if a Securities Holder has not given notice before the Take-Up Deadline, the

Securities Holder shall have no further right to subscribe for the New Securities under this clause 5 unless the Bidco Board (with Investor Consent) otherwise approves;

5.3.4	as soon as reasonably practicable and in any event within five Business Days after the Take-Up Deadline, the Company shall send to each Securities Holder a notice (an “Allocation Notice”) setting out the number of New Securities that each Securities Holder is entitled to subscribe for, on the basis that if the Company has received notices from Securities Holders exercising a right to subscribe for:

5.3.4.1	New Securities which are equal to or less than the total number of New Securities referred to in the relevant Issue Notice, then the relevant Group Company may issue to such Securities Holder the number of New Securities that the Securities Holder has offered to subscribe for; or

5.3.4.2	more New Securities than the total number of New Securities referred to in the relevant Issue Notice than such Securities Holder is entitled to acquire, then the relevant Group Company may issue to such Securities Holder the lesser of (i) the number of New Securities which it has offered to acquire and (ii) its Relevant Proportion of the New Securities, provided that any remaining New Securities that have not been allocated shall be allocated to Securities Holders exercising a right to subscribe but who have not yet been allocated all the New Securities for which they give notice that they wish to subscribe under clause 5.3.3 in their Relevant Proportions until all the New Securities in respect of which a right to subscribe has been exercised are allocated, provided that:

(i)	no Securities Holder shall be allocated in aggregate more New Securities than if exercised a right to subscribe for under clause 5.3.3; and

(ii)	the total number of New Securities allocated shall not exceed the total number of New Securities proposed to be issued as set out in the Issue Notice;

5.3.5	each Securities Holder who has exercised its right to subscribe for New Securities shall pay to the issuing Group Company the subscription monies for the New Securities allocated to it in accordance with clause 5.3.4 by the date set out in the Issue Notice;

5.3.6	subject to the receipt of the subscription monies, the Company shall procure that the relevant Group Company shall issue the relevant New Securities to the relevant Securities Holders and issue share certificates (where relevant) and update the register of members for the New Securities so subscribed for by the existing Securities Holders; and

5.3.7	the relevant Group Company may issue any New Securities that are not subscribed for by the Securities Holders in accordance with this clause 5.3 to any person or persons determined by the Bidco Board (with Investor Consent) within three months after the Take-Up Deadline:

5.3.7.1	for an issue price per New Security not less than the price specified in the Issue Notice; and

5.3.7.2	on terms not more beneficial to the subscriber as reasonably determined by the Bidco Board (with Investor Consent) than those set out in the Issue Notice.

5.4	The Company may issue New Securities without following the pre-emption procedure in clause 5.3:

5.4.1	without prejudice to clause 5.5, if such issue is a Rescue Issue; or

5.4.2	with Manager Consent; or

5.4.3	to give effect to the Bridge PEC Conversion Provisions.

5.5	Subject to clause 5.6, within five Business Days following a Rescue Issue, the Company shall serve an Issue Notice (a “Catch Up Notice”) on each of the Securities Holders (other than any Securities Holder which subscribed for New Securities as part of the Rescue Issue) and the provisions of clause 5.3 shall apply mutatis mutandis with the necessary amendments (as reasonably determined by the Bidco Board) such that each such Securities Holder has the opportunity to subscribe for New Securities of the same class or type (at the same price and on the same other terms) as the Rescue Issue such that, if that opportunity is taken up in full, its Relevant Proportion will remain the same as before the Rescue Issue.

5.6	If the holders of a majority in number of the Eligible Equity Shares entitled to be issued with Catch Up Notices under clause 5.5 so elect by written notice given to the Company within five Business Days of the issue of the Catch Up Notice, the procedures outlined in clause 5.5 shall be appropriately adjusted (as reasonably determined by the Bidco Board) so that no further New Securities shall be issued and each of the Securities Holders (other than any Securities Holder which subscribed for New Securities as part of the Rescue Issue) shall be entitled to purchase the New Securities issued as part of the Rescue Issue from the Securities Holders who subscribed for them (so far as possible, without involving sales of a fraction of a share, pro rata to the numbers of New Securities subscribed by them respectively). In this event the New Securities to be purchased shall be sold to the purchasing Securities Holders free from all encumbrances and with full title guarantee and the selling Securities Holders shall execute and deliver all such documentation as shall be reasonably required for that purpose, subject to payment of the purchase price for the New Securities to be sold by them respectively. The purchasing Securities Holders shall bear the costs of any stamp duty or equivalent transaction tax or duty arising on such transfers. Each Party consents to any transfer of Securities under this clause 5.6 and waives any rights of pre-emption he may have in relation thereto.

6	Transfer of Securities

6.1	Each of the Parties undertakes severally with the other Parties and the Company not to transfer any Securities of which it is the legal or beneficial owner other than in accordance with the provisions of clause 19 and schedule 4.

6.2	Each of the Parties shall promptly exercise such voting rights in the Company as it may have for the purposes of providing any required shareholder resolution under the Luxco Articles or otherwise to give effect to the provisions of this clause 6 and schedule 4.

6.3	If at the time of a proposed Realisation there are any Securities held by the EBT which the EBT has not agreed to use to satisfy awards to specified beneficiaries, to the extent not required to be sold by the EBT as part of the Realisation in order to repay all loans (together with all accrued but unpaid interest thereon) advanced to the EBT by the Group (including pursuant to the EBT Loan Agreement (as defined in the Subscription Agreement)) which cannot be waived without adversely affecting the Realisation Value, the Investors and the Managers shall use all reasonable endeavours to procure that those unallocated Securities are, subject to the receipt by the EBT of nominal consideration, transferred by the EBT (which hereby agrees to do so) to and between such holders of Shares then in issue who are beneficiaries under the EBT, as the Remuneration and Nomination Committee shall in its discretion decide (which Bidco shall procure it shall duly exercise to give effect to this clause).

6.4	Where a holder of A Shares or B Shares or C Shares is to transfer or be required to transfer some but not all of them, the transfer shall so far as possible be in pro rata strips of the Shares of each sub-series of the class held.

7	Bridge PEC conversion and C Share conversion

7.1	The Bridge PECs may be redeemed in accordance with their terms during the period commencing on Completion and ending on 14 June 2014 (the “Redemption Period”).

7.2	Within ten Business Days following the expiry of the Redemption Period, the Company shall procure that the Bridge PECs outstanding (if any) shall be dealt with as follows:

7.2.1	1.36557% of their principal amount shall be applied in subscribing for new A Shares at £0.38275 per share and the interest accrued but unpaid on that amount shall be paid in cash to the holders of the principal amount of Bridge PECs so applied;

7.2.2	the balance in principal amount shall be re-designated into A PECs and the accrued unpaid interest thereon shall roll forward as an entitlement of the A PECs so created;

7.2.3	the subscriptions and re-designations referred to above shall be effected between the holders of the Bridge PECs concerned as nearly as may be pro rata to their respective holdings of principal amount of Bridge PECs, as reasonably determined by the Bidco Board;

7.2.4	each holder of Bridge PECs shall execute and deliver such documents and things as may be necessary or reasonably required by the Company to give effect to the provisions of this clause 7.2;

7.2.5	the Company shall execute and deliver such documents and things as may be necessary or reasonably required to give effect to the provisions of this clause 7.2;

7.2.6	the A Shares to be issued under this clause 7.2 shall be issued in separate pro rata series A1 to A10 form in the same proportions as nearly may be as the issued A Shares of those sub series bear to each other respectively at the time of their issue; and

7.2.7	the new A Shares of each series and A PECs to be issued or created as provided in this clause 7.2 shall rank pari passu with the other A Shares of the same series and A PECs already in issue.

7.3	Within ten Business Days following the expiry of the Redemption Period, the Company shall procure that:

7.3.1	such number of C Shares shall be re-designated into D Shares, so that the number of C Shares in issue following such re-designation shall constitute 12% of the aggregate number of A Shares, B Shares and C Shares issued at Completion in accordance with the Subscription Agreement and Rollover Investment Agreement or under the Bridge PEC Conversion Provisions (but excluding any other such Shares issued following Completion);

7.3.2	the re-designations referred to above shall be effected between the holders of the C Shares as nearly as may be to their respective holdings of each series of C Shares, as reasonably determined by the Bidco Board;

7.3.3	each Shareholder shall execute and deliver such documents and things as may be necessary or reasonably required by the Company to give effect to the provisions of this clause 7.3; and

7.3.4	the Company shall execute and deliver such documents and things as may be necessary or reasonably required to give effect to the provisions of this clause 7.3.

8	Information rights

8.1	The Company shall provide the following information to the members of the Bidco Board, the Investors and the Investorco Investors:

8.1.1	not later than three weeks prior to the commencement of each financial year of the Company, a detailed operating plan, management commentary and a profit and loss budget and forecast balance sheet, capital expenditure budget and cash flow forecast for the Group in respect of that financial year in such form and detail as the Investor Majority shall reasonably require and in the form submitted to the Bidco Board for approval;

8.1.2	not later than three weeks after the end of each month, a consolidated profit and loss account, balance sheet and cash flow statement of the Group for that month in such form and detail as the Investor Majority may reasonably require and incorporating:

8.1.2.1	a breakdown of turnover and profits by trading activity;

8.1.2.2	a comparison of actual to budgeted results and a commentary thereon; and

8.1.2.3	(if so requested by the Investor Majority) revised forecasts of turnover and profits for the remainder of the financial year;

8.1.3	not later than three months after the end of each financial year of the Company, the audited consolidated profit and loss account, balance sheet and cash flow statement of the Group for that financial year (together with the notes to, and the reports of the directors and auditors on, such accounts); and

8.1.4	such further financial and other information relating to the Group and in a form as the Investor Majority may reasonably require.

8.2	Any costs incurred by any member of the Group in implementing the procedures and systems necessary to ensure the compliance with any member of the Encore Group’s obligations under Section 404 of the Sarbanes-Oxley Act, any other relevant United States securities law or regulation, and United States public company accounting and financial reporting requirements shall be reimbursed by Encore, provided that Encore shall only be required to reimburse such costs to the extent that they are incremental to costs relating to the procedures and systems that the relevant member of the Group would otherwise be required to implement on its own.

8.3	Any costs incurred by any member of the Group in preparing information necessary to ensure the compliance of J.C. Flowers & Co. LLC or any of its subsidiaries with its fund reporting obligations shall be reimbursed by J.C. Flowers & Co. LLC, provided that J.C. Flowers & Co. LLC shall only be required to reimburse such costs to the extent that they are incremental to costs that the relevant member of the Group would otherwise be required to incur on its own.

8.4	If the Company shall fail to comply with its obligations under clause 8.1 and such breach is not remedied within 10 Business Days of written notice to the Company from an Investor Majority requiring such breach to be remedied and confirming that the rights under this clause 8.4 will be invoked if not, the Investor Majority shall be entitled (without prejudice to any other remedies or rights which the Investors may have in respect of that non-performance) to appoint (at the Company’s expense) a firm of accountants to produce the information required. The Company shall provide and shall procure that all the relevant Group Companies shall provide all information and assistance required by such accountants for such purpose.

8.5	If at any time the Company reasonably anticipates that any Group Company will deviate in any material respect from the Business Plan or Budget, it shall without delay notify the Investors in writing.

8.6	The provision of information to the Investor Directors on behalf of the Investors but otherwise in accordance with clause 8.1 shall satisfy the Company’s obligations to provide information under clause 8.1 to the Investors unless an Investor shall give notice to the contrary.

8.7	Any person appointed an Investor Director or his alternate shall be entitled to pass to the Investors any information concerning the Group which may come into his possession through that appointment.

8.8	Each Party shall in all respects keep confidential and not at any time disclose or make known in any other way to anyone whatsoever (except as permitted by clause 8.7) or use for his own or any other person’s benefit or to the detriment of any Group Company any Confidential Information provided that:

8.8.1	such obligation shall not apply to information which becomes generally known (other than through a breach by the Party in question of this clause);

8.8.2	any Party shall be entitled at all times to disclose such information as may be required by law or by any competent judicial or regulatory authority or by any recognised investment exchange or for tax or accounting purposes;

8.8.3	a member of the Group may use and make disclosure of Confidential Information in the ordinary course of business or to another member of the Group or as part of its reporting obligations under its borrowing arrangements from time to time;

8.8.4	an Investor may pass information received from the Company or the Investor Directors to:

8.8.4.1	on a confidential basis, any investment or other professional adviser engaged by the Investor so far as acting or advising in relation to that Investor’s investment in the Company;

8.8.4.2	any potential purchaser of shares in or assets of the Company subject to such person having first been notified to the Bidco Board and executed a confidentiality undertaking in favour of the Company; and

8.8.4.3	on a confidential basis, its shareholders, limited partners or other investors, advisers or managers in the form in which it generally reports to such persons;

8.8.5	such obligation shall not apply to restrict a disclosure or use of Confidential Information in the proper enjoyment and bona fide enforcement of rights hereunder and/or under any other Transaction Document or (on a confidential basis) to professional advisers engaged to advise the disclosing Party in relation thereto for that purpose; or

8.8.6	such obligation shall not apply to restrict the disclosure or use of Confidential Information by a Manager in the proper course of performing his duties as an Employee.

8.9	The Company shall provide each Initial Core Manager, to the extent that he ceases to be an Employee but he or any Related Party of his retains any B Shares and/or B PECs, with (i)

information provided to the Investors pursuant to clause 8.1.3 and (ii) provided that the Initial Core Manager nor any Related Party of his carries on directly or indirectly or is employed or engaged by or is a director or consultant to or is in any way interested in or connected with any business carried on within any Restricted Territory which competes with any Protected Business (whether or not in breach of clause 11.2.1), the information provided to the Investors pursuant to clause 8.1.2 but on a quarterly basis and any information made available on any website of a Group Company (to which each Initial Core Manager shall be permitted due access) to holders of Bonds issued pursuant to the Indenture.

9	Further obligations of the Company

9.1	The Company shall (or shall procure that the relevant Group Company shall) (i) at all times observe and perform its obligations under, (ii) at all times enforce, and not release or waive the obligations of any of the other parties to, (iii) not make or agree to any alteration to the terms of, or (iv) not give any notice approval or consent under, the Acquisition Agreement, the Warranty Deed, the Indenture, the SFA, the PEC Instruments, the Service Agreements the Luxco Articles or the Bidco Articles unless Investor Consent has been given.

9.2	The Company shall procure that each other Group Company shall make such distributions or other payments to the Company as may be lawful and as may be necessary to enable the Company to pay the interest to be paid on the PECs and/or to redeem the PECs in accordance with their terms.

9.3	The Company shall do everything reasonably within its power to ensure that each Group Company shall at all times maintain proper and up-to-date accounting and financial control systems and records in relation to its business and affairs and that such records are available for inspection during normal business hours by the Investors (or by any person or persons authorised by the Investors for the purposes of monitoring their investment in the Group).

9.4	The Company shall do everything reasonably within its power to ensure that the business of each Group Company shall be managed and shall comply with all applicable laws, bye-laws, rules, regulations and codes of conduct and with the terms of any contract or agreement to which it is a party and that each Group Company shall maintain all licences, consents and authorisations which are required for the conduct of any such business from time to time.

9.5	The Company shall ensure each Group Company seeks to protect its rights in Intellectual Property including, amongst other things, registering such rights (where appropriate) and bringing proceedings for their infringement.

9.6	The Company shall:

9.6.1	insure the Group with an insurance office of repute and keep it so insured at all times against appropriate risks to the extent and in accordance with good commercial practice (such insurance to include cover (taken out through such broker and on such terms as an Investor Majority may reasonably require) against any liability of the directors of the Holding Companies or their respective alternates (where applicable) in the lawful performance of their respective duties and loss of profits insurance);

9.6.2	procure that the insurances maintained by the Group are reviewed by the Company’s insurance brokers at least once in each calendar year and that all reasonable recommendations made by such insurance brokers in relation to such insurances are complied with;

9.6.3	not change the terms of any directors and officers liability insurance of the Group without Investor Consent; and

9.6.4	on request supply the Investors with a copy of the schedule of such insurances.

9.7	No claim may be brought against the Company by a Party for a breach of this clause 9 without Investor Consent.

10	Restrictions on the Company

10.1	Each Holding Company undertakes to the Investors that it shall procure that no resolution, decision or action shall be passed made or taken by any Group Company from time to time in relation to any of the matters referred to in schedule 3 without Investor Consent.

10.2	Each Holding Company undertakes to the Managers that it shall procure that no resolution, decision or action shall be passed made or taken by any Group Company from time to time:

10.2.1	for such time as a member of the Encore Group holds or owns (directly or indirectly) Securities constituting a material interest (being a Controlling Interest or an interest which would enable the Encore Group at its discretion to prevent an Investor Consent from being given), to acquire any material assets from or (except by way of distribution on a winding up of the Company consistently with the rights attaching to the Securities in respect of which the distribution is made) dispose of any material assets to any member of the Encore Group or Related Party thereof or enter into any commitment or arrangement to do so; or

10.2.2	to enter into, terminate or vary (in each case other than on arm’s length terms with the approval of the Bidco Board acting reasonably) any contract, agreement or arrangement with an Investor or Investorco Investor or Related Party of an Investor or Investorco Investor or in which an Investor or Investorco Investor or Related Party of an Investor or Investorco Investor is otherwise interested (other than the termination or variation of this agreement, the PEC Instruments, the Luxco Articles and the Bidco Articles in accordance with clauses 21.5 and 22 or the termination or variation of the Acquisition Agreement or Warranty Deed in accordance with their respective terms); or

10.2.3	to waive or release any rights of a Group Company against an Investor or Investorco Investor or Related Party of an Investor or Investorco Investor,

in each case without Manager Consent save that this clause 10.2 shall not be construed to require Manager Consent in respect of matters specifically provided for in the Subscription Agreement, the Rollover Investment Agreement or clauses 2, 3, 5, 6, 7, 8, 9, 10.1, 11, 14, 15, 16, 21.5, 22, schedule 3 and schedule 4 of this agreement.

11	Restrictions on the Managers

11.1	Each of the Managers severally undertakes to the Company, for the benefit of each member of the Group, and to the Investors that, for so long as he is an Employee, he will observe the terms of his Service Agreement.

11.2	Each of the Managers covenants with, and for the benefit of, the Company, each Group Company and the Investors that, save with Investor Consent:

11.2.1	at any time while he is an Employee and for the period of 12 months after his Cessation Date, he will not directly or indirectly:

11.2.1.1	carry on or be employed or engaged by or be a director or consultant to or be in any way interested in or connected with any business carried on within any Restricted Territory which competes with any Protected Business, provided that this clause shall not prevent a Manager from being interested as a holder or beneficial owner solely for investment purposes of not more than 3% of any securities of any body corporate whose securities are listed, quoted or traded on any recognised investment exchange;

11.2.1.2	deal with or solicit business from any Restricted Client in competition with any Protected Business;

11.2.1.3	solicit the services of or endeavour to entice away from any Group Company or knowingly assist in, or procure, the employment by any other person of any Restricted Employee (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such Group Company); or

11.2.1.4	do or say anything which is intended by him to be harmful to the goodwill of any Group Company or which seeks to interfere with contractual or other trade relations between any Group Company and any of its customers or clients or suppliers;

11.2.2	at any time, save as required by applicable law or regulation or permitted by an exception in clause 8.8, he will:

11.2.2.1	not communicate or divulge to any person; and/or

11.2.2.2	not make use of,

any Confidential Information or any information not in the public domain concerning the business, finances or affairs of any Group Company’s customers, clients or suppliers; or

11.2.3	for so long as it is used or registered in the name of any Group Company, use or apply to register on any public register any trade or business name used by any Group Company whilst he is an Employee or, after his Cessation Date, used by any Group Company during the period of two years prior to his Cessation Date (including in particular the names “Cabot”, “Cabot Financial”, “Apex” or “credit where its due” (whether alone or in conjunction with other names)) or any name similar to those names or likely to be confused with them.

11.3	The provisions of clause 11.2 are made for the benefit of each Group Company and the Investors, as an inducement to the investment by the Investors in the Company and as a constituent part of this agreement. Accordingly each of the Managers agrees that the restrictions contained clause 11.2 are reasonable and necessary for the protection of the legitimate interests of each Group Company and the Investors and that the restrictions do not work harshly on him. If any provision of clause 11.2 is nonetheless found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid.

12	Warranties

12.1	Each of the Managers severally warrants to the Investors that the Warranties are so far only as applicable to him true and accurate and not misleading at the Original Completion Date or, if later, the date on which he adheres to this agreement in accordance with clause 19.1.

12.2	The Warranties:

12.2.1	shall not in any respect be extinguished or affected by Completion; and

12.2.2	are separate and independent and, unless expressly provided to the contrary, are not limited or restricted by reference to or inference from the terms of any other provision of this agreement or any other Warranty.

13	Satisfaction of Claims

13.1	Subject to clause 13.2, and without prejudice to any other remedy available to a Claimant under the Transaction Documents, any amount due to a Claimant from any Respondent upon a Claim becoming a Settled Claim (a “Settled Sum”) shall be satisfied by way of:

13.1.1	a cash payment from that Respondent; or

13.1.2	in accordance with the remaining provisions of this clause 13.

13.2	If a Respondent has failed to pay (in whole or in part) a Settled Sum in cash to the Claimant within ninety days of the relevant Claim becoming a Settled Claim, the Claimant may by written notice to the Respondent (“Set Off Notice”) require that the Respondent settles a Settled Sum by the transfer to it of such number of Securities held by the Respondent (or any of his Related Parties) (“Set Off Securities”) (in such proportions as the Claimant shall determine consistently with clause 13.3) whose aggregate Set Off Value is equal to the outstanding amount of the Settled Sum in accordance with clause 13.7.

13.3	Unless otherwise agreed in writing by the Respondent, the Set Off Securities to be used to settle a Settled Sum under clause 13.2 shall be selected in the following order of priority:

13.3.1	firstly, C Shares;

13.3.2	secondly, B Shares and B PECs in the same proportions in which they are held by the Respondent;

13.3.3	thirdly, any other Shares; and

13.3.4	finally, any other Securities.

13.4	For the purposes of clause 13.2, the Set Off Value of any set off Securities shall be:

13.4.1	their value agreed in writing between the Claimant (with Investor Consent) and the Respondent; or

13.4.2	if no value can be so agreed within 10 Business Days of the Respondent receiving the Set Off Notice, the amount determined by a Valuer, on the application of and appointed by the Claimant, to be the price which in the opinion of the Valuer is the value on the Agreed Valuation Basis of the relevant Set Off Securities of the Respondent as at the date of his determination.

13.5	The following provisions shall apply in relation to the appointment of the Valuer under clause 13.4.2:

13.5.1	the Valuer shall act as expert not arbitrator and his engagement and duties shall be governed by English law;

13.5.2	the fees of the Valuer shall be paid as the Valuer shall determine or, if the Valuer makes no such determination, by the Claimant and the Respondent equally, provided that if the Valuer determines that the Set Off Value is more than 10% below the highest Set Off Value offered or proposed in writing to the Respondent by the Claimant prior to the appointment of the Valuer, the fees of the Valuer shall be paid by the Respondent;

13.5.3	the Company shall procure that the Valuer is given all such assistance and access to all such information in its possession or control as the Valuer may reasonably require in order to determine the Set Off Value; and

13.5.4	the determination of the Set Off Value by the Valuer shall, in the absence of fraud or manifest error, be final and binding on the Claimant and the Respondent and shall be addressed to each of them (on a reliance basis) in writing.

13.6	Where any Set Off Securities are to be transferred by a Respondent or any of his Related Parties under this clause 12, the Respondent shall direct the Manager Nominee to transfer, and the Manager Nominee hereby agrees to transfer, legal title to such Set Off Securities to the Claimant in accordance with clause 13.7.

13.7	Any transfer of Set Off Securities referred to in clause 13.2 shall occur within 10 Business Days of the Set Off Value being agreed or determined in accordance with clause 13.4 and such Set Off Securities shall be transferred with full title guarantee free from all encumbrances and the Respondent shall execute all such documentation as the Claimant may reasonably require in relation to the same. Each of the Shareholders expressly approves any transfer of Shares made pursuant to this clause 12 and agrees to approve any such transfer in a shareholders’ resolution of the Company on or prior to the occurrence of any such transfer.

14	Fees and costs

14.1	Bidco shall pay all reasonable legal and other professional fees and expenses incurred by the Initial Managers in connection with the negotiation, preparation, execution and completion of this agreement and any other agreements or documents ancillary to or connected with this agreement up to a maximum aggregate amount of £45,000 (plus any applicable value added tax thereon).

14.2	Subject to clause 14.1, the Parties shall each pay their own legal and other professional fees in connection with the negotiation, preparation, execution and completion of this agreement and any other agreements or documents ancillary to or connected with this agreement.

14.3	No Management Charges shall be payable by any member of the Group to or levied on any member of the Group by any Investor or Investorco Investor or Related Party of an Investor or Investorco Investor, save that an Investor Majority may elect by notice in writing to the Company for the fees which would otherwise be payable to the Investor Directors pursuant to clause 3.7 to be paid to the Investors, Encore and/or JCF or such other entity as it may nominate.

15	Realisation

15.1	The Parties acknowledge that it is their intention that a Realisation is achieved within five years of the Original Completion Date.

15.2	The Managers and the Company shall notify the Investors and an Investor shall notify the CEO without delay of any approach received by them or it from any person which it is reasonable to believe might lead to an offer being made to purchase the whole or any material part of the issued share capital of any Group Company (or for the whole or a substantial part of the undertaking or assets of any Group Company).

15.3	If the Investor Majority proposes a Realisation, each of the other Parties shall:

15.3.1	give such co-operation and assistance as the Investor Majority shall reasonably request, which (in the case of the Managers who are Employees) shall include the preparation of an information memorandum and the giving of presentations to potential purchasers, investors, finance providers and their advisers; and

15.3.2	to the extent reasonably required by the Investor Majority, exercise all such rights and powers as they may have (whether as a director or shareholder or otherwise) with a view to ensuring that a Realisation is achieved in accordance with such proposal provided it is consistent with this agreement.

15.4	Without prejudice to the generality of clause 15.3, each of the Managers acknowledges and agrees that in view of the opportunity afforded to him by the terms of his participation in the transaction of which this agreement is part he may (if still then an Employee) be required to and shall if required give such warranties and undertakings (including lock up undertakings in respect of shares in the case of a Flotation) as are customary in the course of such a Realisation, subject to reasonable limitations on liability.

15.5	Each of the Parties acknowledges and agrees that immediately prior to, but conditional upon, a Flotation, the share capital of the Company shall be reorganised as may reasonably be required for such purpose.

15.6	Each of the Parties acknowledges and agrees that, on a Flotation, the shareholders in the company the subject of the Flotation shall:

15.6.1	to the extent required by the Listing Rules of the UK Listing Authority or any equivalent requirements of any other recognised investment exchange, retain such number of their shares in the company the subject of the Flotation held at the time of the Flotation for such period after the Flotation as is required by the Listing Rules of the UK Listing Authority or the rules and requirements of the relevant recognised investment exchange; and

15.6.2	have regard to the recommendation of the brokers to the Flotation in determining their respective sales of shares upon the Flotation and shall make such determination with a view to ensuring the success of the Flotation.

15.7	The Parties acknowledge that no Investor nor any Investor Director shall be required to make or to give in connection with a Realisation:

15.7.1	any representation, warranty, undertaking or indemnity of any kind in respect of the disposal of their shares other than (i) a warranty as to their title to any shares to be sold by them and their capacity to sell and perform their obligations under the Realisation documentation (ii) customary undertakings as to confidentiality and making of announcements regarding the Group and its business and affairs (iii) usual further assurance obligations as regards the shares sold by them (iv) on a Flotation, lock up undertakings consistent with clause 15.6 and (v) on a Sale, undertakings appropriate to the consideration arrangements applicable, whether for locked box purposes or to give effect to any completion accounts or similar price adjustments; or

15.7.2	any contribution (except through any price adjustment on a Sale) to the costs (including legal and accounting fees and disbursements) incurred by any other Party in connection with the Realisation, except to the extent of a fair and reasonable contribution on a Sale to costs to be borne by selling shareholders as a whole.

15.8	The Parties agree that the provisions of schedule 6 and related provisions of the Luxco Articles shall apply in relation to a Realisation.

16	Transfers of Investorco Securities and Deemed Realisation

16.1	Each of the Investorco Investors and Investors severally undertakes to the Minority Shareholders and each of them to:

16.1.1	supply to the Minority Shareholders in writing and without delay all material details of any proposed arrangements or understandings which the Investorco Investor or Investor reasonably considers likely to result in a Relevant Investorco Transfer or Deemed Realisation, including such information as may be necessary or reasonably required by the Minority Shareholders or any of them to ascertain their economic entitlements attributable thereto and/or the rights attaching to any securities they are to receive or have the opportunity to receive in settlement of all or part of those economic entitlements;

16.1.2	procure (to the extent that it is able) that Investorco complies with its obligations under this clause 16.

16.2	[***]

16.2.1	[***]

16.2.2	[***]

[***]

16.2.3	[***]

16.2.4	[***]

16.3	[***]

16.4	[***]

16.5	JCF, JCF Luxco and their Investor Affiliates shall at all times be entitled to transfer Investorco Securities to a member of the Encore Group or other institutional investor [***], provided:

16.5.1	such transfers all occur within 6 months of the Original Completion Date;

16.5.2	such transfers are at a price which implies an equity value of the Acquired Group on a debt free cash free basis at the date of any such transfer of less than 110% of the equity value of the Acquired Group on a debt free cash free basis implied by the acquisition of the Acquired Company by Bidco under the terms of the Acquisition Agreement;

16.5.3	such transfers do and will not result:

16.5.3.1	in the case of transfers to a member of the Encore Group, in Encore Capital Group, Inc. holding (or, when taking into account the Bridge PECs Investorco acquires, potentially holding) a direct or indirect interest in more than 75% of the Original A Shares; and

16.5.3.2	in the case of transfers to any other institutional investor(s), in such institutional investor(s) and their respective Investor Affiliates holding (or, when taking into account the Bridge PECs Investorco acquires, potentially holding) a direct or indirect interest in 50% or more of the Original A Shares; and

16.5.4	the transfers do and will not result in JCF and its Investor Affiliates ceasing to hold a direct or indirect interest in 25% or more of the Original A Shares.

16.6	Investorco agrees that it shall not alter the rights attaching to Investorco Securities or issue any Investorco Securities if such alteration or issue is wholly or principally to avoid a Deemed Realisation or otherwise prejudice or adversely affect the rights or economic entitlement of the Minority Shareholders under this clause 16 or the Ratchet Provisions.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17	Termination of the agreement

17.1	This agreement (other than this clause 17 and clauses 1 (Definitions and interpretation), 21 (General), 24 (Notices) and 25 (Governing law and jurisdiction)) shall cease and determine:

17.1.1	in respect of all Parties on a Realisation;

17.1.2	with respect to the rights of any Manager, upon that Manager ceasing to be both (i) the holder or beneficial owner of Securities and (ii) an Employee; and

17.1.3	in respect of an Investor, upon the Investor ceasing to be the legal or beneficial owner of any Securities.

17.2	Any cessation and determination pursuant to clause 17.1 shall be without prejudice to the rights, obligations or liabilities of any Party which shall have accrued or arisen prior to such cessation and determination.

18	Assignment

18.1	Subject to clause 18.2, no Party shall assign or in any other way dispose of any of its rights or obligations under this agreement.

18.2	A holder of Securities may assign his rights as such under this agreement to any person to whom those Securities are transferred in accordance with the terms of this agreement.

19	Adherence

19.1	Except with Investor Consent and Manager Consent, no Securities or Investorco Securities shall be allotted or transferred to any person who is not already a party to this agreement (a “New Securities Holder”) unless at the time of or prior to such allotment or transfer:

19.1.1	he (or, if he is a nominee of another person, that other person) enters into a Deed of Adherence in the following capacity:

19.1.1.1	a Core Manager, Senior Manager or Manager (at the discretion of the Remuneration and Nomination Committee): if the New Securities Holder is, or it is proposed that he should become, an Employee or is a Related Party of an existing Manager;

19.1.1.2	an Investor: if the New Securities Holder is a Related Party of an existing Investor or otherwise an institutional investor; and/or

19.1.1.3	an Investorco Investor: if the New Securities holder is to acquire Investorco Securities;

19.1.2	if he is entering into a Deed of Adherence as a Core Manager, Senior Manager or Manager, he completes, signs and delivers to the Investors a Manager Declaration; and

19.1.3	if he is entering into a Deed of Adherence as a Core Manager, Senior Manager or Manager and is acquiring Shares, he enters into a Manager Nominee Agreement with the Manager Nominee in respect of such Shares.

19.2	A New Securities Holder who enters into a Deed of Adherence as a Manager or Investor or Investorco Investor shall, subject to such Deed of Adherence being duly entered into, have all the rights and obligations as if he were named in this agreement as a Manager or Investor or Investorco Investor (as the case may be) except the New Securities Holder will have no liability or obligations in respect of any breach of this agreement before it adheres to it.

19.3	The Bidco Board (with Investor Consent and, in the case of a New Securities Holder adhering as an Investorco Investor, Manager Consent) may determine, notwithstanding clause 19.1 above, that the New Securities Holder should enter into a Deed of Adherence in a different capacity to that required by clause 19.1 and may also agree such amendment(s) to the Deed of Adherence as it reasonably considers appropriate in the circumstances.

19.4	Upon any Securities being issued or transferred to a Manager pursuant to this agreement, that Manager and the Acquired Group employer of that Manager shall jointly elect pursuant to s.431(1) ITEPA 2003 in the form approved by the Commissioners for HM Revenue & Customs in relation to the Securities issued or transferred to that Manager.

20	Restricted Securities

20.1	Subject to clause 20.3, each Manager hereby covenants to pay to the Company or, at the direction of the Company, to any other company that is associated with the Company from time to time that employs him or makes any payment or provides any benefit that is treated as income of his (each an “employing company”) within five Business Days of demand an amount equal to all taxes and social security contributions (including UK income tax and national insurance contributions) and any related penalties or interest for which an employing company is required to account in connection with the acquisition or disposal of any Securities issued to that Manager pursuant to the Subscription Agreement, the Rollover Investment Agreement or this agreement or the occurrence of any chargeable event (as defined in s.427(3) and s.439(3) ITEPA 2003) or receipt or deemed receipt of any benefit (as defined for the purposes of Part VII ITEPA 2003) in relation to such Securities.

20.2	Subject to clause 20.3, if any payment required to be made by any of the Managers pursuant to the covenant in clause 20.1 is not made within the period specified in s.222(1)(c) ITEPA 2003, the relevant Manager shall in addition pay an amount equal to all taxes and social security contributions (including UK income tax and national insurance contributions) and any related penalties or interest for which any employing company is required to account as a result of any amount of tax being treated as earnings from an employment of that Manager whether pursuant to s.222 ITEPA or otherwise.

20.3	The covenants in clause 20.1 and clause 20.2 shall not extend to:

20.3.1	any secondary Class 1 national insurance contributions in circumstances where such an indemnity is prohibited by Sched 1 para 3A Social Security Contributions and Benefits Act 1992 or where the liability concerned arises in connection with a disposal of Securities as contemplated by clause 16; or

20.3.2	any income tax and national insurance contributions and any related penalties or interest excepted under clause 20.5; or

20.3.3	any taxes and social security contributions (including UK income tax and national insurance contributions) to the extent that the same have already been deducted from any payment to the Manager as required by law, or by agreement of the Manager, by any member of the Group from any remuneration due to that Manager; or

20.3.4	any penalties or interest which arise by reason of any default by any member of the Group.

20.4	If an employing company is liable to tax on any sum paid under this clause 20, the amount so payable shall be increased by such amount as will ensure that, after payment of the tax liability, the employing company is left with a net sum equal to the sum it would have received had no such tax liability arisen.

20.5	The foregoing provisions of this clause 20 shall not apply to any income taxes and social security contributions (including UK income tax and national insurance contributions) and any related penalties or interest payable in respect of or by reference to a Manager’s acquisition of any Securities contemplated by clause 2 and schedule 1 and/or any Securities acquired and disposed of under the Acquisition Agreement and/or any Roll Up Documents and/or the making of any election in respect of any such acquisition pursuant to s.431(1) ITEPA 2003.

21	PEC Instruments and PECs

21.1	No holder of B PECs shall, save with Investor Consent, transfer any B Share unless at the same time such transferor transfers to the proposed transferee (at a price equal to the nominal value thereof and the unpaid interest accrued thereon as at the date of transfer, unless the transferor agrees otherwise) such proportion of his total holding of B PECs as is equal to the proportion which the number of B Shares the subject of the transfer bears to such transferor’s total holding of B Shares.

21.2	No holder of A PECs shall, save with Manager Consent, transfer any A Share unless at the same time such transferor transfers to the proposed transferee (at a price equal to the nominal value thereof and the unpaid interest accrued thereon as at the date of transfer unless the transferor agrees otherwise) such proportion of his total holding of A PECs as is equal to the proportion which the number of A Shares the subject of the transfer bears to such transferor’s total holding of A Shares.

21.3	Each holder of PECs hereby undertakes to the Company and the Investors that, if the Company has failed to make a payment when due to that holder of any sum pursuant to or in connection with his PECs and such sum continues to remain outstanding, he will not, without Investor Consent, do, undertake or effect any action or step (including, without limitation, the service of any statutory demand upon, or the issue of any petition to wind up the Company or any member of its Group) or otherwise exercise any right of recovery in relation to those sums which would or could result in the winding-up of the Company.

21.4	The Company shall ensure that (i) all payments of interest under the A PEC Instrument and B PEC Instrument shall be paid to the holders of A PECs and B PECs pro rata to their respective holdings of such PECs and (ii) any redemption of A PECs and B PECs shall be effected in relation to each holder of A PECs and B PECs pro rata to their respective holdings of such PECs.

21.5	The Company may, with Investor Consent, vary the terms of any PEC Instrument and the PECs or give any waiver, consent, approval or release thereunder, provided that any variation, waiver, consent, approval or release of the provisions relating to the accrual or payment of interest or the redemption or repayment of PECs under the PEC Instruments which:

21.5.1	increases the amount that is due to be paid or is payable by the Company under any PEC Instrument (but excluding an amendment that changes the redemption date or due date for payment of interest thereunder); and/or

21.5.2	is not made in all material respects on an equal pari passu basis in respect of the terms of the A PECs and B PECs and their PEC Instruments shall require Manager Consent except that any variation, waiver, consent, approval or release contemplated by clause 21.5.1 shall not require Manager Consent to the extent it is Remedial Action.

21.6	To the extent applicable, each direct or indirect holder of PECs agrees to treat the PECs as equity in the Company for United States income tax purposes.

22	Variation of this agreement, the Luxco Articles, the Bidco Articles and the Manager Nominee Agreements

22.1	Subject to clauses 22.2 and 22.3 and compliance with any applicable law, the provisions of this agreement (other than this clause 22 which may only be varied with the written consent of all the Parties), the Luxco Articles and the Bidco Articles may be varied by the agreement in writing of (or on behalf of) the Investor Majority and the Company.

22.2	Subject to clause 22.3, the consent of the Manager Majority shall be required to any variation of the terms of this agreement or the Luxco Articles or the Bidco Articles if such variation is materially adverse to the C Shareholders as compared to the A Shareholders and B Shareholders unless the variation is Remedial Action.

22.3	Notwithstanding clauses 22.1 and 22.2, the written consent of any Manager who would be personally adversely affected shall be required to any amendment to clauses 8.8.6 (Information Rights), 12 (Satisfaction of Claims) or 20 (Restricted Securities) which either imposes or is likely to increase his obligations or liability or reduce his rights thereunder.

22.4	The provisions of any Manager Nominee Agreement may only be varied with Investor Consent.

23	General

23.1	Further assurance

The Parties shall, and shall use their respective reasonable endeavours to procure that any necessary third party shall, do and execute and perform all such further deeds, documents, assurances, acts and things as any of them may reasonably require by notice in writing to give effect to the terms of this agreement.

23.2	Effect of Completion

This agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect following Completion, remain in full force and effect notwithstanding Completion.

23.3	Obligations of the Holding Companies

In any case where under the provisions of this agreement any Holding Company has agreed that it shall, or shall not, do any act or thing, each holder of Securities shall:

23.3.1	(in the case of any shareholder of a Holding Company who is also a director of a Holding Company) exercise his votes as a shareholder or director in favour of or against (as the case may be) the doing of, or the omission to do, the act in question;

23.3.2	(in the case of any shareholder of a Holding Company who is not also a director of a Holding Company) exercise his votes as a shareholder in favour of or against (as the case may be) the doing of, or the omission to do, the act in question; and

23.3.3	(in any case) not knowingly procure the doing of, or the omission to do, the act in question (whether alone or in conjunction with another person or persons).

23.4	Managers’ confirmations

Each of the Managers confirms to the Investors that:

23.4.1	he has entered into this agreement and the transactions contemplated by it entirely on the basis of his assessment of the risk and effect of this agreement and such transactions;

23.4.2	the Investors have not provided to him any advice of a financial or other nature whatsoever and is not under any obligation or duty whatsoever so to do; and

23.4.3	the Investor Directors are not authorised to give advice on behalf of the Investors,

and hereby waives, to the extent permitted by law, any rights which he may have in respect of any such obligation or duty.

23.5	Successors and assigns

This agreement shall be binding upon, and enure for the benefit of, the successors and permitted assigns of the Parties including, in the case of individuals, their respective estates after their deaths and, subject to any succession or assignment permitted by this agreement, any such successor or assign of the Parties shall in its own right be able to enforce any term of this agreement.

23.6	Confidentiality

The terms of this agreement shall be confidential to the Parties and each Party shall not without the prior consent of the other Parties make any announcement concerning or otherwise disclose or divulge any information concerning the investment by the Investors in the Company including (without limitation) any of the terms of this agreement save to the extent (if any) required by any applicable law or regulation or permitted by any exception in clause 8.8 which shall apply mutatis mutandis.

23.7	Several liability

Unless expressly provided otherwise, obligations expressed in this agreement to be assumed by, or covenants, warranties, representations or undertakings expressed in this agreement to be given by two or more persons shall in each case be construed as if expressed to be given severally (and not jointly and severally).

23.8	Conflict between agreement, the PEC Instruments, the Luxco Articles and the Bidco Articles

In the event of any conflict or inconsistency between the provisions of (i) this agreement and (ii) the PEC Instruments, the Luxco Articles or the Bidco Articles, the provisions of this agreement shall (as between the Parties) prevail. Each of the Parties shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the PEC Instruments, the Luxco Articles or the Bidco Articles.

23.9	No partnership

Nothing contained in this agreement shall be deemed to constitute a partnership between the Parties or any of them. Nothing in this agreement is intended to or shall operate to create a partnership or joint venture of any kind between the Parties or any of them, or to authorise any Party to act as agent for any other, and no Party shall have authority to act in the name or on behalf of or otherwise to bind any other in any way (including, but not limited to, the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

23.10	Performance, waiver and release

23.10.1	The failure or delay of a Party at any time or times to require performance of any provision of this agreement shall not affect its right to enforce such provision at a later time.

23.10.2	No waiver by a Party of any condition nor of the breach of any term, covenant, representation, warranty or undertaking contained in this agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or deemed to be or construed as the waiver of breach of any other term, covenant, representation, warranty or undertaking in this agreement.

23.10.3	Any liability to a Party under this agreement may in whole or in part be released, compounded or compromised or time or indulgence given by such Party in its absolute discretion as regards any other Party under such liability without in any way prejudicing or affecting either its rights against any other Party under the same or a like liability, whether joint and several or otherwise.

23.10.4	A provision of this agreement may only be waived in writing by (or on behalf of) the Party waiving compliance.

23.11	Severance

Each of the provisions of this agreement is severable and distinct from the others and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this agreement shall not be in any way affected or impaired thereby.

23.12	Counterparts

This agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

23.13	Third party rights

The Parties agree that, subject always to and save as expressly provided in the provisions of this clause 23.13, clause 8.7 (Investor Directors entitlement to pass on information), clause 11.1 (Managers’ undertaking to observe terms of Service Agreements), clause 11.2 (covenants for the benefit of Group Companies), clause 12.6 (Waiver of claims by Initial Core Managers), clause 19.2 (New Securities Holder who enters into a Deed of Adherence) and clause 23.5 (successors to, and assigns of, the Parties):

23.13.1	no term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 or otherwise by a third party; and

23.13.2	notwithstanding that any term of this agreement may be or become enforceable by a third party, the terms of this agreement or any of them may be varied in any way or waived or this agreement may be rescinded (in each case) without the consent of any such third party.

23.14	Limited recourse

The Parties acknowledge that Bedell Trustees Limited (the “Trustee”) is entering into this agreement in its capacity as trustee of the Cabot Holdings S.à r.l. Employee Benefit Trust (the “Trust”) and agree that, save in the case of the fraud, misconduct or negligence of the Trustee, no Party or Parties will have any recourse to any assets held by the Trustee in its personal or any other capacity (excluding the assets of the Trust) and the recourse of the Parties against the Trustee under or in connection with this agreement shall be limited to the net value of the Trust Fund (as defined in the trust deed of the Trust) which has not been allocated, appointed, paid or applied to or for the benefit of any Beneficiary (as defined in the trust deed of the Trust) by the Trustee less all other liabilities (both secured and unsecured) properly payable from the Trust Fund which is in the possession or under the control of the Trustee from time to time.

24	Notices

24.1	Any notice or other communication given in connection with this agreement:

24.1.1	shall be in writing and signed by or on behalf of the Party giving it; and

24.1.2	shall be given by:

24.1.2.1	leaving it by hand (including by courier) at; or

24.1.2.2	sending it by special delivery post to; or

24.1.2.3	sending it by international signed-for airmail (in the case of an address for service outside the United Kingdom) to; or

24.1.2.4	sending it by fax to;

the relevant address or number and marked for the attention of the relevant Party set out in this agreement or such other address or fax number as may be notified in writing from time to time by the relevant Party to the other Parties.

24.2	Any such notice shall be deemed to have been received if:

24.2.1	left by hand, at the time of leaving it; and

24.2.2	sent by special delivery post, 24 hours from the date of posting; and

24.2.3	sent by airmail, five days from the date of posting; and

24.2.4	sent by fax, at the time of transmission;

provided that if deemed receipt occurs before 9.00 am on a Business Day the notice shall be deemed to have been received at 9.00 am on that day, and if deemed receipt occurs after 5.00 pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00 am on the next Business Day. For the purpose of this clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent and references to time are to the time in the place of receipt.

24.3	In proving service it shall be sufficient to prove that the notice was addressed to the address, fax number or email address of the relevant Party set out in this agreement (or as otherwise notified by that Party under this agreement) and that, if:

24.3.1	left by hand, that the envelope containing the document was left at the relevant address; or

24.3.2	sent by post or airmail, that the envelope containing that document was delivered into the custody of the postal authorities as a special delivery or airmail letter; or

24.3.3	sent by fax, that despatch of the transmission was confirmed.

25	Governing law and jurisdiction

25.1	Subject to clause 25.3, this agreement is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of England.

25.2	The Parties submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this agreement or any of the documents to be entered into pursuant to this agreement (including their formation).

25.3	The Parties agree that if any Party is constituted as a partnership which is registered in any jurisdiction other than England and Wales, the extent of the liability of the partners of such Party in respect of any liability for a breach of this agreement by such Party shall be governed in accordance with the laws of partnership of the relevant jurisdiction.

25.4	Each Party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this agreement (including its formation) being served on it in accordance with the provisions of this agreement relating to service of notices. Nothing contained in this agreement shall affect the right to serve process in any other manner permitted by law.

The Parties have executed this agreement on the date set out at its head.

SCHEDULE 1

The Initial Managers and the EBT

PART 1

Initial Core Managers

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[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART 2

Initial Senior Managers (other than the Initial Core Managers)

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[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART 3

Other Initial Managers and the EBT

[***]

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

The Initial Investors

1	2	3	4
Name	Number of A Shares	Nominal amount of Bridge PECs (£)	Nominal amount of A PECs (£)

Encore	100	—	—

JCF	100	—	—

JCF Luxco	—	24,603,645	—

Investorco	6,983,160	20,396,355	193,073,176

SCHEDULE 3

Restricted Transactions

The following are the matters referred to in clause 10.1:

1	Increase, reduce, alter, convert, consolidate, sub-divide or otherwise vary the share capital of, or alter or vary any of the rights attached to any of the shares from time to time in the capital of any Group Company which is not wholly-owned by another Group Company, or enter into any agreement or arrangement to do the same.

2	Enter into or create any agreement, arrangement or obligation requiring or granting any option or right to require the creation, allotment, issue or transfer of any shares in the capital of any Group Company or securities convertible into shares (other than in either case to another Group Company).

3	Purchase or redeem any of the shares of any Group Company which is not wholly-owned directly or indirectly by the Company or enter into any agreement or arrangement for the same.

4	Alter its articles of association or equivalent constitutional documents or waive any provision thereof.

5	Make any alteration to its name.

6	Pay, make or declare any dividend or other distribution in respect of its profits assets or reserves (other than to a Group Company) or enter into any agreement for the same.

7	Pass any resolution for its winding up or to place it in administration or any equivalent process.

8	Except pursuant to the Indenture or SFA, create or cause or permit to be created or to exist any mortgage, charge, lien (other than liens arising in the ordinary course of business) or other encumbrance whatsoever over the whole or any part of its undertaking property or assets.

9	Acquire a portfolio of receivables for future collection where the consideration to be paid is in excess of £10,000,000.

10	Acquire (i) shares or equivalent interests in any other body corporate or (ii) the whole or any part of the assets or undertaking of any other body corporate or business, in each case other than from another Group Company.

11	Sell, transfer, lease, licence or in any way dispose of (i) any shares in a Group Company or other body corporate or (ii) the whole or a substantial part of its business undertaking or assets whether by a single transaction or a series of transactions, in each case other than from another Group Company.

12	Establish any new subsidiary undertaking or establish a branch outside the United Kingdom

13	In any financial year:

13.1	incur or enter into any commitment to incur any capital expenditure not provided for in the Budget if the estimated amount of such expenditure is for an individual item (together with all related items) in excess of £100,000 or if the estimated amount or aggregate value of capital commitments already incurred or contracted for in that financial year exceeds the budgeted annual amount for that year by more than 5% in aggregate; or

13.2

sell transfer lease license or in any way dispose of any fixed asset or fixed assets not provided for in the Budget if such sale transfer lease licence or disposal is of an individual item (together with all related items) with a net book value in excess of £50,000 or if the aggregate net book value of such sales transfers leases licences or disposals made or contracted for in that financial year exceeds the budgeted annual amount by more than 5% in aggregate.

14	Acquire or dispose of any freehold or leasehold property (other than from or to another Group Company).

15	Enter into any joint venture or partnership agreement or arrangement with any other person firm or company (other than with a Group Company).

16	Enter into any transaction of any nature whatsoever otherwise than by way of bargain on arm’s length terms.

17	Enter into any contract of a long-term onerous or unusual nature or assume any material liability otherwise than in the ordinary course of business.

18	Except for or pursuant to the SFA or Indenture or by way of trade credit or under company credit card arrangements in the ordinary course of business or as contemplated by the Business Plan or a Budget, incur or enter into any agreement to obtain, any borrowing, advance, credit, finance or other indebtedness or liability in the nature of borrowing or provide any guarantee, indemnity or security for the borrowing or indebtedness of any other person.

19	Make any loan to or enter into any guarantee or stand surety for the obligations of any third party (other than a Group Company) or enter into any agreement for the same (save for any credit given in the ordinary course of trading).

20	Make or permit any substantial alteration (including cessation) to the general nature of the business carried on or proposed to be carried on by it at the date of this agreement.

21	Undertake any merger or demerger or reconstruction or amalgamation or enter into any scheme of arrangement.

22	Initiate or settle any litigation or arbitration (except relating to debt collection in the ordinary course of business or employee litigation claims (other than against a Manager or Senior Employee) not exceeding £50,000 in any financial year).

23	Appoint or remove of any director or other officer of any Group Company (including the Investor Directors) or make any variation in the remuneration or other benefits or terms of service of such director or other officer (other than as provided for in this agreement).

24	Constitute or appoint any committee of its board of directors or delegate any powers to such a committee (other than the Remuneration and Nomination Committee or Audit Committee in accordance with clause 3.9).

25	Appoint or remove the auditors or any other professional advisers of any Group Company (provided that this restriction shall not apply to the reappointment of the existing auditors).

26	Make any change in its accounting reference date or to any of the accounting policies in force at the date of this agreement, save as required by law or approved by the Audit Committee.

27	Use the name of the Investors or JC Flowers & Co LLC or JCF in any context whatsoever or hold itself out as being connected or associated with JCF in any manner whatsoever, except for factually correct references to its being an investor in the Group.

28	Establish any pension, retirement, death or disability or life assurance scheme or any share option scheme or employee share scheme or profit sharing bonus or incentive scheme or similar scheme for the benefit of its employees or any section of its employees or make any material variation to any such scheme.

29	Except where approved by the Remuneration and Nomination Committee, enter into, terminate or vary any contract, agreement or arrangement with a Manager or a connected person or Related Party of a Manager (including the persons to whom a Manager has transferred any Shares in accordance with paragraph 2.1.2 of schedule 4) or in which the Manager or any such persons is otherwise interested.

30	Except where approved by the Remuneration and Nomination Committee, enter into any contract of employment or consultancy agreement with (or make any change to the terms of employment or engagement or to the emoluments of):

30.1	any of the Managers; or

30.2	any Senior Employee.

31	Enter into any contract of employment or consultancy agreement which cannot be terminated by the Group Company concerned by six months’ notice or less without giving rise to any claim (other than a statutory claim) for damages or compensation against that Group Company.

32	Determine whether any Employee who ceases to be such an Employee is (i) a Good Leaver in circumstances in which he would otherwise be a Bad Leaver or an Intermediate Leaver or (ii) an Intermediate Leaver in circumstances in which he would otherwise be a Bad Leaver.

33	Enter into any agreement with any tax authority or make any claim, disclaimer, election or consent for tax purposes other than in the ordinary course of business.

34	Adopt the annual budget of the Group in respect of any financial year.

35	Enter into, vary or terminate any contract, agreement or arrangement with AnaCap Financial Partners LLP or their connected persons, funds managed or advised by AnaCap Financial Partners LLP or their connected persons or companies controlled by such funds or their connected persons.

36	Enter into, terminate or vary any contract, agreement or arrangement with a Shareholder or Related Party of a Shareholder or in which Shareholder or Related Party of a Shareholder is otherwise interested.

SCHEDULE 4

Transfer of Securities

1	General

1.1	If the Company refuses to register the transfer of a Security on the basis that such transfer is not permitted by the provisions of this schedule 4 or clauses 19 or 21.1 or 21.2, it shall send to the proposed transferor notice of refusal, together with the reasons for the refusal, as soon as practicable.

1.2	For the purpose of ensuring that a transfer of Securities is authorised under this schedule 4, the Company may from time to time require any Shareholder to provide to the Company such information as it may reasonably request. The Company may refuse to register the relevant transfer until such information is supplied.

2	Permitted transfers

2.1	Transfers by Managers

2.1.1	A Manager and his Related Parties may:

2.1.1.1	at any time transfer Securities to any person with Investor Consent; or

2.1.1.2	if the Investors shall fail to acquire his B Shares and B PECs when required under the provisions of paragraph 7, transfer such B Shares and B PECs to any person following prior notification in writing to the Investors.

2.1.2	A Manager and his Related Parties may at any time transfer:

2.1.2.1	B Shares or PECs; or

2.1.2.2	if:

(i)	Investor Consent (such Investor Consent not to be unreasonably withheld or delayed) has been given; or

(ii)	he (or the Manager in relation to whom he or it is a Related Party) is a Good Leaver and either the Bidco Board has not given notice in accordance with paragraph 3.1 within 12 months of his Cessation Date in respect of such Securities or such notice was given but the Securities were not acquired pursuant to it,

C Shares, in each case during his lifetime or by way of testamentary disposition to:

2.1.2.3	a Family Member of that Manager (or of the Manager in relation to whom the transferor is a Related Party) aged 18 or more and to whom the Manager or Related Party is transferring the entire beneficial interest in such Securities;

2.1.2.4	trustees of a Family Trust of that Manager (or of the Manager in relation to whom the transferor is a Related Party) to whom the Manager or Related Party is transferring the entire beneficial interest in such Securities, provided in each case that if:

2.1.2.5	any Relevant Securities held by trustees cease to be held on a Family Trust of the Manager from whom Securities were originally acquired by such trustees; or

2.1.2.6	a person holding Relevant Securities ceases by reason of death, divorce or dissolution of civil partnership to be a Family Member of the Manager from whom Securities were originally acquired by such person, whether directly or indirectly through a series of two or more transfers; or

2.1.2.7	a person holding Relevant Securities who is a Family Member of the Manager from whom Securities were originally acquired by such person, whether directly or indirectly through a series of two or more transfers, becomes a Patient, the member holding the Relevant Securities shall without delay after becoming aware of the event notify the Company in writing that that event has occurred and the member shall, if required to do so by the Bidco Board (with Investor Consent) by notice in writing, procure the transfer of all Relevant Securities to the Manager from whom Securities were originally acquired by the relevant Family Member or the relevant trustees of a Family Trust (as the case may be) and provide evidence of such transfer to the Company not later than 20 Business Days after the date of such notice.

2.1.3	If a holder of Securities, having become bound to procure the transfer of any Relevant Securities under the provisions of paragraph 2.1.2 shall fail to do so, the Bidco Board (with Investor Consent) may authorise any individual to execute on behalf of and as agent or attorney for the relevant Securities holder any instrument of transfer or other document necessary to effect the transfer of the Relevant Securities and the Company shall register the Manager Nominee as the holder of the Relevant Securities on behalf of the relevant Manager.

2.1.4	A Manager and his Related Parties may at any time transfer Securities pursuant to clauses 5.6 or 13 or paragraphs 3, 4, 5 and 7 of this schedule.

2.2	Transfers by trustees of Family Trusts

Where Securities have been transferred under paragraph 2.1.2 or under this paragraph 2.2 to trustees of a Family Trust of an Employee, or have been issued to trustees of a Family Trust of an Employee in accordance with clause 5, the trustees and their successors may transfer all or any of the Relevant Securities as follows:

2.2.1	on any change of trustees, the Relevant Securities may be transferred to the trustees from time to time of the Family Trust concerned; and

2.2.2	pursuant to the terms of such Family Trust or in consequence of the exercise of any power or discretion vested in the trustees or any other person, all or any of the Securities may be transferred to the trustees from time to time of any other Family Trust of the same Manager or to any Family Member of the relevant Manager or deceased or former Manager who has become entitled to the Securities proposed to be transferred and is aged 18 or more; and

2.2.3	pursuant to clauses 5.6 or 13 or paragraphs 3, 4, 5 and 7 of this schedule.

2.3	Transfers to/by the Manager Nominee

2.3.1	On or before any acquisition by the Manager Nominee of any Securities to hold for another person, the Manager Nominee and the person concerned shall enter into a nominee agreement substantially in the form of the Manager Nominee Agreement.

2.3.2	The Manager Nominee shall not transfer any Securities to any person (including to any Manager or the EBT) without Investor Consent or pursuant to clause 13 or paragraphs 4, 5 and 7 of this schedule.

2.3.3	Each of the Managers and the EBT undertakes that it will not call for or otherwise require that legal title to any Securities held on its behalf by the Manager Nominee to be or are transferred to any person without Investor Consent.

2.4	Transfers by an Investor

An Investor may at any time transfer any Securities:

2.4.1	to any person with Manager Consent;

2.4.2	to any company which is from time to time a parent undertaking of that Investor or a subsidiary undertaking of that Investor or of any such parent undertaking (but excluding for these purposes any portfolio companies in which any such Investor or undertaking has invested (directly or indirectly) from time to time) provided that:

2.4.2.1	if the transferee ceases to be an undertaking to which such a transfer would be permitted by the original Investor, the Investor and transferee shall without delay notify the Company in writing that that event has occurred;

2.4.2.2	the transferee shall, if required to do so by the Bidco Board (with Investor Consent) by notice in writing, procure the transfer of all Securities held by such transferee to the original Investor from whom the Securities were originally acquired and provide evidence of such transfer to the Company not later than 20 Business Days after the date of such notice; and

2.4.2.3	if the transferee, having become bound to procure the transfer of any Securities under the provisions of paragraph 2.4.2.2 shall fail to do so, the Bidco Board (with Investor Consent, which shall not be unreasonably withheld or delayed) shall authorise any individual to execute on behalf of and as agent or attorney for the relevant holder any instrument of transfer or other document necessary to effect the transfer of the relevant Securities and the Company shall register the relevant Investor as the holder of the relevant Securities;

2.4.3	where the Investor is, or holds shares as trustee or nominee for, or otherwise on behalf of, a partnership, unit trust or other fund (however constituted):

2.4.3.1	to the holders of units in, or partners in or members of or investors in such partnership, unit trust or fund;

2.4.3.2	a partnership, unit trust or fund which has the same general partner, manager or adviser as such partnership, unit trust or fund, or whose general partner, manager or adviser is a member of the same group as the general partner, manager or adviser of such partnership, unit trust or fund;

2.4.3.3	to a trustee or nominee for any such partnership, unit trust or fund as is referred to in paragraph 2.4.3.2; or

2.4.3.4	to any body corporate held by or on behalf of any such partnership, unit trust or fund as is referred to in paragraph 2.4.3.2 which is a holding company for its investments (but excluding for these purposes any portfolio companies in which any such Investor or undertaking has invested (directly or indirectly) from time to time) and the proviso to paragraph 2.4.2 shall apply on an equivalent basis should that transferee cease to be so held on the basis that the Securities shall be transferred to another such continuing body corporate or to the partnership, unit trust or fund concerned; or

2.4.4	in accordance with clause 5.6 or to a Relevant Transferee as a result of a transfer of Specified Securities in accordance with paragraphs 4 or 5 of this schedule.

2.5	Transfers by the EBT

2.5.1	The EBT may, with the prior written consent of the Remuneration and Nomination Committee (following consultation with the CEO and with Investor Consent), transfer any Securities to any beneficiary of the EBT.

2.5.2	The EBT may transfer any Securities to any beneficiary of the EBT pursuant to clause 6.3.

2.5.3	The EBT may transfer any Securities pursuant to clause 5.6 or paragraphs 4 and 5 of this schedule.

3	Compulsory transfer by Employees

3.1	If any Employee ceases to be an Employee, the former Employee and each Related Party of the former Employee who holds C Shares and/or D Shares (together the “Compulsory Sellers”) shall, except to the extent otherwise agreed between the Employee, Investor(s) constituting an Investor Majority and the Company, if so required by notice in writing given by the Bidco Board within 12 months of his Cessation Date, be deemed to have offered for sale in accordance with this paragraph 3 some or all of the C Shares and D Shares held by the Compulsory Sellers (irrespective of whether the C Shares and D Shares were so registered at the date of cessation, or were registered subsequently) (the “Sale Shares”) on terms that the price at which each of the Sale Shares shall be offered shall be:

3.1.1	in the case of a Bad Leaver, the lower of (a) Cost and (b) the Prescribed Price;

3.1.2	subject to paragraph 3.9, in the case of an Intermediate Leaver (other than an Initial Core Manager):

3.1.2.1	the Prescribed Price in relation to the Vested Percentage of the Sale Shares; and

3.1.2.2	the lower of (a) Cost and (b) the Prescribed Price in relation to the balance of the Sale Shares,

with the Vested Percentage being 100% if he ceases to be an Employee on or after the second anniversary of the date on which he acquired the Sale Shares and (if he ceased to be an Employee before that second anniversary) being calculated and vesting at the rate of 0.137% for each day in that two year period prior to the Cessation Date;

3.1.3	in the case of a Good Leaver, the Prescribed Price; or

3.1.4	subject to paragraph 3.9, in the case of an Intermediate Leaver who is an Initial Core Manager, the Prescribed Price.

3.2	The Prescribed Price shall mean:

3.2.1	the price per Sale Share agreed between the Company (with Investor Consent) and the Compulsory Sellers to be the market value per Sale Share; or

3.2.2	if no price can be agreed within 10 Business Days of notice being given under paragraph 3.1, the price determined by the Valuer, on the application of and appointed by the Company, which is in the opinion of the Valuer the market value on the Agreed Valuation Basis of the Sale Shares as at the Cessation Date of the relevant Employee.

3.3	The following provisions shall apply in relation to the appointment of the Valuer pursuant to paragraph 3.2:

3.3.1	the Valuer shall act as expert not arbitrator and his engagement and duties shall be governed by English law;

3.3.2	the fees of the Valuer shall be paid as the Valuer shall determine or, if the Valuer makes no such determination, by the Company, provided that if the Valuer determines that the Prescribed Price is more than 10% below the highest value offered or proposed in writing to the Compulsory Sellers by the Company prior to the appointment of the Valuer, the fees of the Valuer shall be paid by the Compulsory Sellers;

3.3.3	the Company shall procure that the Valuer is given all such assistance and access to all such information in its possession or control as the Valuer may reasonably require in order to determine the Prescribed Price; and

3.3.4	the determination of the Prescribed Price by the Valuer shall, in the absence of fraud or manifest error, be final and binding on the Company and the Compulsory Sellers and shall be addressed to each of them (on a reliance basis) in writing.

3.4	Within 5 Business Days following the agreement or determination of the Prescribed Price, the Company shall (on behalf of each holder of Sale Shares) offer such Sale Shares to one or more of the following, at the direction of the Remuneration and Nomination Committee (after consultation with the CEO and with Investor Consent):

3.4.1	Employees; or

3.4.2	prospective Employees; or

3.4.3	the EBT; or

3.4.4	the Company.

3.5	Any offer of Sale Shares under paragraph 3.4 shall remain open for acceptance for at least 20 Business Days commencing on the date of the offer.

3.6	Within 5 Business Days following the expiry of the period for acceptance of such offer the Company shall give notice to the Compulsory Sellers specifying the names of the persons who have accepted the offer to purchase Sale Shares, and the numbers of Sale Shares to be purchased by them respectively.

3.7	Any sale of Sale Shares pursuant to this paragraph 3 must be completed as soon as practicable, and in any event within 10 Business Days of the date of the notice given under paragraph 3.6, by delivery by the Compulsory Sellers a duly executed instrument of transfer (accompanied by the related share certificate, if any, or a customary indemnity if it is lost or mislaid) and payment by the purchaser or purchasers to the Compulsory Sellers of an amount in cash equal to the consideration payable for each Sale Share sold.

3.8	If a Compulsory Seller shall fail to transfer any Sale Shares having become bound to do so under the provisions of this paragraph 3, the Bidco Board (with Investor Consent) may authorise any individual to execute on behalf of and as agent or attorney for that Compulsory Seller any instrument of transfer or other document necessary to effect the required transfer of Sale Shares on the terms of this paragraph 3. The Company’s receipt of the purchase money shall be a good discharge to the purchaser, and the Company shall after that time hold the purchase money for the benefit of the relevant Compulsory Seller, but shall not be bound to earn or pay interest on it, and shall transfer it to such Compulsory Seller as soon as possible thereafter, at its direction

3.9	If an Employee ceases to be an Employee in circumstances that would otherwise make him an Intermediate Leaver (regardless of whether re-categorised as a Good Leaver but including a Bad Leaver re-categorised as an Intermediate Leaver), but such Employee is, either at or after the Cessation Date, in material breach of the provisions of clause 11.2, such Employee shall if so resolved by the Remuneration and Nomination Committee and notified to him in writing, become a Bad Leaver and accordingly:

3.9.1	to the extent that the Sale Shares have not yet been offered for sale in accordance with this paragraph 3, any such offer shall be on terms that the price at which the Sale Shares shall be offered shall be the lower of (a) Cost and (b) the Prescribed Price;

3.9.2	to the extent that the Sale Shares have been offered for sale in accordance with this paragraph 3 but the offer has not yet been accepted, the offer shall be deemed to be adjusted such that the price at which the Sale Shares are offered shall be the lower of (a) Cost and (b) the Prescribed Price; and

3.9.3	to the extent that the transfer of the Sale Shares has been completed in accordance with this paragraph 3, provided such Employee has been notified in writing by the Remuneration and Nomination Committee in accordance with this paragraph 3.9 within three months of the later of (i) the period of 12 months following his Cessation Date and (ii) the date on which the transfer of the Sale Shares has been completed in accordance with this paragraph 3, the Compulsory Sellers shall within ten Business Days of the notification to him by the Remuneration and Nomination Committee referred to above repay to the purchaser of the Sale Shares the amount by which the price paid to the Compulsory Sellers by such purchaser exceeds the lower of (a) Cost and (b) the Prescribed Price of the Sale Shares.

3.10	The Manager Nominee agrees that, for so long as it holds the legal title to Shares for the benefit of an Employee who has ceased to be an Employee (for any reason) or his Related Parties, it shall refrain from exercising the voting rights in respect of such Shares at general meetings of the shareholders of the Company until the beneficial interest in such Shares has been transferred to an Employee or a Related Party of an Employee or the EBT or the Company in accordance with this agreement.

4	[***]

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4.2.2	[***]

4.3	At the option of the holders of the Specified Shares the provisions of this paragraph 4 shall not apply where the provisions of 5 are proposed to be operated.

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6	Prescribed Consideration

6.1	For the purposes of this agreement the Prescribed Consideration shall mean a consideration (whether in cash, securities or otherwise, or in any combination) per Security equivalent to that offered by the Relevant Transferee for each Specified Security taking into account any and all consideration (whether in cash, securities or otherwise) received or receivable by the holder or holders of the Specified Securities and their Related Parties which having regard to the substance of the transaction as a whole can reasonably be regarded as in addition to the price paid or payable for the Specified Securities.

6.2	If the Prescribed Consideration takes the form of securities, the Parties shall procure (in each case to the extent that they are able) that the issuer of the securities (a) grants to each Party entitled to the Prescribed Consideration to be so satisfied registration rights that are substantially equivalent to and pari passu with those granted to the holders of Specified Securities and their Related Parties also receiving equivalent securities in consideration for the Relevant Transfer to which the Prescribed Consideration relates and (b) undertakes to implement those registration rights, if exercised, as soon as reasonably practicable.

6.3	The rights of the C Shares under the Ratchet Provisions will be taken into account when allocating Prescribed Consideration between any Shares being sold under a [***] or [***] to the extent that a Realisation occurs as a result.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7	Option

7.1	If an Initial Core Manager becomes an Intermediate Leaver within six months of the date of this agreement, he shall have an option (the “Option”) to require the Investors to purchase all, but not some only, of the B Shares and B PECs registered in the name of the Manager Nominee on behalf of such Initial Core Manager and his Related Parties (“Option Securities”).

7.2	The Option shall be exercised by the Initial Core Manager delivering written notice to the Investors on or prior to the date falling three months after that Initial Core Manager’s Cessation Date (the “Option Notice”).

7.3	The exercise of the Option shall create a binding obligation on the Investors (in proportion to their respective holdings of A Shares) to buy, and on the Manager Nominee, Initial Core Manager and his Related Parties to sell, full legal and beneficial title to the Option Securities on the terms set out in this paragraph 7.

7.4	The price at which such Option Securities shall be sold (the “Option Price”) shall be the price per Option Security agreed between the Investor Majority and the relevant Initial Core Manager or if no price can be agreed within 10 Business Days of the Initial Core Manager giving the Option Notice, the amount determined by a Valuer, on the application of and appointed by the Investor Majority (failing which the Initial Core Manager) to be in the opinion of the Valuer the value of the Option Securities on the Agreed Valuation Basis as at the date of the Option Notice, provided that the Option Price in respect of any B PECs held by the relevant Individual Core Manager and his Related Parties shall be the higher of (i) their value on the Agreed Valuation Basis as at the date of the Option Notice and (ii) the acquisition cost of such B PECs under the Subscription Agreement excluding any accrued but unpaid interest or yield on such B PECs or any additional B PECs issued in payment of such accrued but unpaid interest or yield.

7.5	The following provisions shall apply in relation to the appointment of the Valuer:

7.5.1	the Valuer shall act as expert not arbitrator and his engagement and duties shall be governed by English law;

7.5.2	the fees of the Valuer shall be paid as the Valuer shall determine or, if the Valuer makes no such determination, by the Company, provided that if the Valuer determines that the Option Price is more than 10% below the highest Option Price offered or proposed in writing to the Initial Core Manager by the Investor Majority prior to the appointment of the Valuer, the fees of the Valuer shall be paid by the Initial Core Manager;

7.5.3	the Company shall procure that the Valuer is given all such assistance and access to all such information in its possession or control as the Valuer may reasonably require in order to determine the Option Price; and

7.5.4	the determination of the Option Price by the Valuer shall, in the absence of fraud or manifest error, be final and binding on the Investors and the Initial Core Manager and shall be addressed to each of them (on a reliance basis) in writing.

7.6	Any transfer of Option Securities pursuant to the exercise of an Option Notice shall occur within 20 Business Days of the Option Price being agreed or determined in accordance with paragraph 7.5, and full legal and beneficial title to such Option Securities shall be transferred to the Investors (in proportion to their respective holdings of A Shares) with full title guarantee free from all encumbrances and the Manager Nominee, the Initial Core Manager and his Related Parties shall execute all such documentation as the Investor Majority may reasonably require in relation to the same.

SCHEDULE 5

Warranties

The Warranties below are given by each Manager in respect of himself only and as at the date he becomes Party (originally or by adherence) to this agreement and references to the Manager shall be construed accordingly.

1	The Manager is free without any impediment whatsoever to enter into and perform his obligations under this agreement and his Service Agreement and there is no other form of agreement or binding obligation to which he is party which might prevent him from entering into or performing his obligations under the same or which might entitle any third person firm or company to bring a claim in relation to the subject matter of this agreement or the Agreement to which he is party.

2	The Manager is not either alone or with any other person or persons engaged, concerned or interested in any way in any other business (whether or not of a similar nature to or competitive with that carried on by any Group Company), provided that there shall be disregarded for the purposes of this paragraph any holding of or beneficial interest in solely for investment purposes not more than three per cent of any securities of any company whose securities are listed, quoted or traded on any recognised investment exchange.

3	The Manager is not to his knowledge suffering from any medical or other condition or disability which would now or may hereafter be likely to impair his ability to perform his duties and responsibilities as a full-time senior executive of a Group Company.

4	Except for or as disclosed in the Transaction Documents, there are no agreements, arrangements or understandings (whether or not legally enforceable) between the Manager (or any person, firm or company in any way directly or indirectly associated with him) and the sellers under the Acquisition Agreement (or any person firm or company in any way directly or indirectly associated or connected with such sellers having any connection or dependence (whether direct or indirect) with or upon the Acquisition Agreement or with or upon any of the transactions contemplated by such agreement).

5	All information contained in his Manager Declaration is true and accurate in all respects and not (whether by reason of any omission or otherwise) misleading.

SCHEDULE 6

Realisation Proceeds

1	The Parties agree that, if a Realisation occurs, they shall procure (and shall procure that the rights attaching to the Shares under the Luxco Articles shall provide) that the Total Equity Proceeds arising from such Realisation shall be allocated to the Shareholders as soon as reasonably practicable following such Realisation in the following order of priority:

1.1	firstly, amounts shall be paid to the Shareholders in proportion to the numbers of such Shares held by them respectively until the D Shareholders shall have received an amount equal to 110% of the amount paid up on (being the subscription cost of) the D Shares held by them;

1.2	secondly, amounts shall be paid to the A Shareholders, B Shareholders and C Shareholders in proportion to the numbers of A Shares, B Shares and C Shares held by them respectively until the Total Equity Proceeds allocated equal the Trigger Equity Proceeds; and

1.3	thirdly, all Excess Equity Proceeds shall be paid to the A Shareholders, B Shareholders and C Shareholders in proportion to the numbers of A Shares, B Shares and C Shares held by them respectively, save that an amount equal to 10% of the Excess Equity Proceeds shall be paid (out of amount that would otherwise be paid pro rata to the A Shareholders and B Shareholders) to the C Shareholders (in addition to their pro rata entitlement) in proportion to the numbers of C Shares held by them.

2	For the purposes of this schedule, the following words and expressions have the following meanings:

2.1	Excess Equity Proceeds: Total Equity Proceeds less Trigger Equity Proceeds;

2.2	Investment Cost: the aggregate of:

2.2.1	£246,324,396 [***] and

2.2.2	all and any additional amounts invested in, advanced or paid to or on behalf of any member of the Group from time to time by the A Shareholders or their Related Parties (whether or not Original Investors) whether by way of share capital, loan or loan capital or any other form of financial investment or contribution (i) including any payment in respect of any obligation of any member of the Group assumed, guaranteed or indemnified by the A Shareholders or their Related Parties (but not the mere assumption of such a guarantee or indemnity or similar commitment); and (ii) excluding (A) any trade credit or credit for deferred payment terms on any consideration or fees owed by a member of the Group to an A Shareholder or Related Party thereof where goods or assets or services have been sold or provided by such A Shareholder or Related Party thereof to a member of the Group and (B) any amounts invested or consideration paid by Encore to acquire Securities and Investorco Securities under the Syndication Documents;

2.3	Investment Receipts: the aggregate of all cash received by the A Shareholders or Related Parties thereof (whether or not Original Investors) from any member of the Group in respect of any Securities held by them or other commitments included in the Investment Cost, including:

2.3.1	£6,980,890.91, which for these purposes shall be deemed to have been so received in cash by the A Shareholders on the date of this agreement;

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3.2	all interest and all other cash receipts from PECs, received in respect of PECs subscribed or acquired as part of the Investment Cost; and

2.3.3	any repayments, redemptions or purchases of PECs or Shares,

but excluding (except to the extent that fees effectively represent consideration received on a Realisation) any (i) fees paid to any advisers or any Investor Directors, (ii) the arrangement fee paid on the Original Completion Date to JC Flowers & Co LLC under clause 14.1 of the Original Investment Agreement, (iii) any monitoring fee permitted by clause 14.3 and (iv) any tax credit arising in respect of any cash receipts;

2.4	Realisation Date: the date on which a Realisation occurs;

2.5	Realisation Value:

2.5.1	in the case of a Flotation, the value of the equity share capital (excluding the D Shares) of the company being listed calculated as the price per share at which the shares in that company are sold or offered in connection with the Flotation (in the case of an offer for sale, being the underwritten price or, if an offer for sale by tender, the striking price under such offer or, in the case of a placing, the price at which shares are sold under the placing) multiplied by the number of Shares which would be in issue immediately following such Flotation, but excluding any Shares issued for the purpose of raising additional or replacement capital for the Company as part of the Flotation arrangements (whether to refinance the payment of loans or for any other reason whatsoever);

2.5.2	in the case of a Sale, the value of the issued Shares in issue at the date of completion of the Sale (including any Shares issued in the context of the Sale arrangements under options or other rights of subscription or conversion) calculated as follows, in combination where relevant:

2.5.2.1	if some or all of the Shares are to be sold by private treaty and the consideration is a fixed cash sum payable in full on completion of the Sale, the Realisation Value of those Shares under such Sale shall be such cash sum;

2.5.2.2	if the Sale consideration is partly in cash and includes the issue of securities accompanied by a cash alternative), the Realisation Value of those Shares under such Sale shall be the cash consideration (or cash alternative price) payable pursuant to such Sale;

2.5.2.3	if the Sale is by private treaty or public offer and the consideration is or includes the issue of securities not accompanied by a cash alternative:

(i)	if the securities rank pari passu with a class of securities already admitted to the Official List of the UK Listing Authority or dealt with on a recognised investment exchange the Realisation Value shall be:

(a)	in the case of a Sale by private treaty, the value attributed to such consideration in the related sale agreement for the terms of such offer; or

(b)

in the case of a Sale by private treaty where there is no such attribution in the related sale agreement or following a public offer, as determined by reference to the value of such consideration by reference to the average middle market quotation of such securities over the five Business Days prior to the day on which the offer for or intention to acquire the Company is first announced by the proposed purchaser; or

(ii)	if the securities do not rank pari passu with such a class, the fair market value of such securities as agreed or determined in accordance with paragraph 3;

provided that:

2.5.2.4	if following completion of the Sale any Shareholder immediately prior to completion of the Sale will still hold Shares, the Realisation Value for such Sale shall include the value of such Shares, which shall be calculated by reference to the same value per Share as is attributed to the Shares pursuant to this paragraph 2.5 which will be sold pursuant to the Sale;

2.5.2.5	to the extent that the Sale includes an element of deferred consideration, then, unless otherwise agreed in writing by Investor Consent and the holders of at least 75% of the issued C Shares immediately prior to the Sale, its value shall be the present value of such deferred consideration on completion of the Sale based on a discount rate of 30% per annum and upon subsequent settlement of the deferred consideration a recalculation of the amounts to be distributed to the selling Shareholders shall take place as of that settlement date to take account of the provisions of this schedule and all necessary adjustments to the amounts distributed shall be duly made; and

2.5.2.6	to the extent that the Sale includes an element of contingent consideration which can only be ascertained by reference to the achievement of future financial targets or other conditions set out in the sale agreement or consideration which is held in escrow and not released to the selling Shareholders until after the date of the Sale then, unless otherwise agreed in writing by Investor Consent and the holders of at least 75% of the issued C Shares immediately prior to the Sale, such consideration shall be disregarded for the purposes of the calculation of the Realisation Value unless and until such contingent consideration is released to the selling Shareholders when a recalculation of the amounts to be distributed to the selling Shareholders shall take place as of that release date to take account of the provisions of this schedule and all necessary adjustments to the amounts distributed shall be duly made; and

2.5.3	in the case of a Liquidation, the net distributions received by each of the Shareholders (and on the occurrence of each such distribution a recalculation of the amounts to be distributed to the Shareholders shall take place to take account of the provisions of this schedule and all necessary adjustments to the amounts distributed shall be duly made);

2.6	Relevant Date: the Realisation Date or (where relevant to a calculation after that date prescribed in this schedule) that later date as the context may require;

2.7	Total Equity Proceeds: the Realisation Value of a Realisation less all costs and expenses reasonably incurred by Shareholders in connection with the Realisation;

2.8	Total Fund Return: shall be calculated as follows:

2.8.1	In respect of each full and/or partial month from the Original Completion Date to the Relevant Date inclusive there shall be ascertained:

2.8.1.1	the total amount in cash of the Investment Cost that month; and

2.8.1.2	the total amount in cash of the Investment Receipts that month,

and the figure (positive or negative) which results from deducting the amount calculated under paragraph 2.8.1.1 from the amount calculated under paragraph 2.8.1.2 above is referred to below as the “cash flow for that month”;

2.8.2	For the purpose of this paragraph 2.8 in calculating the cash flow for that month in which the Relevant Date arises, the A Shareholders and their Related Parties (whether or not Original Investors) shall be deemed to have received in cash on that day, and accordingly there shall be included in the figure to be ascertained under paragraph 2.8.1.2:

2.8.2.1	that proportion of the Realisation Value which would be attributable to the A Shares held by the A Shareholders and their Related Parties (whether or not Original Investors) immediately prior to the Realisation; and

2.8.2.2	the amount paid on the Relevant Date by any member of the Group or, by a purchaser or connected party of a purchaser in the case of a Sale, to the A Shareholders and their Related Parties or other persons to whom any such PECs or loans have been transferred prior to the Relevant Date (whether or not Original Investors) in repayment of or in consideration for the transfer of any PECs or other loans advanced to any member of the Group by the A Shareholders and their Related Parties (whether or not Original Investors), together with any accrued interest and other costs payable to the A Shareholders and their Related Parties and any such transferees (whether or not Original Investors) on repayment or in consideration for the transfer of such PECs and/or loans;

2.8.3	The Total Fund Return is “r” where “r” is the percentage per annum (expressed to 5 decimal places where 1 = 100%) such that the sum of the amounts calculated in accordance with the following formula and ascertained pursuant to this paragraph 2.8 for each full or partial month from the Completion Date to the Relevant Date, inclusive, is zero:

C

(1 + r)n

where

C = cash flow for that month

n = (t-1)/12

t = 1 in respect of dates between the Completion Date and the last day of the calendar month in which the Completion Date falls, 2 in respect of dates in the subsequent calendar month, 3 in respect of dates in the next subsequent calendar month, and so on, and the last period ends on the Relevant Date (or if later and relevant for the purposes of these Articles upon the receipt of the final consideration after completion of a Sale); and

2.9	Trigger Equity Proceeds: the lowest Total Equity Proceeds which (together with other Investment Receipts) result in both the following being achieved:

2.9.1	a Total Fund Return of 30%; and

2.9.2	the aggregate of the Investment Receipts from (and including) the Completion Date until (and including) the Relevant Date being equal to Investment Cost for that period multiplied by 2.25.

3	If there arises any dispute as to the calculation of Realisation Value or Total Fund Return or any other matter relating to the operation of this schedule, the matter shall, on the application of the Investor Majority or a Manager Majority, be determined by a Valuer. The following provisions shall apply in relation to the appointment of the Valuer for these purposes:

3.1.1	the Valuer shall act as expert not arbitrator and his engagement and duties shall be governed by English law;

3.1.2	the fees of the Valuer shall be paid as the Valuer shall determine or, if the Valuer makes no such determination, by the Shareholders party to the dispute pro rata to their allocation of Total Equity Proceeds in accordance with paragraph 1 as determined by the Valuer;

3.1.3	the Shareholders shall be permitted and allowed a reasonable opportunity to make representations to the Valuer prior to his determination of the relevant matter;

3.1.4	the Shareholders and the Company shall procure that the Valuer is given all such assistance and access to all such information in their possession or control as the Valuer may reasonably require in order to determine the matter in dispute; and

3.1.5	any determination by the Valuer shall, in the absence of fraud or manifest error, be final and binding on the Shareholders and shall be addressed to each of them (on a reliance basis) in writing.

4	If a Deemed Realisation takes place in terms that clause 16.2, 16.3 or 16.4 applies, the provisions of this schedule shall be applied with reference to that Deemed Realisation in a manner consistent with its terms and such clause.

5	If there is a return of assets on any of the A Shares, B Shares and C Shares before a Realisation (including without limitation by way of cancellation of Shares or partial liquidation) the proceeds of such return of assets shall be paid to the Shareholders as if the distribution is a distribution/allocation on a Realisation and the provisions of this schedule applied to it.

SIGNED by for and on behalf of ENCORE EUROPE HOLDINGS S.ÀR.L.	)
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SIGNED for and on behalf of JCF III EUROPE HOLDINGS L.P., acting by JCF ASSOCIATES III L.P., its general partner, acting by JCF ASSOCIATES III LTD, its general partner, acting by	)
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SIGNED by (authorised signatory) for and on behalf of JCF III EUROPE S.À R.L	)
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SIGNED by (authorised signatory) for and on behalf of JANUS HOLDINGS LUXEMBOURG S.ÀR.L.	)
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SIGNED by (director) for and on behalf of BEDELL TRUSTEES LIMITED in its capacity as trustee of the EBT	)
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SIGNED by TIM HANFORD (director) for and on behalf of CARAT MANAGER NOMINEE LIMITED	)
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SIGNED by (authorised signatory) for and on behalf of CABOT HOLDINGS S.À R.L	)
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SIGNED by TIM HANFORD (director) for and on behalf of CARAT UK HOLDCO LIMITED	)
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SIGNED by TIM HANFORD (director) for and on behalf of CARAT UK MIDCO LIMITED	)
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SIGNED by TIM HANFORD (director) for and on behalf of CABOT (GROUP HOLDINGS) LIMITED	)
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SIGNED by NEIL CLYNE	) )

SIGNED by STEPHEN MOUND	) )

SIGNED by GLEN CRAWFORD	) )

SIGNED by CHRISTOPHER ROSS-ROBERTS	) )

SIGNED by BENNEDETTA PETO acting by her attorney	) )

SIGNED by DAVID CONNELL acting by his attorney	) )

SIGNED by SEAN WEBB acting by his attorney	) )

SIGNED by WILLEM WELLINGHOFF acting by his attorney	) )

SIGNED by ROB KIENLEN acting by his attorney	) )

SIGNED by STEWART COX acting by his attorney	) )

SIGNED by DEBORAH AUSTIN acting by her attorney	) )

SIGNED by SANDRA GOULDEN acting by her attorney	) )

SIGNED by JASON WALLACE acting by his attorney	) )

SIGNED by STEVEN BLAKELEY acting by his attorney	) )

SIGNED by SUZANNE BARRY acting by her attorney	) )

SIGNED by NAYNESH PATEL acting by his attorney	) )

SIGNED by ANDREW HUGHES acting by his attorney	) )

SIGNED by SEAN CALLOW acting by his attorney	) )

SIGNED by DANIEL MAYO acting by his attorney	) )

SIGNED by JAMES MCGRATH acting by his attorney	) ) )

AGREED FORM DOCUMENT “A” - DEED OF ADHERENCE

Date	201[—]

[                    ]

DEED OF ADHERENCE

to the Investment Agreement relating

to an investment in Cabot Holdings S.àr.l

THIS DEED OF ADHERENCE is made on            201[—]

by [—] of [—] (the “New Securities Holder”) and is a Deed of Adherence referred to in, and is supplemental to, the Investment Agreement.

BACKGROUND

A	It is proposed that the [Manager Nominee on behalf of] the New Securities Holder should by issue or transfer or other devolution be or become a [holder/beneficial owner] of [Investorco] Securities [held by the Manager Nominee].

B	The New Securities Holder has agreed to execute this deed as a pre-condition of such acquisition of [a beneficial interest in] [Investorco] Securities by [the Manager Nominee on behalf of] the New Securities Holder as required by clause 19.1 of the Investment Agreement.

DEED

1	Definitions and interpretation

1.1	The background section forms part of this deed and shall have the same force and effect as if set out in the body of this deed. Any reference to this deed shall include the background section.

1.2	In this deed, the following words and expressions have the following meanings:

Company: Cabot Holdings S.àr.l;

Investment Agreement: the amended and restated investment agreement dated [1 July] 2013 and made between, amongst others, the Initial Investors (as defined therein) (1), the Initial Managers (as defined therein) (2), the Manager Nominee (3), the Company (4), Carat UK Holdco Limited (5), Carat UK Midco Limited (6) and Cabot (Group Holdings) Limited (7);

Investorco Securities: as defined in the Investment Agreement;

Manager Nominee: Carat Manager Nominee Limited;

Parties: the parties to the Investment Agreement from time to time (whether by virtue of having executed the Investment Agreement or having entered into this deed or a deed in a similar form to this deed) and “Party” shall be construed accordingly; and

Securities: as defined in the Investment Agreement.

1.3	In this deed:

1.3.1	any reference to the background section or a clause is to the background section or a clause (as the case may be) of or to this deed;

1.3.2	words and expressions which are defined in the Investment Agreement shall (unless the context requires otherwise) have the same meanings as are given to them in such agreement.

1.4	The clause headings contained in this deed are included for convenience only and do not affect the interpretation of this deed.

2	Condition

The provisions of this deed are conditional upon the [[Manager Nominee/New Securities Holder] being registered as a holder of or acquiring an interest in [Investorco] Securities [as nominee on behalf of the New Securities Holder]][the New Securities Holder acquiring a beneficial interest in Securities held by the Manager Nominee].

3	Adherence

3.1	The New Securities Holder acknowledges undertakes and covenants with, and for the benefit of each of the Parties that [it/he] shall be bound by and will observe and perform all the terms and conditions and obligations (to be observed and performed after the date that this deed becomes unconditional) of, and included in, the Investment Agreement (including, for the avoidance of doubt, the provisions regarding transfers of Securities and Investorco Securities contained in clauses 6, 16 and 19 and schedule 4 of the Investment Agreement) as if the New Securities Holder had been a party to the Investment Agreement and been referred to in it as [a “Core Manager”/a “Senior Manager”/a “Manager”/an “Investor”/an “Investorco Investor”/a “Party”].

3.2	The provisions of this deed shall be enforceable by each of the Company and the Parties (including, for the avoidance of doubt, any person subsequently entering into a Deed of Adherence pursuant to the Investment Agreement) as if the New Securities Holder were a party to the Investment Agreement and had been referred to in the Investment Agreement as [a “Core Manager”/a “Senior Manager”/a “Manager”/an “Investor”/an “Investorco Investor”/a “Party”].

3.3	The Investment Agreement shall take effect for the benefit of the New Securities Holder and shall be enforceable by the New Securities Holder as if [it/he] had been a Party and had been referred to in the Investment Agreement as [a “Core Manager”/a “Senior Manager”/a “Manager”/an “Investor”/an “Investorco Investor”/a “Party”].

3.4	The Parties may rely on and enforce the provisions of this deed for the purposes of the Contracts (Rights of Third Parties) Act 1999.

4	Governing law and jurisdiction

4.1	This deed is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this deed (including its formation) shall also be governed by the laws of England.

4.2	The New Securities Holder submits to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this deed [or any of the documents to be entered into pursuant to this deed] (including [its/their] formation).

4.3	The New Securities Holder irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this deed (including its formation) being served on [it/him] at the address of the New Securities Holder set out at the head of this deed (or at such other address in the United Kingdom as notified by [it/him] for the purpose of the Investment Agreement) in accordance with the provisions of the Investment Agreement relating to service of notices. Nothing contained in this deed shall affect the right to serve process in any other manner permitted by law.

Executed as a deed and delivered on the date set out at its head.

EXECUTED as a DEED by [the NEW SECURITIES HOLDER] acting by [NAME OF DIRECTOR] (director) in the presence of:		)
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Witness:	Signature:

Name:

Address:

Occupation:

AGREED FORM DOCUMENT “B” – MANAGER DECLARATION

DECLARATION

FULL NAME

COMPANY

NOTES:

A	Please answer all questions and if a question is answerable in the negative, please answer “No”. Do not leave any section blank.

B	If insufficient space is provided for completion of any paragraph, additional information may be entered on a separate sheet of paper duly signed and attached to this Declaration.

C	The term “company” includes any company or corporation wherever incorporated.

Personal Details

1	Please state:

1.1	any former surname(s)

1.2	present forename(s) and any former forename(s)

1.3	date of birth

1.4	marital status

1.5	residential address

1.6	nationality and any former nationality, if any

1.7	professional qualifications, if any

Directorships and partnerships

2	Please give the names, addresses and the nature of business of any company of which you are, or have ever been, a director whether executive or non-executive. Please further indicate the date on which you became and, where relevant, ceased to be a director. Are the shares of any of these companies listed, quoted or traded, and if so on which stock exchange or market?

3	If you are a director of another company or involved in the management of or provide services to another company or business please indicate your position and approximately how many hours a week/month this position requires of you.

4	Please give particulars of any partnerships in which you are, or have been, engaged or of any business in which you have acted as principal

Employment Details

5	Please supply a list of the names of your employers from the date on which you commenced work or, if shorter, during the last 10 years and the dates during which you worked for them, together in each case with a short description of your job and your job title and details of your remuneration package over the last year.

6	Please state your reasons for leaving each place of employment.

7	Have you ever been dismissed, suspended or asked to leave your employment for any reason during your working career? If so, please provide full details.

8	If you are subject to any restrictive covenants or other obligations pursuant to any previous employment, please give details.

Shareholdings

9	Please state the names, nature of business and dates of commencement (and, if appropriate, termination) of shareholding, partnership or proprietorship of every company (whether incorporated in the United Kingdom or elsewhere), firm or business of which you or your spouse are now or have at any time been a shareholder, partner or proprietor (other than listed companies where you are or have merely been a shareholder of less than 1% of the issued share capital) particulars of which do not appear in the Declaration of a Director’s Business Activities.

Bankruptcy, debts, convictions and disqualifications

10	Have you at any time been adjudged bankrupt, had a receiving order made against you, had your estate sequestrated, entered into a deed of arrangement with your creditors or had a bankruptcy petition served upon you either in the United Kingdom or elsewhere? If so, state the court in question and, if discharged, the date and conditions on which you were granted your discharge.

11	Please give details of any undischarged debts or obligations incurred by you in excess of £5,000.

12	Have you at any time been a party to a deed of arrangement or made any other form of composition with your creditors? If so, give particulars.

13	Have you ever been the subject of any civil action which has resulted in a finding against you by a court involving any liability in excess of £5,000?

14	Are there any unsatisfied judgments outstanding against you or other actions pending or expected by or against you? If so, give particulars.

15	Have you ever been disqualified by a court from acting as a director of any company, or from acting in the management or the conduct of the affairs of any company?

16	Have you or any of your employers in the last 10 years been censured or disciplined by an organisation, body or authority in relation to your business or professional activities? Are you currently undergoing any investigation or disciplinary procedure?

17	Have you ever been concerned with the management or conduct of affairs of any company which has been, at any time during your involvement, investigated by an inspector appointed under companies legislation or required to produce books and papers to the Secretary of State?

18	Have you ever been concerned with the management or conduct of affairs of any company which, by reason of any matter relating to a time when you were so concerned, has been convicted of any offence in the United Kingdom or elsewhere, or has been the subject of a civil action in the United Kingdom or elsewhere which has resulted in a finding against the company?

19	Have you at any time been convicted in any jurisdiction of any offence whatsoever (excluding traffic offences involving only the imposition of fines and/or penalty points) in particular (whether or not involving fraud or dishonesty) under the Companies Acts, the Bankruptcy Act, the Prevention of Fraud

(Investments) Act, the Protection of Depositors Act 1963, the Financial Services and Markets Act 2000, or any Act relating to taxation? If so, state the court by which you were convicted, the date of conviction and full particulars of the offence and the penalty imposed.

20	Have you, in connection with the formation or management of any body corporate, partnership, or unincorporated institution been adjudged by a court in the United Kingdom or elsewhere civilly liable for any fraud, misfeasance or other misconduct by you towards such a body or company or towards any members thereof? If so, give full particulars.

21	Have you, in the United Kingdom or elsewhere been refused to be admitted to membership to any professional body or been censured or disciplined by any such body to which you belong or belonged or have you held a practising or other certificate of membership subject to conditions? If so, give full particulars.

Administrations, liquidations, receiverships

22	Has any company, firm or business referred to in paragraphs 2, 3 or 4 above at any time had an administration order made or been put into compulsory liquidation or had a receiver appointed? If so, please state in each case the date of the administration order or commencement of winding up or receivership and the amount involved and give an indication of the outcome or current position.

Financial resources

23	Please give details of your estimated net worth and proposed source of management subscription funding, together with bank references where appropriate.

Health

24	Please give details of any current medical condition and any serious disease, physical illness or disability which you have suffered from in the past. Details will be kept confidential, and may, if preferred, be given directly to the Company’s doctor.

General

25	Is there any other information material to your directorship of this company, the omission of which might affect the import of the information contained in this declaration? If so, please give full particulars.

I                                         of                                         declare that the answers to all the above questions are true and complete.

Signature:

Date:                    20[—]

AGREED FORM DOCUMENT “C” – MANAGER NOMINEE AGREEMENT

NOMINEE AGREEMENT

THIS AGREEMENT is made the                    day of            20[—]

BETWEEN:

(1)	CARAT MANAGER NOMINEE LIMITED a company incorporated in England with registered number 8478856 of 1 Kings Hill Avenue, Kings Hill, West Malling, Kent ME19 4UA (“the Nominee”); and

(2)	[Insert name of manager] of [insert address] (“the Beneficial Owner”).

WHEREAS:

(A)	The Nominee and the Beneficial Owner have, [on or around the date of this Agreement,] entered into [—] (together “the Subscription Documents”) pursuant to which the Beneficial Owner has agreed to subscribe or otherwise acquire the securities described in the Schedule to this Agreement (“the Initial Securities” and, together with any further securities accruing to or deriving from them or which it is agreed in writing between the parties will form part of the Securities for the purposes of this Agreement, “the Securities”).

(B)	The Beneficial Owner wishes to appoint the Nominee to hold the Securities on the terms and subject to the conditions set out in this Agreement.

THE PARTIES AGREE as follows:

1.	The Beneficial Owner authorises the Nominee as agent on behalf of the Beneficial Owner to apply for the Initial Securities and request that they should be registered in the name of the Nominee as nominee for the Beneficial Owner. The Beneficial Owner agrees to settle or procure settlement of the required monies or other consideration to be paid or provided in respect of the acquisition of the Initial Securities, at such time and in such manner as that settlement is required under the terms of the Subscription Documents.

2.	The Nominee agrees to act as a bare trustee of the Securities on behalf of the Beneficial Owner and to deal in the Securities and exercise all rights attaching to them in and only in such manner as the Beneficial Owner shall from time to time by notice in writing delivered to the Nominee direct consistently with this Agreement.

3.	The Nominee will promptly deliver to the Beneficial Owner or as the Beneficial Owner shall direct all certificate(s) of title to the Securities (if any) and all notices, accounts, circulars or other communications or documentation received by the Nominee in respect of the Securities or any of them.

4.	The Nominee agrees to procure the payment of all dividends, distributions or other sums arising or due to accrue upon the Securities (including without limitation any interest arising in relation to any debt securities which are subject to this Agreement) to such bank account as the Beneficial Owner shall from time to time direct the Nominee by notice in writing and pending any such direction the Nominee shall hold such monies on trust absolutely for the Beneficial Owner and separately from its other monies.

5.	Subject always to clause 8, the voting rights (if any) attaching to the Securities and the right to give any written consent or approval in the capacity of holder of the Securities, shall be exercisable by the Nominee only in accordance with directions given by the Beneficial Owner by notice in writing delivered to the Nominee and not otherwise.

6.	Subject to clause 8, the Nominee shall act in accordance with the instructions of the Beneficial Owner with respect to the transfer, sale or other disposal of the Securities and shall account to the Beneficial Owner or as the Beneficial Owner by notice in writing delivered to the Nominee shall direct in respect of any sale proceeds arising from such disposal of the Securities and pending any such direction the Nominee shall hold such monies on trust absolutely for the Beneficial Owner.

7.	The realisation of all or any part of the Securities held pursuant to the terms of this Agreement shall take place at such time or times and on such terms as shall be agreed by the Beneficial Owner.

8.	The parties acknowledge that the Securities and the ability to deal with the Securities will be subject to the documentation governing the rights of the Securities and their holders (“the Governing Documentation”). The Beneficial Owner acknowledges and agrees that (a) the Nominee may refuse to carry out any directions of the Beneficial Owner in relation to the Securities or any of them if to do so would result in the Nominee or the Beneficial Owner being in breach of that documentation and (b) the Nominee may be obliged by that documentation, whether or not the Beneficial Owner is in agreement with it, to carry out certain actions [***] or refrain from carrying out certain actions and the Nominee shall be entitled to carry out or refrain from carrying out those actions.

9.	The Nominee agrees that, save as permitted by the Governing Documentation, it and its advisers, managers and agents and their respective employees and officers will keep secret and confidential and (except consistently with this Agreement) not use disclose or divulge to any third party or to enable or cause any person to become aware of any confidential information relating to the existence of this Agreement or the transactions contemplated by it or carried out pursuant to it, but excluding any information which is in the public domain (otherwise than through the wrongful disclosure of the Nominee or an adviser or manager or agent of it or any of their employees or officers) or which they are required to disclose by law or by the rules of any regulatory body to which the Nominee is subject.

10.	The Beneficial Owner will hold harmless and indemnify the Nominee and its directors against any liability, costs, claims, expenses or other losses it or they may suffer or incur by reason of the Nominee acting in accordance with instructions from the Beneficial Owner or otherwise in accordance with this Agreement or the Governing Documentation in relation to the Securities or any of them.

11.	Notices to be delivered under the terms of this Agreement shall be given in writing to the address of the party to whom the notice is to be given as set out at the head of this Agreement or such other address as that party shall notify in writing to the other for the purposes of this Agreement from time to time. A notice shall be deemed to have been served when delivered to such address of the addressee or in person to the Beneficial Owner or (in the case of the Nominee) any director thereof.

12.	This Agreement is governed by English law and the parties to it submit to the non-exclusive jurisdiction of the English courts as regards any dispute arising hereunder.

This Agreement has been executed and delivered as a deed on the date and year first written above.

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE

Details of the Initial Securities

Number/nominal amount of Initial Securities	Class of Initial Security	Issuer of Initial Security

#	#

#	#

#	#

SIGNED for and on behalf of CARAT MANAGER NOMINEE LIMITED as Nominee as a Deed by a director in the presence of:

Witness name:

Witness address:

Witness occupation:

SIGNED by # as Beneficial Owner as a Deed in the presence of:
Witness name:

Witness address:

Witness occupation:

AGREED FORM DOCUMENT “D” – LUXCO ARTICLES

A. PURPOSE – DURATION – NAME – REGISTERED OFFICE

Art. 1 There is hereby established by the current owner of the shares created hereafter and among all those who may become Shareholders in future, a société à responsabilité limitée (hereinafter the “Company”) which shall be governed by the law of 10 August 1915 regarding commercial companies, as amended (the “Law”), by these articles of association and by any subscription and/or shareholders’ agreement as may be entered into between, amongst others, the Shareholders of the Company from time to time (the “Agreement”). Capitalized terms used in these articles of association which are not defined, shall have the meaning given to them in the Agreement.

Art. 2 The purpose of the Company is the holding of interests, in any form whatsoever, in Luxembourg and foreign companies and any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, control and development of its portfolio.

The Company may further guarantee, grant loans, grant security in favour of or otherwise assist the companies in which it holds a direct or indirect participation or which form part of the same group of companies as the Company.

The Company may further act as a general or limited member with unlimited or limited liability for all debts and obligations of partnerships or similar entities.

The Company may, for its own account as well as for the account of third parties, carry out all operations which may be useful or necessary to the accomplishment of its purposes or which are related directly or indirectly to its purpose.

Art. 3 The Company is incorporated for an unlimited duration.

Art. 4 The Company is incorporated under the name of “Cabot Holdings S.à r.l.”.

Art. 5 The registered office of the Company is established in Luxembourg-City. It may be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of a general meeting of its Shareholders. Within the same borough, the registered office may be transferred through resolution of the manager or the board of managers. Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad through resolution of the manager or the board of managers.

B. SHARE CAPITAL – SHARES

Art. 6 The Company’s share capital is set at eighteen thousand five hundred fifty-six British pounds and forty-eight pence (GBP 18,556.48) represented by:

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A1 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A1 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A2 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A2 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A3 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A3Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A4 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A4 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A5 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A5 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A6 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A6 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A7 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A7 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A8 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A8 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A9 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A9 Shares”);

- six hundred and ninety-eight thousand three hundred and thirty-six (698,336) class A10 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class A10 Shares” and all class A 1 to 10 shares together, the “A Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B1 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B1 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B2 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B2 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B3 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B3 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B4 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B4 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B5 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B5 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B6 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B6 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B7 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B7 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B8 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B8 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B9 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B9 Shares”);

- twenty-one thousand one hundred and seventeen (21,117) class B10 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class B10 Shares” and all class B 1 to 10 shares together, the “B Shares”);

- one hundred twenty thousand (120,000) class C1 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C1 Shares”);

- one hundred twenty thousand (120,000) class C2 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C2 Shares”);

- one hundred twenty thousand (120,000) class C3 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C3 Shares”);

- one hundred twenty thousand (120,000) class C4 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C4 Shares”);

- one hundred twenty thousand (120,000) class C5 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C5 Shares”);

- one hundred twenty thousand (120,000) class C6 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C6 Shares”);

- one hundred twenty thousand (120,000) class C7 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C7 Shares”);

- one hundred twenty thousand (120,000) class C8 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C8 Shares”);

- one hundred twenty thousand (120,000) class C9 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C9 Shares”);

- one hundred twenty thousand (120,000) class C10 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class C10 Shares” and all class C 1 to 10 shares together, the “C Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D1 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D1 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D2 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D2 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D3 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D3 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D4 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D4 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D5 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D5 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D6 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D6 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D7 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D7 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D8 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D8 Shares”);

- eighty-eight thousand three hundred and seventy-one (88,371) class D9 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D9 Shares”); and

- eighty-eight thousand three hundred and seventy-one (88,371) class D10 shares with a par value of two tenths of a penny (GBP 0.002) each (the “Class D10 Shares” and all class D 1 to 10 shares together, the “D Shares”)

Each share is entitled to one vote at ordinary and extraordinary general meetings of Shareholders. Notwithstanding the number following the letter of a relevant class of shares, each of the above classes of shares (A, B, C and D) shall be referred to as a “Class of Shares”. All the above shares shall be collectively referred to as the “Shares”.

For the purposes hereof, the holders of A Shares are the “A Shareholders”, the holders of B Shares are the “B Shareholders”, the holders of C Shares are the “C Shareholders”, the holders of D Shares are the “D Shareholders” and all shareholders of the Company are the “Shareholders”.

In addition to the issued capital, there may be set up a premium account to which any premium paid on any Share in addition to its nominal value is transferred. The amount of the premium account may, inter alia, be used to provide for the payment of any Shares which the Company may repurchase from its Shareholder(s), to offset any net realized losses, to make distributions to the Shareholder(s) in the form of a dividend or to allocate funds to the legal reserve. The share premium is freely distributable to the Shareholders by resolutions of the Shareholders’ or by resolutions of the board of managers.

Art. 7 The share capital may be modified at any time by approval of a majority of Shareholders representing three quarters of the share capital at least.

The share capital of the Company may be reduced through the cancellation of Shares including by the cancellation of one or more sub-classes of Shares within a Class of Shares, through the repurchase and cancellation of all the Shares in issue in such sub-class(es). In the case of repurchases and cancellations of sub-classes within Classes of Shares, such cancellations and repurchases shall be made in the reverse numerical order.

Redemption shall be made pro rata between the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, consistently with article 18 and on the basis that where the D Shares have had distributed in respect of them their maximum entitlement under article 18 the aggregate redemption amount of the D Shares to be redeemed shall be one GBP (GBP 1) in aggregate apportioned between the holders of the D Shares redeemed pro rata to their D Shares then redeemed.

Art. 8 The Company will recognize only one holder per share. The joint co-owners shall appoint a single representative who shall represent them towards the Company.

Art. 9 The Company’s shares are freely transferable among Shareholders, except as otherwise set out in the Agreement. Inter vivos, they may only be transferred to new Shareholders subject to the approval of such transfer given by the other Shareholders in a general meeting, at a majority of three quarters of the share capital, and subject to the provisions of the Agreement.

The Company will only recognize a transferee of Shares in the Company as the owner of such Shares and such transferee may only exercise the rights attached to such Shares, if such transfer is in compliance with and if the transferee has expressly agreed to be bound by the Agreement.

In the event of death, the shares of the deceased Shareholder may only be transferred to new Shareholders subject to the approval of such transfer given by the other Shareholders in a general meeting, at a majority of three quarters of the share capital. Such approval is, however, not required in case the shares are transferred either to parents, descendants or the surviving spouse.

Art. 10 The death, suspension of civil rights, bankruptcy or insolvency of one of the Shareholders will not cause the dissolution of the Company.

C. MANAGEMENT

Art. 11 The Company shall be managed by a board of managers composed of at least one class A Manager and one class B Manager, who need not be Shareholders of the Company.

The managers are appointed by the general meeting of Shareholders or by the sole Shareholder, as the case may be, who fix(es) the term of their office. The managers may be dismissed freely at any time by the Shareholders or the sole Shareholder, as the case may be, without there having to exist any legitimate reason (“cause légitime”).

The Company will be bound in all circumstances by the joint signatures of one class A manager and one class B manager or by the joint or single signature of any person to whom such signatory power has been validly delegated.

The board of managers may choose from among its members a chairman, and may choose from among its members a vice-chairman. It may also choose a secretary, who need not be a manager, who shall be responsible for keeping the minutes of the meetings of the board of managers.

The board of managers shall meet upon call by any one manager at the place indicated in the notice of meeting. The chairman shall preside at all meetings of the board of managers, or in the absence of a chairman, the board of managers may appoint another manager as chairman by vote of the majority present at any such meeting.

Written notice of any meeting of the board of managers must be given to the managers at least twenty-four hours in advance of the date foreseen for the meeting, except in case of emergency, in which case the nature and the motives of the emergency shall be mentioned in the notice. This notice may be omitted in case of assent of each manager in writing, by cable, telegram, telex or facsimile, or any other similar means of communication. A special convocation will not be required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of managers.

Any manager may act at any meeting of the board of managers by appointing in writing or by cable, telegram, telex or facsimile another manager as his proxy. A manager may represent more than one of his colleagues.

Any manager may participate in any meeting of the board of managers by conference-call, videoconference or by other similar means of communication allowing all the persons taking part in the meeting to hear one another. The participation in a meeting by these means is equivalent to a participation in person at such meeting.

The board of managers can deliberate or act validly only if at least a majority of the managers is present or represented at a meeting of the board of managers, among which at least one (1) class A manager and one (1) class B manager must be present or represented. Decisions shall be taken by a majority of votes of the managers present or represented at such meeting provided that at least an class A manager and a class B manager vote in favour of a resolution.

The board of managers may, unanimously, pass resolutions by circular means when expressing its approval in writing, by cable, telegram, telex or facsimile, or any other similar means of communication, to be confirmed in writing. The entirety will form the minutes giving evidence of the resolution.

The minutes of any meeting of the board of managers shall be signed by the chairman or, in his absence, by the vice-chairman, or by two managers. Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by the chairman or by two managers or by any person duly appointed to that effect by the board of managers.

The death or resignation of a manager, for any reason whatsoever, shall not cause the dissolution of the Company.

The managers do not assume, by reason of their position, any personal liability in relation to commitments regularly made by them in the name of the Company. They are authorised agents only and are therefore merely responsible for the execution of their mandate.

The board of managers may decide to pay interim dividends on the basis of a statement of accounts prepared by the manager or the board of managers showing that sufficient funds are available for distribution, it being understood that the amount to be distributed may not exceed realized profits since the end of the last fiscal year, increased by carry forward profits and distributable reserves, but decreased by carry-forward losses and sums to be allocated to a reserve to be established by law or by these articles of association.

D. DECISIONS OF THE SOLE SHAREHOLDER – COLLECTIVE DECISIONS OF THE SHAREHOLDERS

Art. 12 Each Shareholder may participate in the collective decisions irrespective of the numbers of shares which he owns. Each Shareholder is entitled to as many votes as he holds or represents shares.

Art. 13 Collective decisions are only validly taken in so far as they are adopted by Shareholders owning more than half of the share capital.

The amendment of the articles of association requires the approval of a majority of Shareholders representing three quarters of the share capital at least.

Art. 14 If the Company has only one Shareholder, such sole Shareholder exercises the powers granted to the general meeting of Shareholders under the provisions of section XII of the Law.

E. FINANCIAL YEAR – ANNUAL ACCOUNTS – DISTRIBUTION OF PROFITS

Art. 15 The Company’s year commences on the first day of January of each year and ends on the last day of December of the same year.

Art. 16 Each year on the last day of December, the accounts are closed and the managers prepare an inventory including an indication of the value of the Company’s assets and liabilities. Each Shareholder may inspect the above inventory and balance sheet at the Company’s registered office.

Art. 17 Five per cent (5%) of the net profit are set aside for the establishment of a statutory reserve, until such reserve amounts to ten per cent (10%) of the share capital.

After allocation to the statutory reserve, the Shareholder(s) shall determine how the remainder of the annual net profits will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the Shareholder(s), in each case subject to the provisions hereof and the terms of the Agreement.

In respect of each distribution of dividend within a Class of Shares that includes sub-classes (A, B, C or D), the amount allocated to this effect shall be distributed within such Class of Shares in the following order of priority:

- each Share of class 1 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point sixty-five per cent (0.65%) per annum of the nominal value of such Share, then,

- each Share of class 2 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point sixty per cent (0.60%) per annum of the nominal value of such Share, then,

- each Share of class 3 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point fifty-five per cent (0.55%) per annum of the nominal value of such Share, then,

- each Share of class 4 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point fifty per cent (0.50%) per annum of the nominal value of such Share, then,

- each Share of class 5 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point forty-five per cent (0.45%) per annum of the nominal value of such Share, then,

- each Share of class 6 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point forty per cent (0.40%) per annum of the nominal value of such Share, then,

- each Share of class 7 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point thirty-five per cent (0.35%) per annum of the nominal value of such Share, then,

- each Share of class 8 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point thirty per cent (0.30%) per annum of the nominal value of such Share, then,

- each Share of class 9 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point twenty-five per cent (0.25%) per annum of the nominal value of such Share, then

- each Share of class 10 within such Class of Shares (if any) shall entitle to a cumulative dividend in an amount of not less than zero point twenty per cent (0.20%) per annum of the nominal value of such Share, (together the “Profit Entitlement”); and

any remaining amount to be distributed after allocation of the Profit Entitlement shall be allocated in whole to all the Shares forming the then last outstanding class of Shares in numerical order.

Between the different classes of shares, any distribution shall be allocated and made in accordance with the provisions of Article 18 as if made on a Realisation.

Art. 18

18.1 The Total Equity Proceeds arising from a Realisation shall be allocated to the Shareholders as soon as reasonably practicable following such Realisation in the following order of priority:

18.1.1 firstly, amounts shall be paid to the Shareholders in proportion to the numbers of such Shares held by them respectively until the D Shareholders shall have received an amount equal to 110% of the amount paid up on (being the subscription cost of) the D Shares held by them;

18.1.2 secondly, amounts shall be paid to the A Shareholders, B Shareholders and C Shareholders in proportion to the numbers of A Shares, B Shares and C Shares held by them respectively until the Total Equity Proceeds allocated equal the Trigger Equity Proceeds; and

18.1.3 thirdly, all Excess Equity Proceeds shall be paid to the A Shareholders, B Shareholders and C Shareholders in proportion to the numbers of A Shares, B Shares and C Shares held by them respectively, save that an amount equal to 10% of the Excess Equity Proceeds shall be paid (out of amounts that would otherwise be paid pro rata to the A Shareholders and B Shareholders) to the C Shareholders (in addition to their pro rata entitlement) in proportion to the numbers of C Shares held by them.

18.2 For the purposes of this Article 18, the following words and expressions have the following meanings:

18.2.1 Excess Equity Proceeds: Total Equity Proceeds less Trigger Equity Proceeds;

18.2.2 Investment Cost: the aggregate of:

18.2.2.1 £246,324,396; and

18.2.2.2 all and any additional amounts invested in, advanced or paid to or on behalf of any member of the Group from time to time by the A Shareholders or their Related Parties (whether or not Original Investors) whether by way of share capital, loan or loan capital or any other form of financial investment or contribution (i) including any payment in respect of any obligation of any member of the Group assumed, guaranteed or indemnified by the A Shareholders or their Related Parties (but not the mere assumption of such a guarantee or indemnity or similar commitment); and (ii) excluding (A) any trade credit or credit for deferred payment terms on any consideration or fees owed by a member of the Group to an A

Shareholder or Related Party thereof where goods or assets or services have been sold or provided by such A Shareholder or Related Party thereof to a member of the Group and (B) any amounts invested or consideration paid by Encore to acquire Securities and Investorco Securities under the Syndication Documents;

18.2.3 Investment Receipts: the aggregate of all cash received by the A Shareholders or Related Parties thereof (whether or not Original Investors) from any member of the Group in respect of any Securities held by them or other commitments included in the Investment Cost, including:

18.2.3.1 £6,980,890.91, which for these purposes shall be deemed to have been so received in cash by the A Shareholders on Syndication Completion;

18.2.3.2 all interest and all other cash receipts from any preferred equity certificates as may be issued by the Company from time to time ( “PECs”), received in respect of PECs subscribed or acquired as part of the Investment Cost; and

18.2.3.3 any repayments, redemptions or purchases of PECs or Shares,

but excluding (except to the extent that fees effectively represent consideration received on a Realisation) any (i) fees paid to any advisers or any Investor Directors, (ii) the arrangement fee paid on the Original Completion Date to JC Flowers & Co LLC under the Original Investment Agreement (iii) any monitoring fee permitted by the Agreement and (iv) any tax credit arising in respect of any cash receipts;

18.2.4 Realisation Date: the date on which a Realisation occurs;

18.2.5 Realisation Value:

18.2.5.1 in the case of a Flotation, the value of the equity share capital (excluding the D Shares) of the company being listed calculated as the price per share at which the shares in that company are sold or offered in connection with the Flotation (in the case of an offer for sale, being the underwritten price or, if an offer for sale by tender, the striking price under such offer or, in the case of a placing, the price at which shares are sold under the placing) multiplied by the number of Shares which would be in issue immediately following such Flotation, but excluding any Shares issued for the purpose of raising additional or replacement capital for the Company as part of the Flotation arrangements (whether to refinance the payment of loans or for any other reason whatsoever);

18.2.5.2 in the case of a Sale, the value of the issued Shares in issue at the date of completion of the Sale (including any Shares issued in the context of the Sale arrangements under options or other rights of subscription or conversion) calculated as follows, in combination where relevant:

18.2.5.2.1 if some or all of the Shares are to be sold by private treaty and the consideration is a fixed cash sum payable in full on completion of the Sale, the Realisation Value of those Shares under such Sale shall be such cash sum;

18.2.5.2.2 if the Sale consideration is partly in cash and includes the issue of securities accompanied by a cash alternative, the Realisation Value of those Shares under such Sale shall be the cash consideration (or cash alternative price) payable pursuant to such Sale;

18.2.5.2.3 if the Sale is by private treaty or public offer and the consideration is or includes the issue of securities not accompanied by a cash alternative:

(i) if the securities rank pari passu with a class of securities already admitted to the Official List of the UK Listing Authority or dealt with on a recognised investment exchange the Realisation Value shall be:

(a) in the case of a Sale by private treaty, the value attributed to such consideration in the related sale agreement for the terms of such offer; or

(b) in the case of a Sale by private treaty where there is no such attribution in the related sale agreement or following a public offer, as determined by reference to the value of such consideration by reference to the average middle market quotation of such securities over the five (5) Business Days prior to the day on which the offer for or intention to acquire the Company is first announced by the proposed purchaser; or

(ii) if the securities do not rank pari passu with such a class, the fair market value of such securities as agreed or determined in accordance with Article 18.3;

provided that:

18.2.5.2.4 if following completion of the Sale any Shareholder immediately prior to completion of the Sale will still hold Shares, the Realisation Value for such Sale shall include the value of such Shares, which shall be calculated by reference to the same value per Share as is attributed to the Shares pursuant to this Article 18.2.5 which will be sold pursuant to the Sale;

18.2.5.2.5 to the extent that the Sale includes an element of deferred consideration, then, unless otherwise agreed in writing by Investor Consent and the holders of at least 75% of the issued C Shares immediately prior to the Sale, its value shall be the present value of such deferred consideration on completion of the Sale based on a discount rate of 30% per annum and upon subsequent settlement of the deferred consideration a recalculation of the amounts to be distributed to the selling Shareholders shall take place as of that settlement date to take account of the provisions of this Article 18 and all necessary adjustments to the amounts distributed shall be duly made; and

18.2.5.2.6 to the extent that the Sale includes an element of contingent consideration which can only be ascertained by reference to the achievement of future financial targets or other conditions set out in the sale agreement or consideration which is held in escrow and not released to the selling Shareholders until after the date of the Sale then, unless otherwise agreed in writing by Investor Consent and the holders of at least 75% of the issued C Shares immediately prior to the Sale, such consideration shall be disregarded for the purposes of the calculation of the Realisation Value unless and until such contingent consideration is released to the selling Shareholders when a recalculation of the amounts to be distributed to the selling Shareholders shall take place as of that release date to take account of the provisions of this Article 18 and all necessary adjustments to the amounts distributed shall be duly made; and

18.2.5.3. in the case of a Liquidation the net distributions received by each of the Shareholders (and on the occurrence of each such distribution a recalculation of the amounts to be distributed to the Shareholders shall take place to take account of the provisions of this Article 18 and all necessary adjustments to the amounts distributed shall be duly made);

18.2.6 Relevant Date: the Realisation Date or (where relevant to a calculation after that date prescribed in this Article 18) that later date as the context may require;

18.2.7 Total Equity Proceeds: the Realisation Value of a Realisation less all costs and expenses reasonably incurred by Shareholders in connection with the Realisation;

18.2.8 Total Fund Return: shall be calculated as follows:

18.2.8.1 In respect of each full and/or partial month from the Original Completion Date to the Relevant Date inclusive there shall be ascertained:

18.2.8.1.1 the total amount in cash of the Investment Cost that month; and

18.2.8.1.2 the total amount in cash of the Investment Receipts that month,

and the figure (positive or negative) which results from deducting the amount calculated under Article 18.2.8.1.1 from the amount calculated under Article 18.2.8.1.2 above is referred to below as the “cash flow for that month”;

18.2.8.2 For the purpose of this Article 18.2.8 in calculating the cash flow for that month in which the Relevant Date arises, the A Shareholders and their Related Parties (whether or not Original Investors) shall be deemed to have received in cash on that day, and accordingly there shall be included in the figure to be ascertained under Article 18.2.8.1.2:

18.2.8.2.1 that proportion of the Realisation Value which would be attributable to the A Shares held by the A Shareholders and their Related Parties (whether or not Original Investors) immediately prior to the Realisation; and

18.2.8.2.2 the amount paid on the Relevant Date by any member of the Group or, by a purchaser or connected party of a purchaser in the case of a Sale, to the A Shareholders and their Related Parties or other persons to whom any such PECs or loans have been transferred prior to the Relevant Date (whether or not Original Investors) in repayment of or in consideration for the transfer of any PECs or other loans advanced to any member of the Group by the A Shareholders and their Related Parties (whether or not Original Investors), together with any accrued interest and other costs payable to the A Shareholders and their Related Parties and any such transferees (whether or not Original Investors) on repayment or in consideration for the transfer of such PECs and/or loans;

18.2.8.3 The Total Fund Return is “r’’ where “r’’ is the percentage per annum (expressed to 5 decimal places where 1 = 100%) such that the sum of the amounts calculated in accordance with the following formula and ascertained pursuant to this Article 18.2.8 for each full or partial month from the Completion Date to the Relevant Date, inclusive, is zero:

C

(1 + r)n

where

C = cash flow for that month

n = (t-1)/12

t = 1 in respect of dates between the Completion Date and the last day of the calendar month in which the Completion Date falls, 2 in respect of dates in the subsequent calendar month, 3 in respect of dates in the next subsequent calendar month, and so on, and the last period ends on the Relevant Date (or if later and relevant for the purposes of this article upon the receipt of the final consideration after completion of a Sale); and

18.2.9 Trigger Equity Proceeds: the lowest Total Equity Proceeds which (together with other Investment Receipts) result in both the following being achieved:

18.2.9.1 a Total Fund Return of 30%; and

18.2.9.2 the aggregate of the Investment Receipts from (and including) the Completion Date until (and including) the Relevant Date being equal to Investment Cost for that period multiplied by 2.25.

18.3 If there arises any dispute as to the calculation of Realisation Value or Total Fund Return or any other matter relating to the operation of this Article, the matter shall, on the application of the Investor Majority or a Manager Majority, be determined by a valuer in accordance with the procedure set out in the Agreement.

18.4 If a Deemed Realisation (as defined in the Agreement) takes place in terms that this Article 18 applies, the provisions of this Article 18 shall be applied (in the manner provided in the Agreement) with reference to that Deemed Realisation.

F. DISSOLUTION – LIQUIDATION

Art. 19 In the event of a dissolution of the Company, the Company shall be liquidated by one or more liquidators, which do not need to be Shareholders, and which are appointed by the general meeting of Shareholders which will determine their powers and fees. The liquidators shall have the most extensive powers for the realisation of the assets and payment of the liabilities.

The surplus, after payment of the liabilities, shall be distributed among the holders of all Classes of Shares in such order of priority and in such amount as is necessary to achieve on an aggregate basis the same economic result as the distribution mechanics set out in Article 18.

Art. 20 All matters not governed by these articles of association shall be determined in accordance with the Law and the Agreement.

EXHIBIT B

FORM OF JOINDER AGREEMENT

[ATTACHED]

Exhibit B

Date

[INVESTOR]

JOINDER AGREEMENT

to the Investors Agreement relating

to an investment in [Investorco]

THIS JOINDER AGREEMENT (the “Agreement”) is made on      [    ]

by [INVESTOR] of [ADDRESS], (the “New Securities Holder”) and is a Joinder Agreement referred to in, and is supplemental to, the Investors Agreement.

BACKGROUND

A	It is proposed that the New Securities Holder should by issue or transfer or other devolution be or become a holder of Company Securities.

B	The New Securities Holder has agreed to execute this Agreement as a pre-condition of such acquisition of Company Securities by the New Securities Holder as required by Section 3.01(d) of the Investors Agreement.

AGREEMENT

1	Definitions and interpretation

1.1	The background section forms part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement shall include the background section.

1.2	In this Agreement, the following words and expressions have the following meanings:

Company: [Investorco];

Investors Agreement: the investors agreement dated [    ] 2013 as amended from time to time and made among: (1) the Company, (2) [the Encore Investor] and (3) JCF III Europe S.Á.R.L;

Parties: the parties to the Investors Agreement from time to time (whether by virtue of having executed the Investors Agreement or having entered into this Agreement or an Agreement in a similar form to this Agreement) and “Party” shall be construed accordingly; and

Company Securities: as defined in the Investors Agreement.

1.3	In this Agreement:

1.3.1	any reference to the background section or a clause is to the background section or a clause (as the case may be) of or to this Agreement;

1.3.2	words and expressions which are defined in the Investors Agreement shall (unless the context requires otherwise) have the same meanings as are given to them in such agreement.

1.4	The clause headings contained in this Agreement are included for convenience only and do not affect the interpretation of this Agreement.

2	Condition

The provisions of this Agreement are conditional upon the New Securities Holder being registered as a holder of or acquiring an interest in Company Securities.

3	Adherence

3.1

The New Securities Holder acknowledges undertakes and covenants with, and for the benefit of each of the Parties that it shall be bound by and will observe and perform all the terms and conditions and obligations (to be observed and performed after the date that this Agreement becomes unconditional) of, and included in, the Investors Agreement (including, for the avoidance of doubt, the provisions regarding transfers of Company Securities contained in Article III of the Investors Agreement) as if the New Securities Holder had been a party to the Investors Agreement and been referred to in it as an “Investor”.

3.2	The provisions of this Agreement shall be enforceable by each of the Company and the Parties (including, for the avoidance of doubt, any person subsequently entering into a Joinder Agreement pursuant to the Investors Agreement) as if the New Securities Holder were a party to the Investors Agreement and had been referred to in the Investors Agreement as an “Investor”.

3.3	The Investors Agreement shall take effect for the benefit of the New Securities Holder and shall be enforceable by the New Securities Holder as if it had been a Party and had been referred to in the Investors Agreement as an “Investor”.

4	Governing law and jurisdiction

4.1	This Agreement is governed by and shall be construed in accordance with the laws of New York.

4.2	The New Securities Holder submits to the exclusive jurisdiction of the courts of New York as regards any claim, dispute or matter arising out of or in connection with this Agreement (including its formation).

4.3	The New Securities Holder irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Agreement (including its formation) being served on it at the address of the New Securities Holder set out at the head of this Agreement (or at such other address in the United States as notified by it for the purpose of the Investors Agreement) in accordance with the provisions of the Investors Agreement relating to service of notices. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

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Executed and delivered on the date first set forth above.

[INVESTOR]

By:
Name:
Title:

Agreed and Accepted:

[INVESTORCO]

By:
Name:
Title: